Exhibit 4.3

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of November 8, 2016 (this “Amendment”), is entered into by and among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties (as defined in the Existing Credit Agreement (as defined below)) party hereto and each Lender party hereto (including the Incremental Lenders and the Replacement Lenders (each, as defined below)) and Citicorp North America, Inc. (“Citi”), as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower has entered into that certain Credit Agreement, dated as of April 30, 2013 (as amended by that certain First Amendment to Credit Agreement dated as of December 11, 2015 and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to the date hereof, the “Existing Credit Agreement”), with the Lenders from time to time party thereto, the Administrative Agent and the other parties party thereto;

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended into the form attached hereto as Exhibit A-1 (the “Amended Credit Agreement”; except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms therein) so as to, among other things, (i) reduce the Applicable Margin payable by the Borrower in respect of the Initial Term Loans and reduce the applicable Eurodollar Rate and Base Rate floors, (ii) increase the Net Senior Secured Leverage Ratio required to be maintained pursuant to Article V (Financial Covenant) of the Existing Credit Agreement, (iii) provide for New Incremental Term Loans in the aggregate principal amount of $500,000,000 (the “2016 Incremental Term Loans”) as set forth in that certain Amended and Restated Commitment Letter, dated as of July 20, 2016, by and among the Borrower and the Second Amendment Arrangers (the “Nola Commitment Letter”) and that certain Second Amended and Restated Commitment Letter, dated as of July 24, 2016, by and among the Borrower and the Second Amendment Arrangers (the “Carl Commitment Letter” and, together with the Nola Commitment Letter, the “Commitment Letters”) and (iv) make certain other amendments in respect of Article VIII (Negative Covenants) of the Existing Credit Agreement;

WHEREAS, each Lender that executes and delivers a signature page to this Amendment hereby agrees to the terms and conditions of this Amendment (each such Lender that has executed and delivered a signature page to this Amendment on or prior to the Consent Deadline (as defined in Section 3 of this Amendment), a “Consenting Lender”);

WHEREAS, the Lenders party hereto constitute (i) at least the Requisite Lenders under the Existing Credit Agreement, (ii) the Requisite Revolving Credit Lenders under the Existing Credit Agreement, (iii) all of the Term Lenders under the Existing Credit Agreement, other than, in the case of clause (iii), the Non-Consenting Lenders (as defined below) and (iv) all Replacement Lenders in respect of any Non-Consenting Lenders;

WHEREAS, each Lender holding Initial Term Loans that does not execute and deliver a signature page to this Amendment on or prior to the Consent Deadline (each, a “Non-Consenting

Lender”) shall assign all of its interests, rights and obligations under the Existing Credit Agreement with respect to its Initial Term Loans to a Replacement Lender pursuant to Section 11.1(c) of the Existing Credit Agreement and Section 2(b) of this Amendment;

WHEREAS, each Person party hereto that elects to make 2016 Incremental Term Loans (each, an “Incremental Lender”) severally (and not jointly) agrees to extend on the Nola Acquisition Funding Date and/or the Carl Acquisition Funding Date (each as defined in Section 2 of this Amendment) 2016 Incremental Term Loans in an aggregate principal amount not to exceed the amount set forth opposite such Person’s name on Schedule I (Commitments) to the Amended Credit Agreement (as in effect on the Second Amendment Effective Date) under the caption “2016 Incremental Term Commitment” (such amount, its “New Incremental Term Commitment”);

WHEREAS, the aggregate proceeds of the 2016 Incremental Term Loans made on the Nola Acquisition Funding Date shall be used by the Borrower solely (i) to finance, in part, the acquisition (the “Nola Acquisition”) of all of the outstanding equity of Odeon and UCI Cinemas Holdings Limited by AMC (UK) Acquisition Limited in accordance with the terms and conditions of the Share Purchase Agreement among the Borrower, AMC (UK) Acquisition Limited, Monterey Capital III Sarl, Odeon and UCI Cinemas Holdings Limited, Odeon and UCI Cinemas Group Limited and the Management Shareholders (as defined therein) dated as of July 12, 2016 (the “Nola Acquisition Agreement”) (including the refinancing (the “Nola Refinancing”) in full of all outstanding indebtedness of Odeon and UCI Cinemas Holdings Limited, including its £90.0 million Revolving Credit Facility Agreement, £300.0 million Senior Secured Notes due 2018 and its €200m Senior Secured Notes due 2018) and to pay the fees, premiums, expenses and other transaction costs in connection with the Nola Acquisition, including OID and upfront fees and (ii) to the extent any portion of the 2016 Incremental Term Loans made on the Nola Acquisition Funding Date remain available following the application of proceeds pursuant to the preceding clause (i), for general corporate purposes; and

WHEREAS, the aggregate proceeds of the 2016 Incremental Term Loans made on the Carl Acquisition Funding Date shall be used by the Borrower solely (i) to finance, in part, the acquisition (the “Carl Acquisition”) of all of the outstanding equity of Carmike Cinemas, Inc. by way of merger with and into Congress Merger Subsidiary, Inc. in accordance with the terms and conditions of the Amended and Restated Agreement and Plan of Merger among the Borrower, Congress Merger Subsidiary, Inc. and Carmike Cinemas, Inc. dated as of July 24, 2016 (the “Carl Acquisition Agreement”) (including the refinancing (the “Carl Refinancing”) in full of all outstanding indebtedness (other than contingent obligations not then due and that by their terms expressly survive the termination of the foregoing) and the termination of all commitments under that certain Credit Agreement dated as of June 17, 2015 by and among Carmike Cinemas, Inc. and the lenders and agents party thereto, as amended, of Carmike Cinemas, Inc.) and to pay the fees, premiums, expenses and other transaction costs in connection with the Carl Acquisition, including OID and upfront fees and (ii) to the extent any portion of the 2016 Incremental Term Loans made on the Carl Acquisition Funding Date remain available following the application of proceeds pursuant to the preceding clause (i), for general corporate purposes.

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NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                            Amendment to Existing Credit Agreement.  Subject to the satisfaction or waiver of the conditions set forth in Section 3 of this Amendment, on the Effective Date, immediately following the assignment by any Non-Consenting Lenders of its Initial Term Loans to a Replacement Lender:

(a)                                 the Existing Credit Agreement shall be amended in the form of the Amended Credit Agreement attached hereto as Exhibit A-1 and any term or provision of the Existing Credit Agreement which is different from that set forth in the Amended Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Amended Credit Agreement; and

(b)                                 the Schedules to the Existing Credit Agreement shall be amended and restated into the form of the schedules attached hereto as Exhibit A-2.

SECTION 2.                            Allocations, Reallocations and 2016 Incremental Term Loans.

(a)                                 Subject to Section 4 below, each Incremental Lender agrees, severally and not jointly, to make 2016 Incremental Term Loans to the Borrower (i) on the date (the “Nola Acquisition Funding Date”) on which the Nola Acquisition is consummated in accordance with the Nola Acquisition Agreement in an aggregate principal amount of (A) up to $500,000,000 if the Nola Acquisition Funding Date occurs prior to the date (“Carl Acquisition Funding Date”) on which the Carl Acquisition is consummated in accordance with the Carl Acquisition Agreement or (B) up to $350,000,000 if the Nola Acquisition Funding Date occurs on or after the Carl Acquisition Funding Date; and (ii) on the Carl Acquisition Funding Date in an aggregate principal amount of up to $150,000,000 provided, that the Carl Acquisition Funding Date occurs on or prior to the Nola Acquisition Funding Date.  For the avoidance of doubt, upon the Carl Acquisition Funding Date $150,000,000 of the 2016 Incremental Term Loans shall be immediately and automatically cancelled in full and all commitments of the Incremental Lenders in respect of the 2016 Incremental Term Loans shall be immediately and automatically cancelled in full following the Nola Acquisition Funding Date.

(b)                                 The Borrower requests, pursuant to (and in accordance with) Section 11.1(c) of the Existing Credit Agreement, that each Non-Consenting Lender assign its Initial Term Loans to any Eligible Assignee reasonably acceptable to the Administrative Agent (collectively, the “Replacement Lenders”).  Each Replacement Lender shall, immediately prior to the effectiveness of this Amendment, purchase the Initial Term Loans of any such Non-Consenting Lender in accordance with Section 11.1(c) of the Existing Credit Agreement.

(c)                                  Payment for the purchase of such Non-Consenting Lender’s Initial Term Loans shall be made by the Replacement Lenders to each Non-Consenting Lender on the Effective Date and (without limitation of the right of the Replacement Lenders to require the further execution of an Assignment and Acceptance Agreement) the receipt of such payment by such Non-Consenting Lender shall be deemed to effectuate the consummation of such purchase and the

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Administrative Agent shall reflect such assignment in the Register.  Each Replacement Lender by its signature hereto consents to the amendments to the Existing Credit Agreement set forth in this Amendment.  Subject to the return by each Non-Consenting Lender of its Term Loan Note (if any) to the Administrative Agent for cancellation, the Borrower shall, if requested by the applicable Replacement Lender, issue and deliver a new Term Loan Note to the applicable Replacement Lender (or its designee) in accordance with the terms of Section 11.2(d) of the Existing Credit Agreement.

(d)                                 Each Term Lender agrees, severally and not jointly, to purchase Term Loans from, or assign Term Loans to, the Administrative Agent, in each case in an amount determined by the Administrative Agent (and notified to such Term Lender prior to the Effective Date) to be necessary in order that, after giving effect to all assignments of Initial Term Loans by Non-Consenting Lenders, all 2016 Incremental Term Loans to be made pursuant to Section 2(a) of this Amendment and all such assignments and purchases of Term Loans described in this Section 2(d), the Term Loans will be held by the Term Lenders ratably in accordance with each Lender’s Ratable Portion.  Notwithstanding anything in the Amended Credit Agreement to the contrary, (i) the Effective Date shall be deemed to be the last day of the then current Interest Period with respect to each Initial Term Loan and a new Interest Period with respect to each Initial Term Loan shall commence on the Effective Date (such new Interest Period to be one month), (ii) the initial Interest Period with respect to any 2016 Incremental Term Loans made to the Borrower on the Nola Acquisition Funding Date shall commence on the Nola Acquisition Funding Date and (iii) the initial Interest Period with respect to any 2016 Incremental Term Loans made to the Borrower on the Carl Acquisition Funding Date shall commence on the Carl Acquisition Funding Date.

(e)                                  Notwithstanding anything herein or in the Existing Credit Agreement to the contrary, the Lenders party hereto waive the payment of any compensation required to be paid pursuant to Section 2.14(d) of the Existing Credit Agreement in respect of the existing Initial Term Loans (to the extent any right to such compensation arises in connection with this Amendment and the transactions contemplated hereby).

SECTION 3.                            Conditions to Effectiveness.  This Amendment (including the Amended Credit Agreement) shall become effective when the following conditions have been satisfied or waived (the “Effective Date”):

(a)                                 The Administrative Agent shall have received counterparts (or written evidence satisfactory to the Administrative Agent (which may include a facsimile or other electronic transmission) that such party has signed a counterpart) of this Amendment duly executed by (i) each Loan Party, (ii) the Administrative Agent and (iii) the Lenders constituting at least the Requisite Lenders under the Existing Credit Agreement, in the case of this clause (iii), prior to 5:00 p.m., New York City time, on October 28, 2016 (the “Consent Deadline”).

(b)                                 The Replacement Lenders shall have, immediately prior to the effectiveness of this Amendment, paid to each Non-Consenting Lender all amounts required to be paid by the applicable Replacement Lender pursuant to Section 11.1(c) of the Existing Credit Agreement in order to give effect to the transaction contemplated by Section 2(c) of this Amendment.

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(c)                                  The Borrower shall have paid all fees and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) of the Second Amendment Arrangers, the Administrative Agent and the Lenders, as applicable, to the extent required pursuant to Section 11.3 of the Existing Credit Agreement or the Second Amendment Engagement Letter, as applicable, and invoiced to the Borrower at least two Business Days prior to the Effective Date.

(d)                                 The Borrower shall have (i) paid all accrued and unpaid interest on the aggregate principal amount of the Initial Term Loans as at the Effective Date and (ii) paid to each Term Lender holding any Initial Term Loans immediately prior to the Effective Date that is a Non-Consenting Lender, if any, all indemnities, cost reimbursements and other Obligations, if any, then due and owing to such Term Lenders under the Loan Documents (prior to the Effective Date).

(e)                                  The Administrative Agent shall have received written opinions of Weil, Gotshal & Manges LLP and counsel to the Loan Parties in each of the jurisdictions listed on Schedule 3.1(a) to the Existing Credit Agreement, in each case, addressed to the Administrative Agent, the Issuers and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to the Administrative Agent).

(f)                                   The Administrative Agent shall have received (i) copies of each Constituent Document of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party; (ii) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver this Amendment or any other Loan Document required to be delivered hereunder and (iii) the resolutions of such Loan Party’s Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party, certified as of the Effective Date by its Secretary or an Assistant Secretary as being in full force and effect without modification or amendment; provided that, in lieu of delivering the Constituent Documents required by clause (i), the Borrower may deliver a certificate of an Responsible Officer certifying that there have been no amendments to those Constituent Documents previously delivered to the Administrative Agent in connection with the Existing Credit Agreement.

(g)                                  No Default or Event of Default shall have occurred and be continuing.

(h)                                 The representations and warranties contained in Article IV of the Amended Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

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(i) To the extent requested in writing to the Borrower at least 5 Business Days prior to the Effective Date, the Replacement Lenders shall have received, at least three days prior to the Effective Date, all documentation and other information relating to the Loan Parties required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

SECTION 4.                            Conditions to Funding.  The obligation of each Incremental Lender to make the 2016 Incremental Term Loans requested to be made by it (i) on the Nola Acquisition Funding Date shall be subject to the satisfaction or due waiver in accordance with Section 11.1 of the Amended Credit Agreement of each of the conditions precedent set forth on Part A of Schedule 1 hereto and (ii) on the Carl Acquisition Funding Date shall be subject to the satisfaction or due waiver in accordance with Section 11.1 of the Amended Credit Agreement of each of the conditions precedent set forth on Part B of Schedule 1 hereto.

SECTION 5.                            Ticking Fees.  As consideration for the commitments and agreements under the Commitment Letters with respect to the 2016 Incremental Term Loans (the “2016 Incremental Term Loan Commitments” ), the Borrower shall pay (or cause to be paid) a non-refundable fee per annum equal to the product of (1)(i) commencing on October 31, 2016 (the “Allocation Date”) until the 30th day following the Allocation Date, 0% of the Applicable Margin for 2016 Incremental Term Loans that are Eurodollar Rate Loans, (ii) commencing on the date 30 days following the Allocation Date until the 60th day following the Allocation Date, 50% of the Applicable Margin for 2016 Incremental Term Loans that are Eurodollar Rate Loans and (iii) thereafter, 100% of the Applicable Margin for 2016 Incremental Term Loans that are Eurodollar Rate Loans plus the Eurodollar Base Rate and (2) the 2016 Incremental Term Loan Commitments, in each case accruing from the date specified above until the earlier of (x) the termination or expiration of the 2016 Incremental Term Loan Commitments (to the extent of such termination or expiration) under the applicable Commitment Letter or the Amended Credit Agreement, as applicable and (y) the later of (A) the Nola Acquisition Funding Date and (B) the Carl Acquisition Funding Date (the “Termination Date”), payable on the Termination Date to each Incremental Lender based on its ratable share of the 2016 Incremental Term Loan Commitments under the Amended Credit Agreement.

SECTION 6.                            2016 Incremental Term Loans.  The parties hereto hereby agree that the 2016 Incremental Term Loans contemplated by this Amendment constitute New Incremental Term Loans incurred pursuant to (and in accordance with) Section 2.19 of the Amended Credit Agreement.  For the avoidance of doubt, the incurrence of the 2016 Incremental Term Loans on the Nola Acquisition Funding Date and/or the Carl Acquisition Funding Date shall constitute a usage of the “Facility Increase Allowance” under clause (y) of the definition thereof (as defined in the Amended Credit Agreement).

SECTION 7.                            Representations. Each Loan Party hereby represents and warrants to the Administrative Agent and Lenders that the execution, delivery, and performance of this Amendment (i) has been duly executed and delivered by each Loan Party and (ii) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that have been or will be, prior to the Effective Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent, and which on the Effective Date will be in full force and effect and, with

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respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

SECTION 8.                            Effect on Loan Documents.  Except as specifically amended herein, all the Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.  The Borrower and the other Loan Parties acknowledge and agree that, on and after the Effective Date, this Amendment and each of the other Loan Documents to be executed and delivered by a Loan Party in connection herewith shall constitute a Loan Document for all purposes of the Amended Credit Agreement.  On and after the Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement, and this Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument.  Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.  For the avoidance of doubt, this Amendment does not constitute a novation or termination by any Loan Party of the Indebtedness and Obligations under the Existing Credit Agreement.

SECTION 9.                            Indemnification.  The provisions of Section 11.4 of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 10.                     Amendments; Severability.

(a)                                 This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each party hereto.

(b)                                 In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 11.                     Reaffirmation.  Each of the Loan Parties party hereto, including each Guarantor, hereby (a) acknowledges and agrees that the 2016 Incremental Term Loans and the Incremental Lenders shall constitute Loans and Lenders, respectively, under the Loan Documents, and that all of such Loan Party’s obligations under the Collateral Documents and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (b) reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties and the guaranties made by it pursuant to the Guaranty, (c) acknowledges and agrees that the grants of security interests by and the guaranties of the

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Loan Parties contained in the Existing Credit Agreement and the Collateral Documents are, and shall remain, in full force and effect after giving effect to this Amendment and the transactions contemplated hereby, and (d) agrees that, on and from the Nola Acquisition Funding Date and/or the Carl Acquisition Funding Date (as applicable), the Obligations shall include the 2016 Incremental Term Loans.

SECTION 12.  GOVERNING LAW; WAIVER OF JURY TRIAL; JURISDICTION; SERVICE OF PROCESS.  THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT.  The provisions of Section 11.12 (Submission to Jurisdiction; Service of Process) of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 13.  Section Titles.  The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.  Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error.  If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

SECTION 14.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed signature page of this Amendment by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Amendment signed by all parties shall be lodged with the Borrower and the Administrative Agent.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AMC ENTERTAINMENT HOLDINGS, INC. as Borrower

By:	/s/ Craig. R. Ramsey
	Name:	Craig R. Ramsey
	Title:	Chief Financial Officer

AMC CARD PROCESSING SERVICES, INC.
AMC CONCESSIONAIRE SERVICES OF FLORIDA, LLC
AMC ITD, INC.
AMC LICENSE SERVICES INC.
AMERICA MULTI-CINEMA, INC.
CLUB CINEMA OF MAZZA, INC.
LOEWS CITYWALK THEATRE CORPORATION
AMC MARYLAND, LLC
AMC STARPLEX, LLC,
as Guarantors

By:	/s/ Craig. R. Ramsey
	Name:	Craig R. Ramsey
	Title:	Chief Financial Officer

Signature Page to
AMC Second Amendment to Credit Agreement

CITICORP NORTH AMERICA, INC.,
as Administrative Agent

By:	/s/ Matt Burke
	Name:	Matt Burke
	Title:	Managing Director

Signature Page to
AMC Second Amendment to Credit Agreement

CITIBANK, N.A.,
as a Lender, an Incremental Lender and a Replacement Lender

By:	/s/ Matthew Burke
	Name:	Matthew Burke
	Title:	Vice President

Signature Page to
AMC Second Amendment to Credit Agreement

SCHEDULE 1

Part A

Conditions Precedent to Funding 2016 Incremental Term Loans on the Nola Acquisition Funding Date

(a)                                  On or before the Nola Acquisition Funding Date, the Administrative Agent shall have received:

(i) a fully executed and delivered Borrowing Notice with respect to the 2016 Incremental Term Loans to be made on the Nola Acquisition Funding Date;

(ii) written opinions of Weil, Gotshal & Manges LLP and counsel to the Loan Parties with respect to any Guarantors which are not Guarantors as of the date of the Nola Commitment Letter that are required to become Guarantors in connection with the Nola Acquisition, addressed to the Administrative Agent, the Issuers and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent;

(iii) with respect to any Guarantors which are not Guarantors as of the date of the Nola Commitment Letter that are required to become Guarantors in connection with the Nola Acquisition (x) copies of each Constituent Document of each such Guarantor, certified as of a recent date by the Secretary of State of the state of organization of such Guarantor, together with certificates of such official attesting to the good standing of each such Guarantor; (y) a certificate of the Secretary or an Assistant Secretary of each such Guarantor certifying the names and true signatures of each officer of such Guarantor that has been authorized to execute and deliver any Loan Document required to be delivered under the Amended Credit Agreement and (z) the resolutions of such Guarantors Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Nola Acquisition Funding Date by its Secretary or an Assistant Secretary as being in full force and effect without modification or amendment; and

(iv) a solvency certificate of the Chief Financial Officer of the Borrower substantially in the form attached as Exhibit B-1 hereto.

(b)                                  Subject to the Funds Certain Provisions (as defined in the Nola Commitment Letter), all documents and instruments required to create and perfect the Administrative Agent’s security interest in the Collateral shall have been executed and delivered by the Borrower and the Guarantors and, if applicable, be in proper form for filing.

(c)                                   The Borrower shall have confirmed to the Administrative Agent that the Nola Acquisition has been consummated or will be consummated substantially concurrently with the funding of the 2016 Incremental Term Loans in accordance with the terms and conditions of the Nola Acquisition Agreement and that the Nola Refinancing has been consummated or will be consummated substantially concurrently with the funding of the 2016 Incremental Term Loans and all commitments, security interests and guarantees in connection therewith shall have been terminated and released (or have been authorized to be released pursuant to customary payoff letters and other customary documentation).

(d)                                  To the extent invoiced (in the case of costs and expenses) at least two Business Days prior to the Nola Acquisition Funding Date, all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated by the Nola Commitment Letter (and any related fee letters), shall have been paid to the extent due.

(e)                                   The Administrative Agent shall have received, at least three business days prior to the Nola Acquisition Funding Date, all documentation and other information about any Guarantors which are not Guarantors as of the date of the Nola Commitment Letter that are required to become Guarantors in connection with the Nola Acquisition that the Administrative Agent reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, to the extent requested in writing by an Administrative Agent at least ten business days prior to the Nola Acquisition Funding Date.

(f)                                    The Specified Representations (as defined in the Nola Commitment Letter) shall be true and correct in all material respects (or, if qualified by materiality, in all respects).

SCHEDULE 1

Part B

Conditions Precedent to Funding 2016 Incremental Term Loans on the Carl Acquisition Funding Date

(a)                                 On or before the Carl Acquisition Funding Date, the Administrative Agent shall have received:

(i) a fully executed and delivered Borrowing Notice with respect to the 2016 Incremental Term Loans to be made on the Carl Acquisition Funding Date;

(ii) written opinions of Weil, Gotshal & Manges LLP and counsel to the Loan Parties with respect to any Guarantors which are not Guarantors as of the date of the Carl Commitment Letter that are required to become Guarantors in connection with the Carl Acquisition, addressed to the Administrative Agent, the Issuers and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent;

(iii) with respect to any Guarantors which are not Guarantors as of the date of the Carl Commitment Letter that are required to become Guarantors in connection with the Carl Acquisition (x) copies of each Constituent Document of each such Guarantor, certified as of a recent date by the Secretary of State of the state of organization of such Guarantor, together with certificates of such official attesting to the good standing of each such Guarantor; (y) a certificate of the Secretary or an Assistant Secretary of each such Guarantor certifying the names and true signatures of each officer of such Guarantor that has been authorized to execute and deliver any Loan Document required to be delivered under the Amended Credit Agreement and (z) the resolutions of such Guarantors Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Carl Acquisition Funding Date by its Secretary or an Assistant Secretary as being in full force and effect without modification or amendment; and

(iv) a solvency certificate of the Chief Financial Officer of the Borrower substantially in the form attached as Exhibit B-1 hereto.

(b)                                  Subject to the Funds Certain Provisions (as defined in the Carl Commitment Letter), all documents and instruments required to create and perfect the Administrative Agent’s security interest in the Collateral shall have been executed and delivered by the Borrower and the Guarantors and, if applicable, be in proper form for filing.

(c)                                   The Borrower shall have confirmed to the Administrative Agent that the Carl Acquisition has been consummated or will be consummated substantially concurrently with the funding of the 2016 Incremental Term Loans in accordance with the terms and conditions of the Carl Acquisition Agreement and that the Carl Refinancing has been consummated or will be consummated substantially concurrently with the funding of the 2016 Incremental Term Loans and all commitments, security interests and guarantees in connection therewith shall have been terminated and released (or have been authorized to be released pursuant to customary payoff letters and other customary documentation).

(d)                                  To the extent invoiced (in the case of costs and expenses) at least two Business Days prior to the Carl Acquisition Funding Date, all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated by the Carl Commitment Letter (and any related fee letters), shall have been paid to the extent due.

(e)                                   The Administrative Agent shall have received, at least three business days prior to the Carl Acquisition Funding Date, all documentation and other information about any Guarantors which are not Guarantors as of the date of the Carl Commitment Letter that are required to become Guarantors in connection with the Carl Acquisition that the Administrative Agent reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, to the extent requested in writing by an Administrative Agent at least ten business days prior to the Carl Acquisition Funding Date.

(f)                                    The Specified Representations (as defined in the Carl Commitment Letter) shall be true and correct in all material respects (or, if qualified by materiality, in all respects) and the Acquisition Agreement Target Representations (as defined in the Carl Commitment Letter) shall be true and correct in all respects to the extent required by the Funds Certain Provisions (as defined in the Carl Commitment Letter) (except in the case of any such Acquisition Agreement Target Representation that expressly relates to a given date or period, such Acquisition Agreement Target Representation shall be true and correct in all respects as of such date or period, as the case may be).

(g)                                   Since March 3, 2016, there shall not have been any Circumstance (as defined below) that have had, or would reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect (as defined below) and that are continuing.

“Target Material Adverse Effect” means a material adverse effect on (i) the financial condition, business, assets, liabilities or results of operations of Carmike Cinemas, Inc. (the “Target”) and its Subsidiaries (as defined in the Carl Acquisition Agreement as in effect on the date of the Carl Commitment Letter), taken as a whole, or (ii) the ability of the Target and its Subsidiaries to consummate the transactions contemplated by the Carl Acquisition Agreement, in each case, excluding any effect resulting from any Circumstance involving, resulting from, relating to or with respect to (A) changes in GAAP (as defined in the Carl Acquisition Agreement as in effect on the date of the Carl Commitment Letter) or any other accounting requirements applicable to the industry in which the Target or any of its Subsidiaries operates, (B) financial, securities, debt or financing of its Subsidiaries operate, (D) changes in Applicable Law (as defined in the Carl Acquisition Agreement as in effect on the date of the Carl Commitment Letter) of general applicability to companies in the industry in which the Target or any of its Subsidiaries operate, or any official interpretation thereof by a Governmental Authority (as defined in the Carl Acquisition Agreement as in effect on the date of the Carl

Commitment Letter), (E) acts or declarations of war or other armed hostilities, sabotage, terrorism (including cyber-terrorism or cyber-attacks) or natural disasters or weather-related events or conditions, (F) the execution and delivery of the Carl Acquisition Agreement or the announcement or consummation of the transactions contemplated by the Carl Acquisition Agreement or the identity of, or any facts or circumstances relating to, the Borrower, including the impact thereof on the relationships, contractual or otherwise, of the Target or any of its Subsidiaries with employees, customers, suppliers or other Third Parties (as defined in the Carl Acquisition Agreement as in effect on the date of the Carl Commitment Letter) by the Carl Acquisition Agreement, (G) any failure by the Target or any of its Subsidiaries to meet any internal or published estimates, budgets, projections, forecasts or predictions of financial performance for any period, including as a result of any failure of the Target or any of its Subsidiaries to realize the anticipated benefits of any business-related launch, initiative or roll-out (it being agreed that the underlying cause of any such failure described in this clause (G), unless expressly excluded by another clause of this definition, may be considered in determining whether or not a Target Material Adverse Effect has occurred), (H) any action taken (or omitted to be taken) at the written request, or with the written consent, of the Second Amendment Arrangers and the Borrower or Merger Subsidiary (as defined in the Carl Commitment Letter), (I) the price and/or trading volume of the Target’s stock on NASDAQ or any other market in which such securities are quoted for purchase and sale, (J) any action taken by the Borrower, the Target, any of their respective Subsidiaries or Affiliates (as defined in the Carl Acquisition Agreement as in effect on the date of the Carl Commitment Letter), or any Wanda Group Party (as defined in the Carl Acquisition Agreement as in effect on the date of the Carl Commitment Letter) that is required, contemplated or permitted pursuant to the Carl Acquisition Agreement (including pursuant to Section 8.01 of the Carl Acquisition Agreement), including any actions required under the Carl Acquisition Agreement to obtain any approval or authorization under antitrust, competition, trade regulation, or other applicable laws for the consummation of the Merger (as defined in the Carl Commitment Letter), or (K) any litigation, action, suit, proceeding or investigation made or brought by any of the stockholders of the Target (on their own behalf or on behalf of the Target) that assert allegations of a breach of fiduciary duty relating to the Carl Acquisition Agreement, violations of securities laws in connection with the Company Proxy Statement/Prospectus (as defined in the Carl Acquisition Agreement as in effect on the date of the Carl Commitment Letter) or otherwise arising out of any of the transactions contemplated by the Carl Acquisition Agreement; provided, in the case of clauses (A), (B), (C), (D) and (E), such Circumstances may be taken into account in determining whether or not there has been a Target Material Adverse Effect to the extent such Circumstance has a materially disproportionate adverse effect on the Target and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Target and its Subsidiaries operate.

“Circumstance” means any event, change, occurrence, condition, development, state of facts, or circumstance.

EXHIBIT A-1

Amended Credit Agreement

[Attached.]

EXHIBIT A-1 to

Second Amendment

CREDIT AGREEMENT

Dated as of April 30, 2013

among

AMC ENTERTAINMENT HOLDINGS, INC.
as Borrower

and

THE LENDERS AND ISSUERS PARTY HERETO

and

CITICORP NORTH AMERICA, INC.
as Administrative Agent

BANK OF AMERICA, N.A.
as Syndication Agent

BARCLAYS BANK PLC

CREDIT SUISSE SECURITIES (USA) LLC and

HSBC BANK USA, N.A
as Co-Documentation Agents

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED

BARCLAYS BANK PLC

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH and

HSBC SECURITIES (USA), INC.

as Joint Bookrunners

and

CITIGROUP GLOBAL MARKETS INC. and

MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED

as Joint Lead Arrangers

AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO CREDIT AGREEMENT DATED DECEMBER 11, 2015 AND BY THAT CERTAIN SECOND AMENDMENT TO CREDIT AGREEMENT DATED NOVEMBER 8, 2016

i

(continued)

(continued)

(continued)

Schedules

Schedule I	—	Commitments
Schedule II	—	Applicable Lending Offices and Addresses for Notices
Schedule 1.1	—	Mortgaged Real Property
Schedule 2.4	—	Existing Letters of Credit
Schedule 3.1(a)	—	Opinion Jurisdictions
Schedule 4.2	—	Consents
Schedule 4.3(a)	—	Ownership of Subsidiaries
Schedule 4.3(b)	—	Borrower Information
Schedule 4.7	—	Litigation
Schedule 4.14	—	Insurance
Schedule 4.15	—	Labor Matters
Schedule 4.16	—	List of Plans
Schedule 4.17	—	Environmental Matters
Schedule 4.19	—	Real Property
Schedule 7.14	—	Post-Closing Matters
Schedule 8.1	—	Existing Indebtedness
Schedule 8.2	—	Existing Liens
Schedule 8.3	—	Existing Investments
Schedule 8.4(g)	—	Asset Sales
Schedule 8.8	—	Transactions with Affiliates
Schedule 8.9	—	Limitations on Restrictions on Subsidiary Distributions

Exhibits

Exhibit A	—	Form of Assignment and Acceptance
Exhibit B-1	—	Form of Revolving Note
Exhibit B-3	—	Form of Term Loan Note
Exhibit C	—	Form of Notice of Borrowing
Exhibit D	—	Form of Swing Loan Request
Exhibit E	—	Form of Letter of Credit Request
Exhibit F	—	Form of Notice of Conversion or Continuation
Exhibit G	—	Form of Opinion of Counsel for the Loan Parties
Exhibit H	—	Form of Guaranty

Exhibit I	—	Form of Pledge and Security Agreement
Exhibit J	—	Form of Compliance Certificate
Exhibit K	—	Form of Acceptance and Prepayment Notice
Exhibit L	—	Form of Discount Range Prepayment Notice
Exhibit M	—	Form of Discount Range Prepayment Offer
Exhibit N	—	Form of Specified Discounted Prepayment Notice
Exhibit O	—	Form of Specified Discounted Prepayment Response
Exhibit P	—	Form of Solicited Discounted Prepayment Notice
Exhibit Q	—	Form of Solicited Discounted Prepayment Offer
Exhibit R	—	Form of Affiliated Lender Assignment and Acceptance

v

CREDIT AGREEMENT, dated as of April 30, 2013 (as amended by the First Amendment and by the Second Amendment), by and among AMC ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders and the Issuers, CITICORP NORTH AMERICA, INC. (“Citicorp”), as agent for the Lenders and the Issuers and as agent for the Secured Parties under the Collateral Documents (in such capacity, the “Administrative Agent”) and the other Agents and the Arrangers party hereto.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of April 30, 2013 (the “Original Credit Agreement”), by and among the Borrower, the Lenders party thereto from time to time (the “Original Lenders”) and Citicorp, as administrative agent, the Original Lenders extended certain credit facilities to the Borrower;

WHEREAS, pursuant to the First Amendment, the 2015 Incremental Lenders extended to the Borrower, on the First Amendment Effective Date, the 2015 Incremental Term Loans in an aggregate principal amount of $125,000,000 and the Lenders, the Administrative Agent and the other persons party to the First Amendment agreed to make certain amendments to the terms of the Original Credit Agreement (as amended by the First Amendment, the “First Amended Credit Agreement”), which became effective on the First Amendment Effective Date; and

WHEREAS, the Borrower has requested that the 2016 Incremental Lenders extend, on the Nola Acquisition Funding Date and/or the Carl Acquisition Funding Date (as applicable), the 2016 Incremental Term Loans in an aggregate principal amount of $500,000,000 and that the Lenders, the Administrative Agent and the other persons party to the Second Amendment amend the First Amended Credit Agreement in the form hereof, which amendment shall become effective on the Second Amendment Effective Date as provided in the Second Amendment.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1                                   Defined Terms

As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Discount” has the meaning specified in Section 2.8(f)(iv)(B) (Optional Prepayments).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.8(f)(iv)(C) (Optional Prepayments).

“Acceptance and Prepayment Notice” means an irrevocable written notice delivered pursuant to Section 2.8(f)(iv)(B) (Optional Prepayments) setting forth the Acceptable Discount substantially in the form of Exhibit K (Form of Acceptance and Prepayment Notice).

“Acceptance Date” has the meaning specified in Section 2.8(f)(iv)(B) (Optional Prepayments).

“Account” has the meaning given to such term in the UCC.

“Activities” has the meaning specified in Section 10.10(a) (Activities of Agents’ Group).

“Administrative Agent” has the meaning specified in the preamble to this Agreement.

“Affected Lender” has the meaning specified in Section 2.17(b) (Mitigation Obligations; Substitution of Lenders).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person.  For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Lender” means, at any time, any Lender that is a member of the Wanda Group.

“Affiliated Lender Cap” has the meaning specified in Section 11.2(j) (Assignments and Participations).

“Agent Affiliate” has the meaning specified in Section 10.3 (Posting of Approved Electronic Communications).

“Agents” means, collectively, the Administrative Agent, the Syndication Agent, and the Co-Documentation Agents.

“Agents’ Group” has the meaning specified in Section 10.10(a) (Activities of Agents’ Group).

“Agreement” means this Credit Agreement as amended by the First Amendment and by the Second Amendment (and as otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a Eurodollar Rate or Base Rate floor, or otherwise; provided, that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the Weighted Average Life to Maturity at the time of its incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, amendment fees or other fees paid to one or more arrangers of such Indebtedness.

“Alternative Currency” means any of Canadian Dollars, Euros, Japanese Yen, Pound Sterling and Swiss Francs and any other lawful currency acceptable to the applicable Issuer from time to time.

“AMC Merger” has the meaning specified in Section 8.6(b) (Restrictions on Fundamental Changes).

“Annualized EBITDA” means, with respect to any Person, the Consolidated EBITDA of such Person as of the last day of any Fiscal Quarter (computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters), adjusted as follows: Consolidated EBITDA during any applicable period that is attributable to (a) a division, product line, a particular theatre, a particular screen or other facility used for operations of such Person, which was closed for business or disposed of during a Fiscal Quarter (excluding any theatre closed in the ordinary course of business within 120 days of lease expiration), (b) any Annualized Project opened (or re-opened, as the case may be) or any Person, business or particular theatre acquired by the Borrower or a Subsidiary during a Fiscal Quarter, (c)

any cost savings initiative or (d) any designation of a Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Subsidiary, in each case, shall be determined on a Pro Forma Basis.

“Annualized Project” means, for any period, with respect to any Person and its Subsidiaries, any New Project identified to the Administrative Agent that has been completed, and has completed less than four full Fiscal Quarters of operations, and that is owned by such Person or one of its Subsidiaries.

“Applicable Discount” has the meaning specified in Section 2.8(f)(iii) (Optional Prepayments).

“Applicable Lending Office” means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

“Applicable Margin” means a rate equal to:

(a)                                 with respect to Initial Term Loans, (x) for Base Rate Loans, 1.75% per annum and (y) for Eurodollar Rate Loans, 2.75% per annum.

(b)                                 with respect to the 2016 Incremental Term Loans, (x) for Base Rate Loans, 1.75% per annum and (y) for Eurodollar Rate Loans, 2.75% per annum.

(c)                                  with respect to Initial Revolving Loans, (A) during the period commencing on the Second Amendment Effective Date and ending on the first Business Day after the receipt by the Administrative Agent of the Financial Statements for the first full Fiscal Quarter ending after the Second Amendment Effective Date required to be delivered pursuant to Section 6.1(a) or (b) (Financial Statements), as applicable, with respect to Initial Revolving Loans maintained as (x) Base Rate Loans, a rate equal to 1.50% per annum and (y) Eurodollar Rate Loans, a rate equal to 2.50% per annum, and (B) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable Type of Initial Revolving Loan and the then applicable Net Senior Secured Leverage Ratio (determined as of the last day of the most recently ended Test Period) set forth below:

	REVOLVING LOANS
NET SENIOR SECURED LEVERAGE RATIO	BASE RATE LOANS	EURODOLLAR RATE LOANS
Greater than 1.25 to 1.00	1.50%	2.50%
Less than or equal to 1.25 to 1.00	1.25%	2.25%

Changes in the Applicable Margin resulting from a change in the Net Senior Secured Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective as to all Initial Revolving Loans upon delivery by the Borrower to the Administrative Agent of new Financial Statements pursuant to Section 6.1(a) or (b) (Financial Statements), as applicable.  Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Net Senior Secured Leverage Ratio), if the Borrower shall fail to deliver such Financial Statements within any of the time periods specified in Section 6.1(a) or (b) (Financial Statements), the Applicable Margin from and including the date on which such Financial Statements were required to have been delivered but were not delivered to but not including the date the Borrower delivers to the Administrative Agent such Financial Statements shall equal the highest possible Applicable Margin provided for by this definition.  Notwithstanding the foregoing, (i) at any time prior to the First Amendment Effective Date, the Applicable Margin shall be determined in accordance with the

Original Credit Agreement and (ii) at any time on or after the First Amendment Effective Date but prior to the Second Amendment Effective Date, the Applicable Margin shall be determined in accordance with the First Amended Credit Agreement.

“Applicable Unused Commitment Fee Rate” means 0.50% per annum.

“Approved Electronic Communications” means each notice, demand, communication, item of information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement to the Guaranty, any joinder to the Pledge and Security Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any Financial Statement, financial and other report, notice, request, certificate and other information material; provided, however, that “Approved Electronic Communication” shall exclude (i) any Notice of Borrowing, Letter of Credit Request, Swing Loan Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.8 (Optional Prepayments) and Section 2.9 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III (Conditions to Loans and Letters of Credit) or Section 2.4(a) (Letters of Credit) or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

“Approved Electronic Platform” has the meaning specified in Section 10.3 (Posting of Approved Electronic Communications).

“Approved Fund” means any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, (i) CGMI and MLPFS, in their capacities and joint lead arrangers, (ii) CGMI, MLPFS, Barclays, Credit Suisse and HSBC Securities in their capacities as joint bookrunnners, in each case, under this Agreement, (iii) after the First Amendment Effective Date, the First Amendment Arrangers and (iv) after the Second Amendment Effective Date, the Second Amendment Arrangers.

“Asset Sale” has the meaning specified in Section 8.4 (Sale of Assets).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A (Form of Assignment and Acceptance).

“Auction Agent” means (a) the Administrative Agent, (b) any other nationally-recognized financial institution or advisor employed by the Borrower to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.8 (Optional Prepayments), or (c) any other financial institution or advisor employed by the Borrower (and reasonably acceptable to the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.8(f) (Optional Prepayments); provided, that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Available Amount” means, at any date, the sum, without duplication, of $100,000,000, plus (a) (x) Consolidated EBITDA for the Available Amount Computation Period, minus (y) 1.70 multiplied by Consolidated Interest Expense for the Available Amount Computation Period; plus (b) the aggregate Net Cash Proceeds, including the fair market value of property other than cash (as determined by the board of directors of the Borrower, whose determination shall be conclusive, except that for any property whose fair market value exceeds $10,000,000 such fair market value shall be confirmed by an independent appraisal obtained by the Borrower), received after the relevant issue date by the Borrower from the issuance or sale (other than to any of its Subsidiaries) of shares of Stock of Holdings or, after a Qualifying IPO of the Borrower, the Borrower (other than Disqualified Stock or Permitted Cure Securities) or warrants, options or rights to purchase such shares of Stock, in each case, after the Closing Date (which, in the case of Holdings, the proceeds of which have been contributed to the Borrower); plus (c) the aggregate Net Cash Proceeds, including the fair market value of property other than cash (as determined by the board of directors of the Borrower, whose determination shall be conclusive, except that for any property whose fair market value exceeds $10,000,000 such fair market value shall be confirmed by an independent appraisal obtained by the Borrower), received by the Borrower from debt securities that have been converted into or exchanged for Stock of the Borrower (other than Disqualified Stock) to the extent such debt securities were originally sold for such Net Cash Proceeds plus the aggregate cash received by the Borrower at the time of such conversion, in each case, after the Closing Date; plus (d) the aggregate amount of any capital contributions received by the Borrower or any direct or indirect parent thereof and contributed by such parent to the Borrower (excluding any Permitted Cure Securities), in each case, after the Closing Date minus (e) the aggregate amount of the Available Amount previously utilized pursuant to Section 8.3(k) (Investments) and Section 8.5(g) (Restricted Payments) after the Closing Date.

“Available Amount Computation Period” means, as of any date of determination, the period (taken as one accounting period) from April 1, 2013 to the last day of the most recently ended Test Period.

“Available Credit” means, at any time, (a) the then effective Revolving Credit Commitments minus (b) the aggregate Revolving Credit Outstandings at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means title 11, United States Code.

“Barclays” means Barclays Bank PLC.

“Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

(a)                                 the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;

(b)                                 0.5% per annum plus the Federal Funds Rate; and

(c)                                  the Eurodollar Rate applicable for an Interest Period of one month plus 1.00%;

provided, that in no event shall the Base Rate be less than 1.00% per annum.

“Base Rate Loan” means any Swing Loan or any other Loan during any period in which it bears interest based on the Base Rate.

“BofA” means Bank of America, N.A.

“Borrower” means prior to the consummation of the AMC Merger, AMC Entertainment Inc., a Delaware corporation and from and after the consummation of the AMC Merger, AMC Entertainment Holdings, Inc., a Delaware corporation.

“Borrower Offer of Specified Discounted Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.8(f)(ii) (Optional Prepayments).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.8(f)(iii) (Optional Prepayments).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.8(f)(iv) (Optional Prepayments).

“Borrower’s Accountants” means KPMG LLP or any other independent nationally-recognized public accountants selected by the Borrower.

“Borrowing” means a Revolving Credit Borrowing or a Term Loan Borrowing.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

“Canadian Dollar” means the lawful money of Canada.

“Capital Expenditures” means, for any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP, excluding interest capitalized during construction.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be classified or accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP as in effect on the Closing Date.

“Capital Lease Obligation” means, with respect to any Person as of any date, the amount as of such date of all Consolidated obligations of such Person or any of its Subsidiaries that would be required to be capitalized in accordance with GAAP as in effect on the Closing Date under Capital Leases; for the avoidance of doubt, any obligations relating to a lease that was accounted for by such Person as an operating lease as of the Closing Date and any similar lease entered into after the Closing Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in accordance with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and its Subsidiaries.

“Carl Acquisition” means the acquisition of all of the equity interests of Carmike Cinemas, Inc. by way of merger with and into Congress Merger Subsidiary, Inc. in accordance with the terms and conditions of the Carl Acquisition Agreement.

“Carl Acquisition Agreement” means the Amended and Restated Agreement and Plan of Merger among the Borrower, Congress Merger Subsidiary, Inc. and Carmike Cinemas, Inc. dated as of July 24, 2016.

“Carl Acquisition Funding Date” means the date on which the Carl Acquisition is consummated and, if the Carl Acquisition Funding Date occurs on or prior to the Nola Acquisition Funding Date, the 2016 Incremental Term Loans are funded in an aggregate principal amount of up to $150,000,000; provided, that the Carl Acquisition Funding Date shall occur on or before December 5, 2016 (the “Carl End Date”); provided, further, that if the “End Date” as defined and referenced to in the Carl Acquisition Agreement is extended pursuant to Section 10.01(b)(i) thereof, then the Borrower shall have the right to extend the Carl End Date accordingly up to an additional ninety (90) days by notifying the Second Amendment Arrangers in writing of such election prior to the Carl End Date (prior to giving effect to any such extension).

“Cash Collateral Account” means any Deposit Account or Securities Account that is (a) established by the Administrative Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Loan Parties or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as the Administrative Agent may determine in its sole discretion, (c) in the name of the Administrative Agent (although such account may also have words referring to the Borrower and the account’s purpose), (d) under the control of the Administrative Agent and (e) in the case of a Securities Account, with respect to which the Administrative Agent shall be the Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto.

“Cash Equivalents” means at any time: (a) any evidence of Indebtedness with a maturity of twelve months or less issued or directly and fully guaranteed or insured by the United States or guaranteed by a government that is a member of the Organization for Economic Cooperation and Development (“OECD Country”) or any agency, instrumentality, state or political subdivision thereof which is rated “A-” or better by S&P; (b) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances with a maturity of twelve months or less of, or dollar deposits in, any financial institution that is a member of the Federal Reserve System or an applicable central bank of an OECD Country having a combined capital and surplus and undivided profits of not less than $500,000,000; (c) commercial paper with a maturity of twelve months or less rated at least “A-1” (or its equivalent) by S&P or at least “P-1” (or its equivalent) by Moody’s; (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States or issued by any agency thereof and backed by the full faith and credit of the government of the United States, in each case maturing within one year from the date of acquisition, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; (e) qualified purchaser funds regulated by the exemption provided by Section 3(c)(7) of the Investment Company Act of 1940, as amended, which funds possess a “AAA” rating from at least two nationally recognized agencies and provide daily liquidity; (f) money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition; (g) instruments equivalent to those referred to in clauses (a) through (f) above denominated in Pesos, Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and (h) auction rate securities issued by any domestic corporation or any domestic government instrumentality, in each case rated at least “A-1” (or its equivalent) by S&P or at least “P-1” (or its equivalent) by Moody’s and maturing within six months of the date of acquisition (or with interest rates or dividend yields that are re-set at least every 35 days).

“Cash Management Document” means any certificate, agreement or other document executed by any Loan Party in respect of the Cash Management Obligations of any Loan Party.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided after the Closing Date (regardless of whether these or similar services were provided prior to the Closing Date by any Agent, any Lender or any Affiliate of any of them) by any Agent, any Lender or any Affiliate of any of them in connection with this Agreement or any Loan Document (other than Cash Management Documents), including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CGMI” means Citigroup Global Markets Inc.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:

(a)                                 the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of a majority of the Voting Stock of Holdings (or, at any time after the consummation of a Qualifying IPO of the Borrower, the Borrower); provided, however, that the occurrence of the foregoing event shall not be deemed a Change of Control if (i) at any time prior to the consummation of a Qualifying IPO of Holdings or the Borrower, and for any reason whatever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdings or (B) the Permitted Holders own, directly or indirectly, of record and beneficially an amount of Voting Stock of Holdings equal to an amount more than thirty-five percent (35%) of the amount of Voting Stock of Holdings owned, directly or indirectly, by the Permitted Holders of record and beneficially as of the Closing Date and such ownership by the Permitted Holders represents the largest single block of Voting

Stock of Holdings held by any Person or related group for purposes of Section 13(d) of the Exchange Act, or (ii) at any time after the consummation of a Qualifying IPO of Holdings or the Borrower, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the outstanding Voting Stock of Holdings or the Borrower, as applicable, and (y) the percentage of the then outstanding Voting Stock of Holdings or the Borrower, as applicable, owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during any period of twelve (12) consecutive months, the board of directors of Holdings or the Borrower, as applicable, shall consist of a majority of the Continuing Directors;

(b)                                 any “Change of Control” (or any comparable term) as defined in any Indenture, the aggregate outstanding principal amount of which is in excess of $25,000,000; or

(c)                                  prior to (i) the consummation of the AMC Merger or (ii) the consummation of a Qualifying IPO of the Borrower, the Borrower ceasing to be a direct wholly owned Subsidiary of Holdings.

“Citibank” means Citibank, N.A., a national banking association.

“Citicorp” has the meaning specified in the preamble to this Agreement.

“Closing Date” means April 30, 2013.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Co-Documentation Agents” means Barclays, Credit Suisse AG, Cayman Islands Branch and HSBC Bank, in their capacities as co-documentation agents under this Agreement.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Obligations.

“Commitment” means, with respect to any Lender, such Lender’s Revolving Credit Commitment, if any, and “Commitments” means the aggregate Revolving Credit Commitments of all Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning specified in Section 6.1(c) (Financial Statements).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

“Consolidated Cash Taxes” means, with respect to the Borrower for any period, the Consolidated income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period (including to the extent applicable in respect of tax liabilities incurred in a prior period, including prior to the Closing Date).

“Consolidated Current Assets” means, with respect to any Person at any date, the total Consolidated current assets (other than cash and Cash Equivalents and current deferred tax assets) of such Person and its Subsidiaries at such date.

“Consolidated Current Liabilities” means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of such Person and its Subsidiaries, but excluding, in the case of the Borrower the sum of (a) the principal amount of any current portion of long-term Indebtedness, (b) (without duplication of clause (a) above) the then outstanding principal amount of the Loans, (c) the principal amount of any short-term Indebtedness, (d) current deferred tax liabilities, (e) accruals of interest expense (excluding interest expense that is due and unpaid) and (f) accruals of any costs or expenses related to bonuses, pension and other post-retirement benefit obligations.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum (without duplication) of: (i) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses), franchise and capital and similar taxes, and any tax distributions made to Holdings in respect of consolidated, combined, unitary or affiliated returns and to pay franchise and capital taxes and other fees, taxes and expenses to maintain its corporate existence (net of comparable tax credits); (ii) interest expense (including (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of such Person and its Subsidiaries for such period (net of interest income); (iii) depreciation expense of such Person and its Subsidiaries for such period; (iv) amortization expense of such Person and its Subsidiaries for such period including amortization of capitalized debt issuance costs, amortization of intangible assets and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits; (v) any call premium (or original issue discount) expenses (cash and non-cash) associated with the call or repurchases of Indebtedness; (vi) letter of credit fees and annual agency fees paid to the Administrative Agent; (vii) cash expense incurred in connection with any permitted investment, any equity issuance or debt issuance of the Borrower or Holdings or any direct or indirect parent company of Holdings (in each case, whether or not consummated, to the extent that the proceeds of such permitted investment, equity issuance or debt issuance are contributed or proposed to be contributed to the Borrower or any of its Subsidiaries); (viii) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Proposed Acquisition permitted under Section 8.3 (Investments); (ix) to the extent covered by insurance under which the insurer has been properly notified and has not denied or contested coverage, expenses with respect to liability or casualty events or business interruption; (x) any fees and expenses (or any accruals relating to such fees and related expenses) and any one-time termination fees in respect of a Change of Control or Qualifying IPO and related indemnities and reasonable out of pocket expenses, in each case, as permitted under this Agreement to be paid to the Permitted Holders; (xi) fees and expenses in connection with refinancings of Indebtedness permitted under this Agreement, including charges attributable to the write-off debt discount and the write-off of deferred financing fees; (xii)(A) non-recurring cash facilities relocation and consolidation costs and (B) other non-recurring fees, cash charges and other non-recurring cash expenses (including restructuring charges and severance costs), whether incurred prior to or after the Closing Date; (xiii) non-cash straight line rent operating lease adjustments reducing Consolidated Net Income, less any such adjustments increasing

Consolidated Net Income, in each case as required under GAAP; (xiv) any other non-cash charges and expenses of such Person and its Subsidiaries for such period (including non-cash expenses recognized in accordance with SFAS No. 106); (xv) costs incurred in connection with the closing or disposition of any theatre or screen within a theatre during any applicable period; (xvi) costs incurred in connection with any newly opened theatre, any theatre newly acquired from other than an Affiliate and unconsummated theatre acquisitions from other than an Affiliate (but not to exceed $10,000,000 for any single unconsummated theatre acquisition), all as determined in accordance with GAAP; (xvii) fees, expenses and other costs incurred in connection with the Transactions and any potential amendments or waivers to the Loan Documents (whether or not successful); (xviii) any cost or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expense is funded with cash proceeds contributed to the capital of the Borrower or a Guarantor (other than contributions received from the Borrower or another Guarantor) or Net Cash Proceeds of an issuance of Stock of the Borrower (other than Disqualified Stock or Permitted Cure Securities); (xix) one-time costs associated with commencing Public Company Compliance; and (xx) losses attributable to currency remeasurements of Indebtedness, and losses resulting from Hedging Contracts for currency exchange risk; (xxi) amounts estimated in good faith to be received with respect to liability or casualty events or business interruption insurance in respect of lost revenues or earnings (with a deduction for amounts actually received up to such estimated amount to the extent included in Consolidated Net Income in a future period) to the extent covered by insurance and either actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days); and (xxii) for purposes of determining compliance with Article V (Financial Covenant) only, the Cure Amount, if any, received by the Borrower for such period and permitted to be included in Consolidated EBITDA pursuant to Section 9.5 (Right to Cure), all determined on a Consolidated basis in accordance with GAAP, plus unrealized losses and minus unrealized gains in respect of Hedging Contracts, all as determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, (i) the sum of (a) gross interest expense of such Person and its Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP consistently applied, but excluding, to the extent included in interest expense, (A) amortization of fees and expenses associated with the consummation of the Transactions, (B) annual agency fees paid to the Administrative Agent, (C) costs associated with obtaining or terminating Hedging Contracts, (D) amortization of fees and expenses associated with any permitted investment, equity issuance or debt issuance (whether or not consummated), (E) pay-in-kind interest expense or other noncash interest expense (including as a result of the effects of purchase accounting) and (F) any payments made in respect of operating leases entered into by the Borrower or its Subsidiaries after May 21, 1998 and required to be reflected on a Consolidated balance sheet pursuant to EITF 97-10 and (b) the aggregate amount of the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a Consolidated basis in accordance with GAAP consistently applied, less (ii) the interest income (exclusive of deferred financing fees) of such Person and its Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP consistently applied, and with respect to clauses (i) and (ii), only to the extent the same are paid or payable (or received or receivable) in cash with respect to such period; provided, however, that, Consolidated Interest Expense shall be calculated after giving effect to any payments made by such Person minus any payments received by such Person in respect of Hedging Contracts.

“Consolidated Net Income” means, with respect to any Person (the “Determination Person”), for any period, the Consolidated net income (or loss) of such Determination Person and its Subsidiaries for such period as determined in accordance with GAAP; provided, that (i) to the extent included in calculating such net income, Consolidated Net Income shall exclude the following: (A) all after-tax extraordinary gains or losses (net of reasonable fees and expenses relating to the transaction giving rise thereto), (B) the cumulative effect of a change in accounting principles as well as any current period impact of new accounting pronouncements including those related to purchase accounting, (C) any net after-tax gains or losses attributable to the early extinguishment of Indebtedness, (D) any non-cash income or charges resulting from mark-to-market accounting under Statement of Financial Accounting Standard No. 52 — Foreign Currency Translation relating to indebtedness denominated in foreign currencies, (E) any non-cash impairment charges or asset write offs resulting from the application of Statement of Financial Accounting Standards No. 142 — Goodwill and Other Intangibles and No. 144 — Accounting for the Impairment or Disposal of Long-Lived Assets and the amortization of intangibles and other fair value adjustments including arising pursuant to Statement of Financial Accounting Standards No. 141 — Business Combinations, (F) inventory purchase accounting adjustments and amortization, impairment and other non-cash charges (including asset revaluations) resulting from purchase accounting adjustments with respect to any Proposed Acquisition permitted under Section 8.3 (Investments), (G) gains or losses incurred in connection with Asset Sales other than those in the ordinary course of business and (H) any expenses related to the Transactions, (ii) the net income (or loss) of any other Person in which such Determination Person or one of its Subsidiaries or a Joint Venture of such Determination Person has an ownership interest with a third party (which interest of such Determination Person or Subsidiary or Joint Venture does not cause the net income of such other Person to be Consolidated into the net income of such Determination Person) shall be included in the Consolidated Net Income of such Determination Person for such period (or, if later, the period in which the cash dividend or distribution referred to below is received) only to the extent of the amount that has been actually received and retained by such Determination Person or its Subsidiary or Joint Venture in the form of cash dividends or other cash distributions during such period (or such later period, as applicable) and (iii) there shall be included in Consolidated Net Income the deferred revenue eliminated as a consequence of the application of purchase accounting adjustments due to the Transactions or any Proposed Acquisition permitted under Section 8.3 (Investments) for the fiscal periods that such revenue would otherwise have been recognized.

“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the Borrower and the consolidated Subsidiaries without giving effect to any amortization of the amount of intangible assets since the Closing Date, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of the most recently ended Test Period, calculated on a Pro Forma Basis after giving effect to any acquisition or Disposition of a Person or assets that may have occurred on or after the last day of such fiscal quarter.

“Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws or operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election or duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Stock.

“Contaminant” means any material, substance or waste that is classified or regulated under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

“Continuing Directors” shall mean the directors of Holdings on the Closing Date, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of Wanda in his or her election by the stockholders of Holdings.

“Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound.

“Corporate Chart” means a corporate organizational chart, list or other similar document in each case in form reasonably acceptable to the Administrative Agent and setting forth, for each Person that is a Loan Party, that is subject to Section 7.11 (Additional Collateral and Guaranties) or that is a Subsidiary of any of them, (a) the full legal name of such Person (and any trade name, fictitious name or other name such Person may have had or operated under), (b) the jurisdiction of organization, the organizational number (if any) and the tax identification number (if any) of such Person, (c) the location of such Person’s chief executive office (or sole place of business) and (d) the number of shares of each class of such Person’s Stock authorized (if applicable), the number outstanding as of the date of delivery and the number and percentage of such outstanding shares for each such class owned (directly or indirectly) by any Loan Party or any Subsidiary of any of them.

“Credit Suisse” means Credit Suisse Securities (USA) LLC.

“Cure Amount” has the meaning specified in Section 9.5 (Right to Cure).

“Cure Right” has the meaning specified in Section 9.5 (Right to Cure).

“DCIP” means Digital Cinema Implementation Partners, LLC, a Delaware limited liability company.

“DCIP Entity” means DCIP and its direct and indirect subsidiaries.

“DCIP Investment Transaction” means (a) a capital contribution by the Borrower or any Subsidiary (of cash or of Digital Cinema Equipment), whether directly or indirectly (including, without limitation, through an Unrestricted Subsidiary), to any DCIP Entity or (b) the sale of Digital Cinema Equipment of the Borrower or any Subsidiary to any DCIP Entity as part of a sale and leaseback transaction with any DCIP Entity for such equipment in which the Borrower or a Subsidiary is the lessee, in each case, in connection with the implementation, maintenance and support of digital cinema in theaters of the Borrower and its Subsidiaries; provided, that the Borrower is the beneficial owner of no less than 5% of the ordinary Stock of DCIP at the time of such contribution or sale.

“Debt Issuance” means the incurrence of Indebtedness of the type specified in clause (a) or (b) of the definition of “Indebtedness” by the Borrower or any of its Subsidiaries.

“Default” means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Defaulting Lender” means, at any time, a Lender as to which the Administrative Agent has notified the Borrower or has received a notice from the Borrower pursuant to clause (ii) below that (i) such Lender has failed for two or more Business Days to comply with its obligations under this Agreement to make a Loan, make a payment to the Issuer in respect of a Letter of Credit and/or make a payment to the Swing Lender in respect of a Swing Loan (each a “funding obligation”), (ii) such Lender has notified the Administrative Agent or the Borrower in writing (and the Borrower has notified the Administrative Agent thereof in writing), or has stated publicly, that it will not comply with any such funding obligation hereunder, (iii) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender or (v) has become (or its direct or indirect parent company has become) the subject of a Bail-in Action (provided, that neither the reallocation of funding obligations provided for in Section 2.18 (Defaulting Lender) as a result of a Lender being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender).

“Deferred Prepayment Amount” means, with respect to any Net Cash Proceeds of any Deferred Prepayment Event, the portion of such Net Cash Proceeds subject to a Deferred Prepayment Notice.

“Deferred Prepayment Date” means, with respect to any Net Cash Proceeds of any Deferred Prepayment Event, the earlier of (a) the date occurring 365 days after such Deferred Prepayment Event or, if a definitive letter of intent or agreement has been executed during such 365 day period with respect to the reinvestment of such Net Cash Proceeds, the date occurring six months after the date of such letter of intent or agreement, as the case may be, and (b) the date that is five Business Days after the date on which the Borrower shall have notified the Administrative Agent of (i) the Borrower’s determination not to reinvest in assets useful in the Borrower’s or a Subsidiary’s business or (ii) the determination by the applicable Subsidiary of the Borrower not to repay the applicable Indebtedness with all or any portion of the relevant Deferred Prepayment Amount for such Net Cash Proceeds.

“Deferred Prepayment Event” means any Asset Sale or Property Loss Event in respect of which the Borrower has delivered a Deferred Prepayment Notice.

“Deferred Prepayment Notice” means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Property Loss Event to acquire, upgrade, improve, repair or replace assets useful in its or one of its Subsidiaries’ businesses.

“Deposit Account” has the meaning given to such term in the UCC.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Digital Cinema Equipment” means digital cinema projectors, servers, media blocks and any equipment to the extent attached to or affixed to such projectors, servers and/or media blocks including by means of network interface or otherwise necessary to enable such projectors, servers and/or media blocks to operate as functional digital projection systems. For the avoidance of doubt, equipment that is necessary to enable such digital cinema projectors, servers or media blocks to operate as functional digital projection systems shall include all such equipment whether or not readily replaceable at minimal cost.

“Disclosure Documents” means, collectively, the Lender Presentation dated April 2013 and all other written materials prepared in connection with the syndication of the Facilities.

“Discounted Prepayment Accepting Lender” has the meaning specified in Section 2.8(f)(ii)(B) (Optional Prepayments).

“Discount Range” has the meaning specified in Section 2.8(f)(iii) (Optional Prepayments).

“Discount Range Prepayment Amount” has the meaning specified in Section 2.8(f)(iii) (Optional Prepayments).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.8(f)(iii) (Optional Prepayments) substantially in the form of Exhibit K (Form of Discount Range Prepayment Notice).

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit L (Form of Discount Range Prepayment Offer), submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning specified in Section 2.8(f)(iii) (Optional Prepayments).

“Discount Range Proration” has the meaning specified in Section 2.8(f)(iii) (Optional Prepayments).

“Discounted Term Loan Prepayment” has the meaning specified in Section 2.8(f)(i) (Optional Prepayments).

“Discounted Prepayment Determination Date” has the meaning specified in Section 2.8(f)(iv) (Optional Prepayments).

“Discounted Prepayment Effective Date” means, in the case of a Borrower Offer of Specified Discounted Prepayment, a Borrower Solicitation of Discount Range Prepayment Offer or a Borrower Solicitation of Discounted Prepayment Offer, five Business Days following the Specified Discounted Prepayment Response Date, the Discount Range Prepayment Response Date or the Acceptance Date, respectively, in accordance with Section 2.8(f)(ii) (Optional Prepayments), Section 2.8(f)(iii) (Optional Prepayments) or Section 2.8(f)(iv) (Optional Prepayments), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Dispose” or “Disposition” has the meaning specified in Section 8.4 (Sale of Assets).

“Disqualified Institution” means (a) those persons identified by the Borrower in writing to the Second Amendment Arrangers prior to March 3, 2016, (b) any person identified by name by the Borrower in writing to the Administrative Agent and the Lenders from time to time that is or becomes a competitor of the Borrower, Odeon and UCI Cinemas Holdings Limited, Carmike Cinemas, Inc. or any of their respective Subsidiaries, (c) any Affiliates (other than any Debt Fund Affiliate (as defined below)) of any Person described in clause (a) or (b) above that are clearly identifiable as Affiliates solely on the basis of their name (provided that the Administrative Agent and the Second Amendment Arrangers shall have no obligation to carry out due diligence in order to identify such Affiliates) and (d) any other Affiliate (other than any Debt Fund Affiliate) of any Person described in clause (a) or (b) above that is identified in writing to the Administrative Agent and the Lenders from time to time; provided that any designations after the date hereof shall become effective two days after delivery of each written supplement to the Administrative Agent and the Lenders, but shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans.  Notwithstanding the foregoing, any list of Disqualified Institutions shall be required to be available to any Lender that requests a copy of such list from the Administrative Agent.

For purposes of the foregoing, “Debt Fund Affiliate” means, with respect to any Person, a bona fide debt fund that is an affiliate of such person and that is primarily engaged in, or advises fund or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business, whose managers have fiduciary duties to the investors independent of their duties to such person or other affiliates, and with respect to which such person and its other affiliates do not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Disqualified Stock” means with respect to any Person, any Stock that, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable (other than solely for Qualified Stock), pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Cash Management Obligations, Obligations arising under Cash Management Documents and Hedging Contracts and contingent indemnification obligations as to which no claim in pending) that are accrued and payable and the termination of the Commitments), or (b) is redeemable at the option of the holder thereof (other than solely for Qualified Stock), (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Security that would constitute Disqualified Stock, in each case, in whole or in part, on or prior to the Latest Maturity Date (provided, that only the portion of the Securities that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock).  Notwithstanding the foregoing: (i) any Security issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability, (ii) any class of Securities of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Securities that are not Disqualified Stock shall not be deemed to be Disqualified Stock, and (iii) Securities constituting Qualified Stock when issued shall not cease to constitute Qualified Stock as a result of the subsequent extension of the Initial Term Loan Maturity Date.

“Documentary Letter of Credit” means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

“Dollar” and the sign “$” each mean the lawful money of the United States of America.

“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuer, as the case may be, at such time on the basis of the Spot Rate (determined, in the case of any Letters of Credit, in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable Issuer using any method of determination it deems appropriate.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.

“Domestic Loan Party” means any Loan Party organized under the laws of any state of the United States of America or the District of Columbia.

“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any state of the United States of America or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender or an Affiliate or Approved Fund of any Lender, (b) a commercial bank having total assets whose Dollar Equivalent exceeds $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, whose Dollar Equivalent exceeds $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agent and the Borrower) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, whose Dollar Equivalent exceeds $250,000,000; provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) the Borrower or any of its Affiliates other than pursuant to the procedures set forth in Section 11.2 (Assignments and Participations) or (ii) any Disqualified Institution.

“Engagement Letter” means that certain Engagement Letter, dated April 30, 2013 (as amended, supplemented or otherwise modified from time to time), by and among the Borrower and the Arrangers.

“Entitlement Holder” has the meaning given to such term in the UCC.

“Entitlement Order” has the meaning given to such term in the UCC.

“Environmental Laws” means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the protection of human health, the environment or natural resources or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as

amended (42 U.S.C. § 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. § 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. § 13:1K-6 et seq.).

“Environmental Liabilities and Costs” means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages (but excluding any punitive, consequential or treble damages), costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines and penalties, whether contingent or otherwise, arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries or exposure to any Contaminant.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Equity Issuance” means the issue or sale of any Stock of Holdings, the Borrower or any Subsidiary of the Borrower by Holdings, the Borrower or any Subsidiary of the Borrower to any Person other than Holdings, the Borrower or any Subsidiary of the Borrower.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a reportable event described in Section 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan, other than events for which the thirty (30) day notice period has been waived, (b) the withdrawal of the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Borrower or any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate or (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” means the single currency of participating member States of the European Union.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

“Eurodollar Base Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates (or by reference to the rates provided by any Person that takes over the administration of such rate if the ICE Benchmark Administration is no longer making a “LIBO Rate” rate available) for deposits in Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration (or any successor thereto) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (the “Screen Rate”); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, “Eurodollar Base Rate” shall be the interest rate per annum equal to the Interpolated Screen Rate.  Notwithstanding the foregoing, in no event shall the Eurodollar Base Rate be less than 0% per annum.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

“Eurodollar Rate Loan” means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 9.1 (Events of Default).

“Excess Cash Flow” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis for any period, an amount equal to (a) Consolidated EBITDA plus (b) the excess, if any, of the Working Capital at the beginning of such period over the Working Capital at the end of such period minus (c) without duplication:

(i)                                     Capital Expenditures to the extent permitted by this Agreement and paid in cash, during such period, or which the Borrower or any Subsidiary has become obligated to make payments with respect thereto in the following period but that are not made during such period; provided, that (i) the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such period, signed by a Responsible Officer of the Borrower and certifying that payments in respect of such Capital Expenditures are reasonably expected to be made in the following period, and (ii) any amount so deducted shall not be deducted again in a subsequent period and any amount so deducted that is not used to make payments in respect of Capital Expenditures in the following period shall be added back to Excess Cash Flow in such period;

(ii)                                  total Consolidated Interest Expense paid in cash;

(iii)                               Consolidated Cash Taxes paid or that will be paid within six months after the end of such period (which payments would have been deducted in calculating Excess Cash Flow for such period had they been made during such period); provided, however, that with respect to Consolidated Cash Taxes that will be paid within six months after the end of such period, (w) the Borrower shall have established adequate reserves therefor on the books of the Borrower in conformity with GAAP, (x) the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such period, signed by a Responsible Officer of the Borrower, describing the nature and amount of such Consolidated Cash Taxes and certifying that such Consolidated Cash Taxes will be paid within six months after the end of such period, (y) if such payment is not made at any time during the following period, the amount of such payment shall be added back to Excess Cash Flow in such period and (z) any deduction from Excess Cash Flow made with respect to such Consolidated Cash Taxes pursuant to this clause (iii) in such period, to the extent made in the following period, shall not be deducted in computing Excess Cash Flow for the period in which such Consolidated Cash Taxes are paid;

(iv)                              the aggregate principal amount of Indebtedness repaid or prepaid, excluding (A) Indebtedness in respect of Revolving Loans, Letters of Credit and any other Indebtedness that consists of a revolving line of credit, (B) Term Loans prepaid pursuant to Sections 2.8 (Optional Prepayments) and 2.9 (Mandatory Prepayments) and (C) repayments or prepayments of Indebtedness that, in accordance with GAAP, constitutes (or when incurred constituted) a long-term liability and current maturities of such long-term liabilities financed by incurring other such long-term Indebtedness;

(v)                                 Restricted Payments made in cash to the extent permitted under Section 8.5(c), (d) (f) or (h) (Restricted Payments);

(vi)                              letter of credit and commitment or facility fees (including the Applicable Unused Commitment Fee Rate and similar fees in respect of any other revolving or committed line of credit);

(vii)                           proceeds received from insurance claims with respect to casualty events or business interruption which reimburse prior business expenses to the extent such expenses were added to Consolidated Net Income in determining Consolidated EBITDA;

(viii)                        cash payments made in satisfaction of non-current liabilities (other than Indebtedness);

(ix)                              cash expenses incurred in connection with the Transactions or, to the extent permitted hereunder, any Investment permitted under Section 8.3 (Investments), Equity Issuance or Debt Issuance (whether or not consummated), or early extinguishment of Indebtedness;

(x)                                 fees and expenses in connection with exchanges or refinancings permitted by Section 8.5(e) (Restricted Payments);

(xi)                              cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with any Permitted Acquisition or any other Investment permitted hereunder (or in any similar agreement related to any other acquisition consummated prior to the Closing Date);

(xii)                           extraordinary and non-recurring cash charges to the extent included in determining Consolidated EBITDA;

(xiii)                        cash expenses incurred in connection with deferred compensation arrangements in connection with the Transactions;

(xiv)                       cash from operations used to consummate a Permitted Acquisition, New Project or Investment permitted under Section 8.3(e) or (i) (Investments) or any Proposed Acquisition permitted under Section 8.3 (Investments), in each case, to the extent permitted by this Agreement and paid in cash during such period, or which the Borrower or any Subsidiary has become obligated to make payments with respect thereto but that are not made during such period; provided, that (i) the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such period, signed by a Responsible Officer of the Borrower and certifying that payments in respect of such Permitted Acquisition, New Project or Investment are reasonably expected to be made in the following period, and (ii) any amount so deducted shall not be deducted again in a subsequent period and any amount so deducted that is not used to make payments in respect of Capital Expenditures in the following period shall be added back to Excess Cash Flow in such period;

(xv)                          to the extent added to Consolidated Net Income in determining Consolidated EBITDA, losses from discontinued operations;

(xvi)                       cash expenditures made in respect of Hedging Contracts to the extent not reflected in the computation of Consolidated EBITDA or Consolidated Interest Expense;

(xvii)                    to the extent not deducted in the computation of Net Cash Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith (in the case of the foregoing clauses (c)(i) through (xvii), to the extent made, paid, incurred or for, as the case may be, during such period);

(xviii)                 payments with respect to contingent contractual obligations required to be paid in the six months after the end of such period (which payments would have been deducted in calculating Excess Cash Flow for such period had they been made during such period); provided, however, that (x) the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such period, signed by a Responsible Officer of the Borrower, describing the nature and amount of such contingent contractual obligation and certifying that such contingent contractual obligation will be paid within six months after the end of such period, (y) if such payment is not made within six months after the end of such period, then the Borrower shall promptly make an optional prepayment of Term Loans in accordance with Section 2.8 (Optional Prepayments) in an amount, if positive, equal to (A) the amount that would have been paid pursuant to Section 2.9(b) (Mandatory Prepayments) with respect to such period but for this clause (xviii) minus (B) the amount of the payment made pursuant to Section 2.9(b) (Mandatory Prepayments) with respect to such fiscal period and (z) any deduction from Excess Cash Flow made with respect to contingent contractual obligations pursuant to this clause (xviii) in such period shall not be deducted in computing Excess Cash Flow for the period in which such contingent obligations are paid; and

(xix)                       the excess, if any, of the Working Capital at the end of such period over the Working Capital at the beginning of such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell”, support or other similar agreement, if any, for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(b) (Mitigation Obligations; Substitution of Lenders)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16 (Taxes), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of January 26, 2006 and as amended, supplemented or otherwise modified from time to time, among the Borrower, the institutions party thereto as lenders and issuing banks and Citicorp, as administrative agent.

“Existing Letters of Credit” means the letters of credit set forth on Schedule 2.4 (Existing Letters of Credit) issued under the Existing Credit Agreement.

“Extended Loans” has the meaning specified in Section 2.20(a) (Amend and Extend Transactions).

“Extended Revolving Commitment” has the meaning specified in Section 2.20(a) (Amend and Extend Transactions).

“Extended Revolving Loan” has the meaning specified in Section 2.20(a) (Amend and Extend Transactions).

“Extended Term Loan” has the meaning specified in Section 2.20(a) (Amend and Extend Transactions).

“Extension” has the meaning specified in Section 2.20(a) (Amend and Extend Transactions).

“Extension Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender agreeing to the applicable Extension, in accordance with Section 2.20 (Amend and Extend Transactions).

“Extension Notice” has the meaning specified in Section 2.20(a) (Amend and Extend Transactions).

“Extension Offer” has the meaning specified in Section 2.20(c)(i) (Amend and Extend Transactions).

“Facilities” means (a) the Term Loan Facilities and (b) the Revolving Credit Facility.

“Facility Increase” has the meaning specified in Section 2.19(a) (Facility Increases).

“Facility Increase Allowance” means, at any time after the Second Amendment Effective Date, an amount equal to the greater of (x) $450,000,000 minus the aggregate principal amount of any and all New Incremental Loans (excluding, for the avoidance of doubt, the 2015 Incremental Term Loans and the 2016 Incremental Term Loans), New Incremental Revolving Commitments and issuances of New Incremental Notes and prior to such time and (y) an additional amount, so long as immediately after giving effect to the incurrence of such New Incremental Loans (and, with respect to any New Incremental Revolving Commitment, assuming a borrowing of the full amount of such New Incremental Revolving Commitments, with such calculation to be made excluding the cash proceeds of any debt incurred in respect thereof for cash netting purposes) or New Incremental Notes, as applicable, the First Lien Senior Secured Leverage Ratio of the Borrower does not exceed 3.00 to 1.0; provided, however, that notwithstanding anything to the contrary herein, New Incremental Revolving Commitments and/or New Incremental Revolving Loans shall not exceed $75,000,000 in the aggregate.

“Fair Market Value” means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by a Responsible Officer of the Borrower or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in Securities of such type and selected by the Administrative Agent.

“FATCA” means Sections 1471 through 1474 of the Code of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and, any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Fee Letter” means that certain Administrative Agency Fee Letter, dated the April 30, 2013 (as amended, supplemented or otherwise modified from time to time), between the Borrower and the Administrative Agent with respect to the annual administrative agency fee to be paid to the Administrative Agent.

“Financial Statements” means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Section 4.4 (Financial Statements) and Section 6.1 (Financial Statements).

“First Amended Credit Agreement” has the meaning set forth in the recitals hereto.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of December 11, 2015, by and among the Borrower, the other Guarantors party thereto, the Lenders party thereto and Citicorp, as Administrative Agent.

“First Amendment Arrangers” means, collectively, CGMI, MLPFS, Barclays, Credit Suisse and HSBC Securities as joint lead arrangers and joint bookrunners under the First Amendment.

“First Amendment Effective Date” means December 11, 2015.

“First Amendment Engagement Letter” means that certain Engagement Letter, dated December 2, 2015 (as amended, supplemented or otherwise modified from time to time), by and among the Borrower and the First Amendment Arrangers.

“First Amendment Transactions” means the entry into the First Amendment and all transactions in connection therewith and related thereto and the payment of fees, costs and expenses related to each of the foregoing.

“First Lien Senior Secured Leverage Ratio” means, as of any date of determination, on a Pro Forma Basis, the ratio of (i) Senior Secured Indebtedness of the Borrower and its Subsidiaries (excluding any Senior Secured Indebtedness of the Borrower and its Subsidiaries secured by a Lien on the Collateral ranking junior to the Lien securing the Obligations) as of such date to (ii) Annualized EBITDA for the Borrower and its Subsidiaries for the most recently ended Test Period.

“Fiscal Quarter” means each of the three month periods ending on or around March 31, June 30, September 30 and December 31.

“Fiscal Year” means the twelve month period ending on or around December 31.

“Flood Certificate Documents” has the meaning specified in Section 3.1(a)(iv) (Conditions Precedent to Initial Loans and Letters of Credit).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means (a) each Lender (or the Administrative Agent) and each Issuer that is a foreign person as defined in Treasury Regulations Section 1.1441-1(c)(2) or (b) each Lender (or the Administrative Agent) and each Issuer that is wholly-owned domestic entity that is disregarded for United States federal tax purposes under Treasury Regulations Section 301.7701-2(c)(2) as an entity separate from its owner and whose single owner is a foreign person within the meaning of Treasury Regulations Section 1.1441-1(c)(2).

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FSHCO” shall mean any Subsidiary that owns no material assets other than the equity interests of one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.

“Fund” means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange and any supranational bodies such as the European Union or the European Central Bank.

“Group Member” means, collectively, Holdings, the Borrower and their respective Subsidiaries.

“Guarantor” means the Borrower and each Subsidiary of the Borrower party to, or that becomes party to, the Guaranty.

“Guaranty” means the guaranty, in substantially the form of Exhibit H (Form of Guaranty), executed by the Guarantors.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof.  The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such contingent obligation) or, if the amount is not stated or determinable, the maximum reasonably anticipated liability with respect thereto as determined by such Person in good faith.  The term “Guarantee” used as a verb herein has a corresponding meaning.

“Hedging Contracts” means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, or consultants of Holdings, the Borrower or any of the Subsidiaries shall be a Hedging Contract.

“Holdings” means prior to the consummation of the AMC Merger, AMC Entertainment Holdings, Inc., a Delaware corporation and from and after the consummation of the AMC Merger, each reference to “Holdings” shall be deemed a reference to “Borrower”.

“HSBC Bank” means HSBC Securities (USA) Inc.

“HSBC Securities” means HSBC Bank USA, N.A.

“Incremental/Extended/Refinancing Amendment” has the meaning specified in Section 2.22(a) (Incremental/Extended/Refinancing Amendments Generally).

“Incremental/Extended/Refinancing Effective Date” has the meaning specified in Section 2.22(a) (Incremental/Extended/Refinancing Amendments Generally).

“Incur”, “Incurrence” or “Incurred” has the meaning specified in the 2026 Subordinated Dollar Notes.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all Capital Lease Obligations, (d) all obligations issued or assumed as the deferred purchase price of property (other than current and non-current accrued expenses, deferred revenue, all employee retirement obligations, and trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person, all conditional sale obligations (as determined under GAAP) and all obligations under any title retention agreement (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (e) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transactions, (f) all obligations of the type referred to in clauses (a) through (e) above of other Persons for the payment of which such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise (limited to the stated or determinable amount of the related primary obligation, or portion thereof, or if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith), and (g) all obligations of the type referred to in clauses (a) through (f) above of other Persons which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured; provided, however, that “Indebtedness” shall not include (i) any Non-Recourse Indebtedness, any obligations under any operating leases (as determined under GAAP as in effect on the First Amendment Effective Date), trade accounts payable arising in the ordinary course of business and trade letters of credit issued in support of trade accounts payable arising in the ordinary course of business, (ii) regardless of any change in GAAP after the Closing Date, amounts owing in respect of preferred stock (other than Disqualified Stock issued after the Closing Date that would be treated as Indebtedness under GAAP as in effect at such time), (iii) any earn-out obligation or post-closing payment adjustment until such obligation becomes certain of payment, (iv) any deferred compensation arrangements, (v) any non-compete or consulting obligations incurred in connection with the Transactions, any Permitted Acquisition or any similar transaction entered into prior to the Closing Date or (vi) items that would appear as a liability upon a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10 “The Effects of Lessee Involvement in Asset Construction”, (vii) trade and other ordinary-course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, or (viii) in the case of the Borrower and its Subsidiaries, intercompany liabilities in connection with the cash management, tax and accounting operations of the Borrower and its Subsidiaries; provided, further, that the amount of Indebtedness (x) for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or the fair market value of such identified asset, as the case may be, and (y) shall be determined by the principal amount thereof (or in the case of Indebtedness issued at a discount, the accreted amount) thereof.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such Person in respect thereof.

“Indemnified Matter” has the meaning specified in Section 11.4 (Indemnities).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.4 (Indemnities).

“Indenture” means each of the 2022 Subordinated Note Indenture, the 2025 Subordinated Note Indenture, the 2024/2026 Subordinated Note Indenture and other indentures, agreements or similar documents evidencing senior or subordinated notes or other debt securities of the Borrower or any of its Subsidiaries.

“Initial Loans” means, collectively, the Initial Revolving Loans and the Initial Term Loans.

“Initial Revolving Credit Commitments” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans to the Borrower pursuant to

Section 2.1(a) until the applicable Revolving Credit Termination Date and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule I (Commitments) under the caption “Revolving Credit Commitment,” as amended to reflect each Assignment and Acceptance executed by such Revolving Credit Lender and as such amount may be reduced pursuant to this Agreement.

“Initial Revolving Credit Facility” means the Initial Revolving Credit Commitments and the provisions herein related thereto.

“Initial Revolving Credit Termination Date” means the earliest of (a) December 15, 2020, (b) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.5 (Reduction and Termination of the Commitments) and (c) the date on which the Obligations payable under this Agreement become due and payable, whether by acceleration or otherwise.

“Initial Revolving Loans” has the meaning specified in Section 2.1(a) (The Commitments).

“Initial Term Loan Maturity Date” means the earliest of (a) December 15, 2022 and (b) the date on which the Obligations payable under this Agreement become due and payable hereunder, whether by acceleration or otherwise.

“Initial Term Loans” has the meaning specified in Section 2.1(b) (The Commitments).

“Intellectual Property” has the meaning specified in the Pledge and Security Agreement.

“Interpolated Screen Rate” means, with respect to any Eurodollar Rate Loan denominated in any currency for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case as of approximately 11:00 a.m. (London time) on the Quotation Day.

“Interest Period” means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, three or six months thereafter (or if deposits of such duration are available to or agreed to by all applicable Lenders, ending twelve months thereafter), as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or Section 2.11 (Conversion/Continuation Option) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.11 (Conversion/Continuation Option), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, three or six months thereafter (or if deposits of such duration are available to or agreed to by all applicable Lenders, ending twelve months thereafter), as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.11 (Conversion/Continuation Option); provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)                                     if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)                                  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iii)                               the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II (The Facilities) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

(iv)                              the Borrower may not select any Interest Period in respect of Eurodollar Rate Loans having an aggregate principal amount of less than $1,000,000; and

(v)                                 there shall be outstanding at any one time no more than 20 Interest Periods in the aggregate for all Loans.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Investment” means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person.  For purposes of covenant compliance, (x) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such other Person with respect thereto, and (y) Investments will be valued at the time of the making thereof and without giving effect to any write downs or write offs thereof.

“IRS” means the Internal Revenue Service of the United States or any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue (including any deemed issuance pursuant to Section 2.4(k) (Letters of Credit)), extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit.  The terms “Issued” and “Issuance” shall have a corresponding meaning.

“Issuer” means each Lender or Affiliate of a Lender that (a) is listed on the signature pages of the First Amendment as an “Issuer” or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

“Issuer Sublimit” means (i) in the case of Citibank, in its capacity as Issuer, $25,000,000 and (ii) in the case of any other Issuer, the amount agreed to between such Issuer and the Borrower at the time such Issuer becomes an Issuer.

“Japanese Yen” means the lawful money of Japan.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of its Subsidiaries, (b) any other Person designated by the Borrower in writing to the Administrative Agent as a “Joint Venture” for purposes of this Agreement and at least 50% but less than 100% of whose equity interests are directly owned by the Borrower or any of its Subsidiaries, and (c) any Person in whom the Borrower or any of its Subsidiaries beneficially owns any Stock that is not a Subsidiary.

“Junior Lien Intercreditor Agreement” means a “junior lien” intercreditor agreement among the Administrative Agent and one or more Other Debt Representatives for holders of Permitted Junior Lien Refinancing Debt or other secured Indebtedness permitted by Section 8.2(aa) (Liens, Etc.), as applicable, in each case, on reasonable and customary terms and in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Land” of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent Financial Statements) by such Person.

“Latest Maturity Date” means, at any date of determination, the latest scheduled maturity date applicable to any Loan hereunder (or, as the context may require, any Tranche of Loans hereunder) at such time, including the latest maturity date of any New Incremental Loan, Refinancing Loan or Extended Loan.

“Leases” means, with respect to any Person, all of those leasehold estates in Real Property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

“Lender” means the Swing Lender and each other financial institution or other entity that (a) is listed on the signature pages of the First Amendment as a “Lender” or is otherwise a party herto on the Second Amendment Effective Date or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance or an Incremental/Extended/Refinancing Amendment.

“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company.  Notwithstanding anything to the contrary above, a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Stock in such Lender or its Parent Company by any Governmental Authority.

“Letter of Credit” means any letter of credit Issued pursuant to Section 2.4 (Letters of Credit).

“Letter of Credit Obligations” means, at any time, the Dollar Equivalent of the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

“Letter of Credit Reimbursement Agreement” has the meaning specified in Section 2.4(a) (Letters of Credit).

“Letter of Credit Request” has the meaning specified in Section 2.4(c) (Letters of Credit).

“Letter of Credit Sublimit” means $50,000,000.

“Letter of Credit Undrawn Amounts” means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by one or more of the Borrower and its Restricted Subsidiaries of any assets, business or Person permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party acquisition financing and which is designated as a Limited Condition Acquisition by the Borrower or such Restricted Subsidiary in writing to the Administrative Agent and Lenders on or prior to the date of the consummation of such Limited Condition Acquisition.

“Loan” means any loan made by any Lender pursuant to this Agreement.

“Loan Agreement Refinancing Debt” means any (a) Refinancing Loans, (b) Permitted Pari Passu Refinancing Debt, (c) Permitted Junior Lien Refinancing Debt, or (d) Permitted Unsecured Refinancing Debt, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans (including any successive Refinancing Loans) (“Refinanced Debt”); provided, that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including tender premium) thereon plus reasonable upfront fees and OID on such exchanging, extending, renewing, replacing or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement or extension, (ii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable in any material respect to the lenders or holders providing such Indebtedness, than those applicable to the Refinanced Debt being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) (provided, that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in its good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), and (iv) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Loan Agreement Refinancing Debt is issued, incurred or obtained.

“Loan Documents” means, collectively, this Agreement, the Notes (if any), the Guaranty, the Fee Letter, each Letter of Credit Reimbursement Agreement, each Hedging Contract between any Loan Party and any Person that was a Lender or an Affiliate of a Lender at the time it entered into such Hedging Contract, each Cash Management Document, the Collateral Documents, each Junior Lien Intercreditor Agreement, each Senior Lien Intercreditor Agreement, the First Amendment, the Second Amendment and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

“Loan Party” means the Borrower, each Guarantor and each other Subsidiary of the Borrower that executes and delivers a Collateral Document or becomes a Guarantor.

“Local GAAP” means, with respect to any Foreign Subsidiary, generally accepted accounting principles in the jurisdictions in which such Person is organized and its principal business operations are conducted, consistently applied.

“Mandatory Prepayment” has the meaning specified in Section 2.9(e) (Mandatory Prepayments).

“Material Adverse Change” means a material adverse change in any of (a) the condition (financial or otherwise), business, operations or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or of the other Loan Parties to perform their respective obligations under the Loan Documents or (e) the rights and remedies of the Administrative Agent, the Lenders or the Issuers under the Loan Documents.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

“Material Domestic Subsidiary” means a Domestic Subsidiary of the Borrower that has assets or annual revenues in excess of 1.5% of the total assets or annual revenues of the Borrower and its Subsidiaries (in each case on a Consolidated basis with its Subsidiaries); provided, however, that the aggregate total assets or revenues of all such subsidiaries not designated as a “Material Domestic Subsidiary” (on a Consolidated basis with their Subsidiaries), shall not exceed 5% of the total assets or annual revenues of the Borrower and the Subsidiaries, taken as a whole.

“MLPFS” means Merrill Lynch, Pierce, Fenner and Smith Incorporated.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Supporting Documents” means, with respect to a Mortgage for a parcel of Real Property, each the following:

(a)                                 (i) evidence in form and substance reasonably satisfactory to the Administrative Agent that the recording of counterparts of such Mortgage in the recording offices specified in such Mortgage will create a valid and enforceable first priority lien on property described therein in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to (A) Liens permitted under Section 8.2 (Liens, Etc.) and (B) such other Liens as the Administrative Agent may reasonably approve and (ii) an opinion of counsel in each state in which any such Mortgage is to be recorded in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

(b)                                 (i) a Mortgagee’s Title Insurance Policy dated a date reasonably satisfactory to the Administrative Agent, which shall (A) be in an amount not less than the appraised value (determined by reference to an appraisal) of such parcel of Real Property in form and substance satisfactory to the Administrative Agent, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid first Lien on such parcel of Real Property free and clear of all defects and encumbrances, except for Liens permitted under Section 8.2 (Liens, Etc.) and for such defects and encumbrances as may be approved by the Administrative Agent, (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1992 (or such local equivalent thereof as is reasonably satisfactory to the Administrative Agent), (F) contain a comprehensive lender’s endorsement (including, but not limited to, a revolving credit endorsement and a floating rate endorsement), (G) be issued by Chicago Title Insurance Company, First American Title Insurance Company, Lawyers Title Insurance Corporation or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers) and (H) be otherwise in form and substance reasonably satisfactory to the Administrative Agent, (ii) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies) in each case in form and substance reasonably satisfactory to the Administrative Agent and (iii) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title insurance company to issue the Mortgagee’s Title Insurance Policy and endorsements reasonably requested by Administrative Agent;

(c)                                  copies of the most recent survey (if any) of such parcel of Real Property in the possession of the applicable Loan Party;

(d)                                 evidence in form and substance reasonably satisfactory to the Administrative Agent that all premiums in respect of each Mortgagee’s Title Insurance Policy, all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with the Mortgage have been paid;

(e)                                  if such parcel of Real Property is not used as a theatre for viewing movies, a Phase I environmental report with respect to such parcel of Real Property, dated a date not more than two years prior to the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent;

(f)                                   customary written opinions, addressed to the Administrative Agent and the Lenders, of local counsel to the Loan Parties in each jurisdiction (i) where a Mortgaged Real Property is located and (ii) where the applicable Loan Party granting the Mortgage on said Mortgaged Real Property is organized, regarding the due execution and delivery and enforceability of each such Mortgage, the corporate formation, existence and good standing of the applicable Loan Party, due execution, authorization, enforceability, perfection and such other matters as may be reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent; and

(g)                                  such other agreements, documents and instruments in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent deems necessary or appropriate to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable first priority lien on such parcel of Real Property in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to (A) Liens permitted under Section 8.2 (Liens, Etc.) and (B) such other Liens as the Administrative Agent may reasonably approve.

“Mortgaged Real Property” means the Real Properties listed on Schedule 1.1 (Mortgaged Real Property) and any other Real Property of any Loan Party that becomes subject to a Mortgage in accordance with Section 7.11 (Additional Collateral and Guaranties).

“Mortgagee’s Title Insurance Policy” means a mortgagee’s title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence reasonably acceptable to the Administrative Agent proving ownership thereof).

“Mortgages” means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrower or any other Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has, or within the five (5) plan years preceding the date of this Agreement has had, any obligation to contribute.

“Multiplex” means any theatre owned by the Borrower or its Subsidiary which has ten or less screens for viewing movies.

“Net Cash Proceeds” means proceeds received by the Borrower or any of its Subsidiaries after the Closing Date in cash or Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, and casualty insurance settlements and condemnation awards, but in each case only as and when received) from any (a) Asset Sale (other than an Asset Sale permitted under Section 8.4(a), (c), (d), (e), (f) or (j) (Sale of Assets)) or Property Loss Event, net of (i) the costs, fees and expenses actually incurred in connection therewith (including, without limitation, attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees), (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and any Loan Agreement Refinancing Debt) secured by the assets subject to such Asset Sale or Property Loss Event (including any associated premium or penalty), and (iv) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, with it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (1) received upon the Disposition of any non-cash consideration received by the Borrower or any of its Subsidiaries in any such Disposition and (2) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (iv) above or, if such liabilities have not been satisfied in cash and such reserve not reversed within 365 days after such Asset Sale or Property Loss Event, the amount of such reserve; provided, however, that evidence of each of clauses (i), (ii), (iii) and (iv) above is provided to the Administrative Agent, or (b) any Debt Issuance, net of underwriting discounts, brokers’ and advisors’ fees and other costs and expenses incurred in connection with such transaction; provided, however, that evidence of such costs is provided to the Administrative Agent.  For purposes of calculating the amount of Net Cash Proceeds received by any Foreign Subsidiary with respect to any Asset Sale or Property Loss Event, Net Cash Proceeds received by any Foreign Subsidiary that is not a Loan Party shall not include any cash payments received by such Foreign Subsidiary with respect to such Asset Sale or Property Loss Event until the later of (i) the first date that such Net Cash Proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without resulting in a material adverse tax consequence to Holdings and its Subsidiaries, or (ii) 270 days after the consummation of such Asset Sale or Property Loss Event, which date may be extended by the Administrative Agent, acting reasonably, from time to time.

“Net Indebtedness” means, with respect to any Person at any time, (i) the outstanding principal amount (or in the case of Indebtedness issued at discount, the accreted amount) of Indebtedness of such Person (determined on a Consolidated basis) as of such time minus (ii) cash and Cash Equivalents of such Person (determined on a Consolidated basis) at such time (other than any amount that constitutes a Cure Amount); provided, however, that, in determining the amount of Net Indebtedness of such Person for purposes of this definition, the amount of Indebtedness of such Person consisting of Revolving Loans and any other Indebtedness that consists of a revolving line of credit as of any date shall be deemed to be the aggregate outstanding principal amount thereof on the last day of each Fiscal Quarter ending during the four Fiscal Quarters most recently ended on or prior to such date, divided by four (4) (with the amount of Indebtedness under any revolving line of credit as of the end of any Fiscal Quarter prior to the Closing Date deemed to be $0 for purposes of such calculation).

“Net Senior Secured Indebtedness” means, with respect to any Person, without duplication, all Net Indebtedness of such Person and its Subsidiaries, excluding any subordinated Indebtedness and other unsecured Indebtedness and any Capital Lease Obligation.

“Net Senior Secured Leverage Ratio” means, with respect to any Person, as of any date of determination, on a Pro Forma Basis, the ratio of (i) Net Senior Secured Indebtedness of such Person and its Subsidiaries as of such date to (ii) Annualized EBITDA for such Person and its Subsidiaries as of the four most recently ended Fiscal Quarters ended on or prior to such date.

“New Incremental Notes” has the meaning specified in Section 2.19(d)(i) (Facility Increases).

“New Incremental Revolving Commitments” has the meaning specified in Section 2.19(a) (Facility Increases).

“New Incremental Loans” has the meaning specified in Section 2.19(a) (Facility Increases).

“New Incremental Revolving Loans” has the meaning specified in Section 2.19(a) (Facility Increases).

“New Incremental Term Loan” has the meaning specified in Section 2.19(a) (Facility Increases).

“New Lender” means, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not a Lender at such time and that agrees to provide any portion of any (a) New Incremental Loans pursuant to Section 2.19 (Facility Increases) or (b) Refinancing Loans pursuant to Section 2.21 (Refinancing Transactions); provided, that each New Lender shall be reasonably acceptable to the Administrative Agent and, so long as no Event of Default under Section 9.1(a), (b) or (f) (Events of Default) shall have occurred and be continuing, the Borrower (which approvals shall not be unreasonably withheld or delayed).

“New Project” shall mean (x) each theatre or other project which is either a new theatre or a material expansion, renovation or other improvement of an existing theatre owned by the Borrower or the Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each material expansion or improvement (in one or a series of related transactions) of business into a new market.

“Nola Acquisition” means the acquisition of all of the equity interests of Odeon and UCI Cinemas Holdings Limited by AMC (UK) Acquisition Limited in accordance with the terms and conditions of the Nola Acquisition Agreement.

“Nola Acquisition Agreement” means the Share Purchase Agreement among the Borrower, AMC (UK) Acquisition Limited, Monterey Capital III Sarl, Odeon and UCI Cinemas Holdings Limited, Odeon and UCI Cinemas Group Limited and the Management Shareholders (as defined therein) dated as of July 12, 2016.

“Nola Acquisition Funding Date” means the date on which the Nola Acquisition is consummated and the 2016 Incremental Term Loans are funded in an aggregate principal amount of (i) up to $500,000,000 if the Nola Acquisition Funding Date occurs prior to the Carl Acquisition Funding Date or (ii) up to $350,000,000 if the Nola Acquisition Funding Date occurs on or after the Carl Acquisition Funding Date; provided, that the Nola Acquisition Funding Date shall occur on or before January 31, 2017.

“Non-Consenting Lender” has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

“Non-Declining Lender” has the meaning specified in Section 2.9(e) (Mandatory Prepayments).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Recourse Indebtedness” means Indebtedness as to which (i) neither the Borrower nor any of its Subsidiaries (a) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (b) is directly or indirectly liable or (c) constitutes the lender (in each case, other than pursuant to and in compliance with Section 8.3 (Investments)) and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or its Subsidiaries (other than Non-Recourse Indebtedness) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; provided, however, that notwithstanding the foregoing, guaranties of Capital Lease Obligations of any Unrestricted Subsidiary relating to leased property in service outside the United States shall not cause such Capital Lease Obligations to not be Non-Recourse Indebtedness.

“Note” means any Revolving Note or Term Loan Note.

“Note Refinancing Indebtedness” means a Permitted Refinancing of the 2022 Subordinated Notes, the 2024 Subordinated Sterling Notes, the 2025 Subordinated Notes or the 2026 Subordinated Dollar Notes.

“Notice of Borrowing” has the meaning specified in Section 2.2 (Borrowing Procedures).

“Notice of Conversion or Continuation” has the meaning specified in Section 2.11 (Conversion/Continuation Option).

“Notice of Intent to Cure” has the meaning specified in Section 6.1(c).

“Obligations” means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by any Loan Party to any Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn or other payment thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents; provided, that the obligations of the Borrower or any Loan Party under any Cash Management Document or Hedging Contract shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long  as, the other Obligations are so secured and guaranteed and, in the case of obligations under Hedging Contracts, such Obligations are not Excluded Swap Obligations), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys’ fees and disbursements, Cash Management Obligations and other sums chargeable to the Borrower under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents) and all obligations of the Borrower under any Loan Document to provide cash collateral for any Letter of Credit Obligation.

“Offered Amount” has the meaning specified in Section 2.8(f)(iv) (Optional Prepayments).

“Offered Discount” has the meaning specified in Section 2.8(f)(iv) (Optional Prepayments).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Debt Representative” means, with respect to any series of Permitted Pari Passu Refinancing Debt, Permitted Junior Lien Refinancing Debt, New Incremental Notes, Note Refinancing Indebtedness or other Indebtedness secured by Liens permitted by Section 8.2(aa) (Liens, Etc.), as applicable, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17(b) (Mitigation Obligations; Substitution of Lenders)).

“Original Credit Agreement” has the meaning set forth in the recitals hereto.

“Original Lenders” has the meaning set forth in the recitals hereto.

“Original Term Loan” has the meaning specified in Section 2.1(b) (The Commitments).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the Stock of such Lender.

“Participant” has the meaning specified in Section 11.2(f) (Assignments and Participations).

“Participant Register” has the meaning specified in Section 11.2(g) (Assignments and Participations).

“Participating Lender” has the meaning specified in Section 2.8(f)(iii) (Optional Prepayments).

“Patriot Act” means the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Perfection Certificate” means a perfection certificate in form and substance satisfactory to the Administrative Agent.

“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

“Permitted Acquisition” means any Proposed Acquisition subject to the satisfaction of each of the following conditions:

(a)                                 each applicable Loan Party and any such newly created or acquired Subsidiary shall, or will within the times specified therein, have complied with the requirements of Section 7.11 (Additional Collateral and Guaranties);

(b)                                 (i) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (ii) immediately after giving effect to such Proposed Acquisition, Holdings, the Borrower and its Subsidiaries shall be in Pro Forma Compliance with the covenant set forth in Article V (Financial Covenant), such compliance to be determined on the basis of the financial information for the most recently ended Test Period as though such purchase or other acquisition had been consummated as of the first day of such Test Period and evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail; and

(c)                                  the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such Proposed Acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such Proposed Acquisition.

“Permitted Cure Security” means equity securities of the Borrower or Holdings (a) having no mandatory redemption, repurchase, repayment or similar requirements prior to the date which occurs six months after the Latest Maturity Date and (b) that are not convertible into or exchangeable for (i) debt securities or (ii) any equity securities that have mandatory redemption, repurchase, repayment or similar requirements prior to the date which occurs six months after the Latest Maturity Date and, in each case, upon which any required dividends or distributions shall be payable in additional shares of such security only.

“Permitted Holder” means any member of the Wanda Group.

“Permitted Junior Lien Refinancing Debt” means any secured Indebtedness incurred by the Borrower; provided, that (i) such Indebtedness is secured by the Collateral on a junior priority basis (including in respect of the control of remedies) with the Obligations and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness constitutes Loan Agreement Refinancing Debt, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the date that is 91 days following the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Guarantors, (vi) immediately after giving effect thereto on a Pro Forma Basis and the use of any proceeds therefrom, no Event of Default shall exist or result therefrom and (vii) an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Junior Lien Intercreditor Agreement; provided, that if such Indebtedness is the initial Permitted Junior Lien Refinancing Debt incurred by the Borrower, the Guarantors, the Administrative Agent and the Other Debt Representative for such Indebtedness shall have executed and delivered a Junior Lien Intercreditor Agreement.  Permitted Junior Lien Refinancing Debt, if in the form of notes, will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Pari Passu Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of secured notes (but excluding, for the avoidance of doubt, Indebtedness in the form of loans); provided, that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness constitutes Loan Agreement Refinancing Debt, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the date that is 91 days following the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Guarantors, (vi) immediately after giving effect thereto on a Pro Forma Basis and the use of any proceeds therefrom, no Event of Default shall exist or result therefrom and (vii) an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Senior Intercreditor Agreement; provided, that if such Indebtedness is the initial Permitted Pari Passu Refinancing Debt incurred by the Borrower, then the Borrower, the Guarantors, the Administrative Agent and the Other Debt Representative for such Indebtedness shall have executed and delivered a Senior Intercreditor Agreement.  Permitted Pari Passu Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, however, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended, except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 8.1 (Indebtedness), (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable (including, if applicable, with respect to Collateral) to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) the terms and conditions (including, if applicable, as to collateral except that Note Refinancing Indebtedness may be secured by a junior Lien as provided in Section 8.2(aa)) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties, the Lenders or the Secured Parties than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is secured by a junior-priority security interest in the Collateral such Indebtedness shall be subject to the provisions of a Junior Lien Intercreditor Agreement, (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended, and (f) at the time thereof, no Event of Default shall have occurred and be continuing.

“Permitted Subordinated Indebtedness” means any unsecured Indebtedness of the Borrower that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions no less favorable to the Lenders than the terms and conditions set forth in the 2024/2026 Subordinated Note Indenture, (b) will not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date, (c) has no scheduled amortization or payments of principal prior to the Latest Maturity Date and (d) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, taken as a whole, than those set forth in the 2024/2026 Subordinated Note Indenture.

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided, that (i) such Indebtedness is not secured by any property or assets of the Borrower or any Subsidiary, (ii) such Indebtedness constitutes Loan Agreement Refinancing Debt, (iii) such Indebtedness does not mature or have scheduled amortization prior to the date that is 91 days following the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default), and (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Guarantors.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

“Pledge and Security Agreement” means an agreement, in substantially the form of Exhibit I (Form of Pledge and Security Agreement), executed by each Loan Party.

“Pledged Debt Instruments” has the meaning specified in the Pledge and Security Agreement.

“Pledged Stock” has the meaning specified in the Pledge and Security Agreement.

“Pound Sterling” means the lawful money of the United Kingdom.

“Pro Forma Basis,” “Pro Forma Compliance” or “Pro Forma Effect” means, for purposes of calculating compliance with any test under this Agreement in respect of any of the transactions referred to in clauses (a) through (d) of the definition of “Annualized EBITDA” or the incurrence or retirement of Indebtedness (any of the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), such relevant transaction shall be treated as if such relevant transaction had occurred on the first day of the applicable Test Period; provided, however, that pro forma effect shall only be given to operating expense reductions or similar anticipated benefits from any transaction to the extent (a)(i) directly attributable to such transaction, (ii) expected to have a continuing impact on the Borrower and its Subsidiaries and (iii) factually supportable and (b) that such adjustments and the bases therefor are set forth in reasonable detail in a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent and dated the relevant date of determination and which certifies that the Borrower reasonably anticipates that such expense reductions or other benefits will be realized, or all necessary steps for the realization thereof taken, within twelve months following such date;

provided, further, that any determination of Annualized EBITDA of an Annualized Project shall be as determined in good faith by the Borrower, the calculation of which shall be set forth in reasonable detail in a certificate of the Chief Financial Officer delivered to the Administrative Agent and dated the date of relevant determination; provided, further, that if any such Indebtedness being incurred or retired has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Projections” means those financial projections dated April 2013, covering the Fiscal Year ending in 2013 through the Fiscal Year ending 2014 inclusive, to be delivered to the Agents by the Borrower.

“Property Loss Event” means (a) any loss of or damage to property of the Borrower or any of its Subsidiaries that results in the receipt by such Person of proceeds of insurance whose Dollar Equivalent exceeds (i) $10,000,000 for a single transaction or series of transactions or (ii) $30,000,000 in the aggregate in any Fiscal Year or (b) any taking of property of the Borrower or any of its Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof whose Dollar Equivalent exceeds (i) $10,000,000 for a single transaction or series of transactions or (ii) $30,000,000 in the aggregate in any Fiscal Year.

“Proposed Acquisition” means the proposed acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets or Stock of any Proposed Acquisition Target, or the merger of any Proposed Acquisition Target with or into the Borrower or any Subsidiary of the Borrower (and, in the case of a merger with the Borrower, with the Borrower being the surviving corporation).

“Proposed Acquisition Target” means any Person or any operating division, branch, business unit or line of business of such Person subject to a Proposed Acquisition.

“Public Company Compliance” shall mean compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees.

“Purchasing Lender” has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

“Qualified Stock” means any Stock of any Person that is not Disqualified Stock.

“Qualifying IPO” means the issuance by Holdings or the Borrower of its common Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Qualifying Lender” has the meaning specified in Section 2.8(f)(iv) (Optional Prepayments).

“Quotation Day” means, with respect to any Eurodollar Rate Borrowing and any Interest Period, the Business Day on which it is market practice in the London interbank market for the Administrative Agent to give quotations for deposits in Dollars for delivery on the first day of such Interest Period.

“Ratable Portion” or (other than in the expression “equally and ratably”) “ratably” means, with respect to any Lender, (a) with respect to the Revolving Credit Facility, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by (ii) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Commitments have been terminated, the percentage obtained by dividing (x) the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by (y) the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders) and (b) with respect to the Term Loan Facility, the percentage obtained by dividing (i) the principal amount of such Lender’s Loans by (ii) the aggregate Term Loans of all Lenders and in each case, when referring to the “Ratable Portion” within each Tranche, the percentage obtained by dividing the principal amount of such Lender’s Loans in such Tranche by the aggregate Loans of all Lenders in such Tranche.

“Real Property” of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

“Recipient” means (a) the relevant Agent, (b) any Lender and (c) any Issuer, as applicable.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Loan Agreement Refinancing Debt”.

“Refinancing Loans” means one or more Tranches of term loans incurred pursuant to Section 2.21 (Refinancing Transactions) and meeting the requirements set forth in the proviso in the definition of “Loan Agreement Refinancing Debt”.

“Register” has the meaning specified in Section 2.7(b)(i) (Evidence of Debt).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Reimbursement Date” has the meaning specified in Section 2.4(h) (Letters of Credit).

“Reimbursement Obligations” means, as and when matured, the obligation of the Borrower to pay, on the date payment is made or scheduled to be made to the beneficiary under each such Letter of Credit (or at such other date as may be specified in the applicable Letter of Credit Reimbursement Agreement) and in the currency drawn (or in such other currency as may be specified in the applicable Letter of Credit Reimbursement Agreement), all amounts of each draft and other requests for payments drawn under Letters of Credit, and all other matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

“Related Obligations” has the meaning specified in Section 10.9 (Collateral Matters Relating to the Related Obligations).

“Related Party” means, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates’ respective managers, administrators, trustees, members, partners, directors, officers, employees, agents, fund managers and advisors.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

“Remedial Action” means all actions required pursuant to Environmental Law to (a) clean up, remove, treat or in any other way remediate any Contaminant in the indoor or outdoor environment, (b) reasonably prevent the Release or reasonably minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Repricing Transaction” means, with respect to any Tranche of Term Loans, the refinancing or repricing by the Borrower of the such Tranche of Term Loans (x) with the proceeds of any secured term loans incurred by the Borrower (including, without limitation, any Refinancing Loans or New Incremental Term Loans) or (y) in connection with any amendment to this Agreement, in either case, (i) having or resulting in an effective interest rate or weighted average yield (to be determined by the Administrative Agent, in consultation with the Borrower, consistent with generally accepted financial practice, after giving effect to margins, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) as of the date of such refinancing that is, or could be by the express terms of such Indebtedness (and not by virtue of any fluctuation in any “base” rate), less than the Applicable Margin for, or weighted average yield (to be determined by the Administrative Agent, in consultation with Borrower, on the same basis) of the such Tranche of Term Loans as of the date of such refinancing or repricing and (ii) in the case of a refinancing of such Tranche of Term Loans, the proceeds of which are used to repay, in whole or in part, principal of outstanding Term Loans under such Tranche.

“Required Prepayment Date” has the meaning specified in Section 2.9(e) (Mandatory Prepayments).

“Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, treaties, rules and regulations, orders, judgments, decrees and other determinations of, concessions, grants, franchises, licenses and other Contractual Obligations with, any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite Lenders” means, collectively, Lenders having more than fifty percent (50%) of the sum of the aggregate outstanding amount of the Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the aggregate Revolving Credit Outstandings) and the principal amount of all Term Loans then outstanding.  A Defaulting Lender or Affiliated Lender shall not be included in the calculation of “Requisite Lenders.”

“Requisite Revolving Credit Lenders” means, collectively, Revolving Credit Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the aggregate Revolving Credit Outstandings).  A Defaulting Lender or Affiliated Lender shall not be included in the calculation of “Requisite Revolving Credit Lenders.”

“Requisite Term Lenders” means, collectively, Term Lenders having more than 50% of the principal amount of all Term Loans then outstanding.  A Defaulting Lender or Affiliated Lender shall not be included in the calculation of “Requisite Term Lenders”.

“Responsible Officer” means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

“Restricted Payment” means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalent of the Borrower or any of its Subsidiaries now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalent of the Borrower or any of its Subsidiaries now or hereafter outstanding and (c) any redemption, prepayment, defeasement, repurchase or other satisfaction prior to the scheduled maturity of any Subordinated Debt, any other subordinated Indebtedness of the Borrower or any of its Subsidiaries or any Disqualified Stock, or the setting aside of any funds for any of the foregoing.

“Revaluation Date” means with respect to any Letter of Credit, each of the following: (a) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (c) each date of any payment by the applicable Issuer under any Letter of Credit denominated in an Alternative Currency and (d) such additional dates as the Administrative Agent or the applicable Issuer shall determine.

“Revolving Credit Borrowing” means Revolving Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

“Revolving Credit Commitment” means an Initial Revolving Credit Commitment, a New Incremental Revolving Commitment or an Extended Revolving Commitment, and “Revolving Credit Commitments” means all of them, collectively.

“Revolving Credit Facility” means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

“Revolving Credit Lender” means each Lender that (a) has a Revolving Credit Commitment, (b) holds a Revolving Loan or (c) participates in any Letter of Credit or Swing Loans.

“Revolving Credit Outstandings” means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time and (b) the Letter of Credit Obligations outstanding at such time.

“Revolving Credit Termination Date” shall mean (a) with respect to the Initial Revolving Credit Facility, the Initial Revolving Credit Termination Date, (b) with respect to any New Incremental Revolving Commitments and New Incremental Revolving Loans, the final maturity date as specified in the applicable Incremental/Extended/Refinancing Amendment and (c) with respect to any Extended Revolving Commitments, the earliest of (i) the termination date set forth in the Extension Amendment, (ii) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.5 (Reduction and Termination of the Commitments) and (iii) the date on which the Obligations payable under this Agreement become due and payable, whether by acceleration or otherwise.

“Revolving Loan” means each of the Initial Revolving Loans, New Incremental Revolving Loan or Extended Revolving Loans, as the context may require, and the Swing Loans.

“Revolving Note” means a promissory note of the Borrower payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Lender’s Revolving Credit Commitment or evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans owing to such Revolving Credit Lender.

“S&P” means Standard & Poor’s Financial Services LLC.

“SAR” means any stock appreciation rights or similar phantom stock rights.

“Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002.

“Screen Rate” has the meaning assigned to such term in the definition of “Eurodollar Base Rate.”

“SEC” means the Securities and Exchange Commission.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of November 8, 2016, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and Citicorp, as Administrative Agent.

“Second Amendment Arrangers” means, collectively, Citi, Barclays, MLPFS, CS Securities and HSBC Securities as joint lead arrangers and joint bookrunners under (and as defined in) the Second Amendment.

“Second Amendment Effective Date” means November 8, 2016.

“Second Amendment Engagement Letter” means that certain Engagement Letter, dated October 23, 2016 (as amended, supplemented or otherwise modified from time to time), by and among the Borrower and the Second Amendment Arrangers.

“Second Amendment Transactions” means the entry into the Second Amendment, the Nola Acquisition, the Carl Acquisition and/or the payment of fees, costs and expenses related to each of the foregoing.

“Secured Parties” means the Lenders, the Issuers, the Agents, each Indemnitee and any other holder of any Obligation.

“Securities Account” has the meaning given to such term in the UCC.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

“Selling Lender” has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

“Senior Indebtedness” means with respect to any Person, without duplication, all Indebtedness of such Person and its Subsidiaries (determined on a Consolidated basis); provided, however, that Senior Indebtedness will not include: (a) any obligation of the Borrower to any Subsidiary or any obligation of a Subsidiary to the Borrower or another Subsidiary, (b) any liability for Federal, state, foreign, local or other taxes owed or owing by the Borrower or any of its Subsidiaries, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness, guarantee or obligation of the Borrower or any of its Subsidiaries that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of the Borrower or any of its Subsidiaries, as the case may be, or (e) any Stock.

“Senior Intercreditor Agreement” means a “pari passu” intercreditor agreement among the Administrative Agent and one or more Other Debt Representatives for holders of Permitted Pari Passu Refinancing Debt or New Incremental Notes, as applicable, in each case, on reasonable and customary terms and in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Senior Leverage Ratio” means, as of any date of determination, on a Pro Forma Basis, the ratio of (i) Senior Indebtedness of the Borrower and its Subsidiaries as of such date to (ii) Annualized EBITDA for the Borrower and its Subsidiaries for the most recently ended Test Period.

“Senior Secured Indebtedness” means, with respect to any Person at any time, without duplication, the outstanding principal amount (or in the case of Indebtedness issued at discount, the accreted amount) of Indebtedness of such Person and its Subsidiaries (determined on a Consolidated basis) as of such time, excluding any subordinated Indebtedness and other unsecured Indebtedness and any Capital Lease Obligation; provided, however, that, in determining the amount of Indebtedness of such Person for purposes of this definition, the amount of Indebtedness of such Person consisting of Revolving Loans and any other Indebtedness that consists of a revolving line of credit as of any date shall be deemed to be the aggregate outstanding principal amount thereof on the last day of each fiscal quarter ending during the four Fiscal Quarters most recently ended on or prior to such date, divided by four (4).

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X under the Securities Act.

“Solicited Discount Proration” has the meaning specified in Section 2.8(f)(iv) (Optional Prepayments).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.8(f)(iv) (Optional Prepayments).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.8(f)(iv) (Optional Prepayments) substantially in the form of Exhibit Q (Form of Solicited Discounted Prepayment Notice).

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit P (Form of Solicited Discounted Prepayment Offer), submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.8(f)(iv) (Optional Prepayments).

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Purpose Vehicle” means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

“Specified Discount” has the meaning specified in Section 2.8(f)(ii)(A) (Optional Prepayments).

“Specified Discounted Prepayment Amount” has the meaning specified in Section 2.8(f)(ii)(A) (Optional Prepayments).

“Specified Discounted Prepayment Notice” means a written notice of the Borrower Offer of Specified Discounted Prepayment made pursuant to Section 2.8(f)(ii) (Optional Prepayments) substantially in the form of Exhibit N (Form of Specified Discounted Prepayment Notice).

“Specified Discounted Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit O (Form of Specified Discounted Prepayment Response), to a Specified Discounted Prepayment Notice.

“Specified Discounted Prepayment Response Date” has the meaning specified in Section 2.8(f)(ii)(A) (Optional Prepayments).

“Specified Discount Proration” has the meaning specified in Section 2.8(f)(ii)(C) (Optional Prepayments).

“Specified Event of Default” means any Event of Default under Section 9.1(a), (b), (f) or (g) (Events of Default).

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange  computation is made; provided, that the Administrative Agent or the applicable Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided, further, that the applicable Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Standby Letter of Credit” means any Letter of Credit that is not a Documentary Letter of Credit.

“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Submitted Amount” has the meaning specified in Section 2.8(f)(iii) (Optional Prepayments).

“Submitted Discount” has the meaning specified in Section 2.8(f)(iii) (Optional Prepayments).

“Subordinated Bridge Facility” means a senior subordinated bridge facility in an aggregate principal amount of up to $350,000,000 incurred in connection with the Nola Acquisiton and/or the Carl Acquisition.

“Subordinated Debt” means the 2022 Subordinated Notes, the 2024 Subordinated Sterling Notes, the 2025 Subordinated Notes, the 2026 Subordinated Dollar Notes and any Permitted Subordinated Indebtedness.

“Subsidiary” of any Person means (i) any corporation which more than 50% of the outstanding shares of Stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such Person, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly, has more than a 50% equity interest, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower.  Notwithstanding the foregoing, for purposes of this Agreement, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Borrower, other than for purposes of the definition of “Unrestricted Subsidiary” and Sections 4.3(a) (Subsidiaries; Borrower Information), 4.17 (Environmental Matters) and 7.10 (Environmental), unless the Borrower shall have designated in writing to the Administrative Agent an Unrestricted Subsidiary as a Subsidiary.

“Substitute Institution” has the meaning specified in Section 2.17(b) (Mitigation Obligations; Substitution of Lenders).

“Substitution Notice” has the meaning specified in Section 2.17(b) (Mitigation Obligations; Substitution of Lenders).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Lender” means Citicorp or any other Revolving Credit Lender that becomes the Administrative Agent or agrees, with the approval of the Administrative Agent and the Borrower, to act as the Swing Lender hereunder, in each case in its capacity, as the Swing Lender hereunder.

“Swing Loan” has the meaning specified in Section 2.3 (Swing Loans).

“Swing Loan Request” has the meaning specified in Section 2.3(b) (Swing Loans).

“Swing Loan Sublimit” means $20,000,000.

“Swiss Franc” means the lawful money of Switzerland.

“Syndication Agent” means BofA in its capacity as syndication agent under this Agreement.

“Tax Affiliate” means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is required to file consolidated, combined or unitary tax returns.

“Tax Return” has the meaning specified in Section 4.8(a) (Taxes).

“Taxes” means any and all present or future taxes, levies, imposts, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Term Lender, (i) its obligation to make Original Term Loans to the Borrower on the Closing Date pursuant to Section 2.1(b) (The Commitments) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule I (Commitments) (as in effect on the Closing Date) under the caption “Term Loan Commitment”, (ii) the commitment of such Lender to make 2015 Incremental Term Loans to the Borrower on the First Amendment Effective Date pursuant to Section 2(a) of the First Amendment and Section 2.1(b) (The Commitments) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I (Commitments) (as in effect on the First Amendment Effective Date) under the caption “2015 Incremental Term Commitment” (iii) the commitment of such Lender to make 2016 Incremental Term Loans to the Borrower on the Nola Acquisition Funding Date and/or the Carl Acquisition Funding Date pursuant to Section 2(a) of the Second Amendment and Section 2.1(b) (The Commitments) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I (Commitments) (as in effect on the Second Amendment Effective Date) under the caption “2016 Incremental Term Commitment” and (iv) any obligation after the Second Amendment Effective Date to make New Incremental Term Loans, Extended Term Loans or Refinancing Loans under this Agreement, as applicable, in each case, as amended to reflect each Assignment and Acceptance executed by such Term Lender.  For all purposes hereunder, (i) from and after the First Amendment Effective Date, each reference to a “Term Commitment” in this Agreement and in the Loan Documents shall be deemed to include the commitments to make the 2015 Incremental Term Loans and (ii) from and after the Second Amendment Effective Date, each reference to a “Term Commitment” in this Agreement and in the Loan Documents shall be deemed to include the commitments to make the 2016 Incremental Term Loans.

“Term Lender” means each Lender that holds a Term Loan.

“Term Loans” means Original Term Loans, 2015 Incremental Term Loans, 2016 Incremental Term Loans, New Incremental Term Loans, Extended Term Loans or Refinancing Loans, as the context may require.  For all purposes hereunder, (i) from and after the First Amendment Effective Date, each reference to a “Term Loans” in this Agreement and in the Loan Documents shall be deemed to include the 2015 Incremental Term Loans, which, for the avoidance of doubt, constitute a single “class” and a single Term Loan Tranche with the Initial Term Loans and (ii) from and after the Second Amendment Effective Date, each reference to a “Term Loans” in this Agreement and in the Loan Documents shall be deemed to include the 2016 Incremental Term Loans, which, for the avoidance of doubt, constitute a seperate “class” and a seperate Term Loan Tranche from the Initial Term Loans.

“Term Loan Borrowing” means a borrowing consisting of Term Loans made by the Term Lenders.

“Term Loan Facility” means the provisions herein related to the Term Loans.

“Term Loan Note” means a promissory note of the Borrower payable to the order of any Term Lender in a principal amount equal to the amount of the Term Loan owing to such Lender.

“Test Period” means, for any determination under this Agreement, the period of four consecutive Fiscal Quarters of the Borrower then last ended and for which Financial Statements have been delivered to the Administrative Agent pursuant to Section 6.1(a) or (b) (Financial Statements), as applicable.

“Title IV Plan” means a pension plan, other than a Multiemployer Plan, subject to Title IV of ERISA and that is sponsored or maintained by the Borrower or any of its Subsidiaries or any ERISA

Affiliate or to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has, or within the five (5) plan years preceding the date of this Agreement has had, any obligation to contribute.

“Tranche” means (a) with respect to Term Loans or commitments, refers to whether such Term Loans or commitments are (i) Initial Term Loans or Term Commitments, (ii) New Incremental Term Loans, (iii) Extended Term Loans or (iv) Refinancing Loans, in each case, with the same terms and conditions and made or extended on the same day and (b) with respect to Revolving Loans or commitments, refers to whether such Revolving Loans or commitments are (i) Initial Revolving Credit Commitments or Initial Revolving Loans, (ii) New Incremental Revolving Commitments or New Incremental Revolving Loans or (iii) Extended Revolving Loans or Extended Revolving Commitments, in each case, with the same terms and conditions and made, established or extended on the same day.

“Transactions” shall mean, collectively, refinancing of the Existing Credit Agreement pursuant to the Original Credit Agreement and all other transactions consummated under the Loan Documents.

“Type” means, with respect to a Loan, whether such Loan is a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” has the meaning specified in the Pledge and Security Agreement.

“Unrestricted Subsidiary” means a Subsidiary of the Borrower designated in writing to the Administrative Agent (i) whose properties and assets, to the extent they secure any Indebtedness at any time, secure only Non-Recourse Indebtedness and (ii) that has no (nor will have any) Indebtedness other than Non-Recourse Indebtedness.  Notwithstanding the foregoing, no Subsidiary may be designated an Unrestricted Subsidiary by the Borrower if at the time of such designation it is a Significant Subsidiary.  As of the Second Amendment Effective Date, each Unrestricted Subsidiary is set forth on Schedule 4.3(a).

“Unused Commitment Fee” has the meaning specified in Section 2.12(a) (Fees).

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

“Wanda” means Dalian Wanda Group Co., Ltd., a Chinese private conglomerate.

“Wanda Group” means Wanda and any Affiliate of Wanda.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than director’s qualifying shares or as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means, with respect to the Borrower or any of its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Working Capital” means, for any Person at any date, the amount, if any, by which the Consolidated Current Assets of such Person at such date exceeds the Consolidated Current Liabilities of such Person at such date.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“2015 Incremental Lenders” means Lenders providing the 2015 Incremental Term Loans on the First Amendment Effective Date.

“2015 Incremental Term Loans” means New Incremental Term Loans in an aggregate principal amount of $125,000,000 made by the 2015 Incremental Lenders on the First Amendment Effective Date pursuant to the terms of the First Amendment.

“2016 Incremental Lenders” means Lenders providing the 2016 Incremental Term Loans on the Nola Acquisition Funding Date and/or the Carl Acquisition Funding Date.

“2016 Incremental Term Loan Maturity Date” means the earliest of (a) December 15, 2023 and (b) the date on which the Obligations payable under this Agreement become due and payable hereunder, whether by acceleration or otherwise.

“2016 Incremental Term Loans” means New Incremental Term Loans in an aggregate principal amount up to $500,000,000 made by the 2016 Incremental Lenders on the Nola Acquisition Funding Date and/or the Carl Acquisition Funding Date pursuant to the terms of the Second Amendment.

“2022 Subordinated Notes” means the Borrower’s 5.875% Senior Subordinated Notes due 2022 issued pursuant to the 2022 Subordinated Note Indenture in the original principal amount of $375,000,000 and any additional notes issued pursuant to the 2022 Subordinated Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2022 Subordinated Note Indenture.

“2022 Subordinated Note Indenture” means the Indenture dated as of February 7, 2014 pursuant to which the 2021 Subordinated Notes were issued between the Borrower, the guarantors party thereto and U.S. Bank National Association, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 8.10 (Modification of Debt Agreements).

“2024/2026 Subordinated Note Indenture” means the Indenture dated as of November 8, 2016 pursuant to which the 2024 Subordinated Sterling Notes and the 2026 Subordinated Dollar Notes were issued between the Borrower, the guarantors party thereto and, U.S. Bank National Association, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 8.10 (Modification of Debt Agreements).

“2024 Subordinated Sterling Notes” means the Borrower’s 6.375% Senior Subordinated Notes due 2024 issued pursuant to the 2024/2026 Subordinated Note Indenture in the original principal amount of

£250,000,000 and any additional notes denominated in pounds sterling issued pursuant to the 2024/2026 Subordinated Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2024/2026 Subordinated Note Indenture.

“2025 Subordinated Notes” means the Borrower’s 5.75% Senior Subordinated Notes due 2025 issued pursuant to the 2025 Subordinated Note Indenture in the original principal amount of $600,000,000 and any additional notes issued pursuant to the 2025 Subordinated Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2025 Subordinated Note Indenture.

“2025 Subordinated Note Indenture” means the Indenture dated as of June 5, 2015 pursuant to which the 2025 Subordinated Notes were issued between the Borrower, the guarantors party thereto and U.S. Bank National Association, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 8.10 (Modification of Debt Agreements).

“2026 Subordinated Dollar Notes” means the Borrower’s 5.875% Senior Subordinated Notes due 2026 issued pursuant to the 2024/2026 Subordinated Note Indenture in the original principal amount of $595,000,000 and any additional notes denominated in U.S. Dollars issued pursuant to the 2024/2026 Subordinated Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2024/2026 Subordinated Note Indenture.

Section 1.2                                   Computation of Time Periods

In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

Section 1.3                                   Accounting Terms and Principles

(a)                                 Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Article V (Financial Covenant)) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

(b)                                 If at any time any change in GAAP would affect the computation of any financial ratio or requirement, and either the Borrower or the Administrative Agent shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement so as to equitably reflect such change in GAAP with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change in GAAP as if such change in GAAP had not been made (subject to the approval of the Requisite Lenders); provided, however, that, (i) until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP, as applicable, prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation, in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP and (ii) for the avoidance of doubt, (A) the amount of any Capital Lease Obligation shall at all times be calculated in accordance with the definition of that term, and (B) notwithstanding any changes in GAAP after the Closing Date, any lease of the Borrower or the Subsidiaries that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or a Capital Lease Obligation under this Agreement or any other Loan Document as a result of such changes in GAAP.

(c)                                  For purposes of making all financial calculations to determine compliance with Article V (Financial Covenant) and any other financial ratio hereunder, all components of such calculations shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any business or assets that have been acquired by the Borrower or any of its Subsidiaries (including through Permitted Acquisitions) after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower on a Pro Forma Basis.  For the avoidance of doubt, when determining Pro Forma Compliance with Article V (Financial Covenant) for purposes of any ratio test set forth in the definition of “Permitted Acquisition” or Article VIII (Negative Covenants), the test set forth in Article V (Financial Covenant) shall apply regardless of whether any Revolving Credit Commitment remains outstanding on the relevant test date.

Section 1.4                                   Conversion of Foreign Currencies

(a)                                 Indebtedness.  Indebtedness denominated in any currency other than Dollars shall be calculated using the Dollar Equivalent thereof as of the date of the Financial Statements on which such Indebtedness is reflected; provided, that if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b)                                 Dollar Equivalents.  The Administrative Agent or the applicable Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Letters of Credit denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuer, as applicable.  The Administrative Agent may, but shall not be obligated to, rely on any determination of the Dollar Equivalent of any amount made by any Loan Party in any document delivered to the Administrative Agent.

(c)                                  Rounding-Off.  The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

Section 1.5                                   Certain Terms

(a)                                 The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in, this Agreement.

(b)                                 Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words “above” and “below”, when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

(c)                                  Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto.  Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

(d)                                 References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

(e)                                  The term “including” when used in any Loan Document means “including without limitation” except when used in the computation of time periods.

(f)                                   The terms “Lender,” “Issuer,” and “Administrative Agent” include, without limitation, their respective successors.

(g)                                  Upon the appointment of any successor Administrative Agent pursuant to Section 10.7 (Successor Administrative Agent), references to Citicorp in Section 10.4 (Each Agent Individually) and to Citibank in the definitions of Base Rate, Dollar Equivalent and Eurodollar Base Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

Section 1.6                                   Limited Condition Acquisitions

(a)                                 Notwithstanding anything to the contrary herein, in connection with any action being taken in connection with a Limited Condition Acquisition, for the purposes of determining compliance with Section 8.1 (Indebtedness) and Section 8.3 (Investments), which requires (i) compliance with any financial ratio or test and/or the amount of Consolidated Total Assets or any cap expressed as a percentage of Consolidated Total Assets or (ii) that no Default or Event of Default shall exist or result therefrom, the determination of whether the relevant condition is satisfied may be made, at the option of the Borrower, either (i) on the date of the execution of the definitive agreements for such Limited Condition Acquisition or (ii) on the date of the consummation of such Limited Condition Acquisition, in each case, after giving pro forma effect to such Limited Condition Acquisition and the actions to be taken in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof); provided that no Specified Event of Default exists on the date that such Limited Condition Acquisition is consumated or results therefrom.

(b)                                 For the avoidance of doubt, if the Borrower has exercised its option under clause (a) above, and any Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and on or prior to the consummation of such Limited Condition Acquisition, any such Event of Default shall be deemed not to have occurred or be continuing solely for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted under Section 8.1 (Indebtedness) and Section 8.3 (Investments).

Section 1.7                                   Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability  in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE II

THE FACILITIES

Section 2.1                                   The Commitments

(a)                                 Revolving Credit Commitments.  On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans in Dollars (each an “Initial Revolving Loan”) to the Borrower from time to time on any Business Day during the period from the Closing Date until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Revolving Credit Lender not to exceed such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Revolving Credit Lender’s Ratable Portion of the Available Credit.  Within the limits of the Revolving Credit Commitment of each Revolving Credit Lender and the Available Credit, amounts of Revolving Loans repaid may be reborrowed by the Borrower under this Section 2.1.

(b)                                 Term Commitments.  On the Closing Date, the Original Lenders made Term Loans to the Borrower in an aggregate principal amount equal to their Term Commitment on the Closing Date (each, an “Original Term Loan”).  On the First Amendment Effective Date, the 2015 Incremental Lenders made 2015 Incremental Term Loans (each, together with each Original Term Loan, an “Initial Term Loan”) to the Borrower in an aggregate principal amount equal to their Term Commitment on the First Amendment Effective Date.  On the terms and subject to the conditions contained in the Second Amendment, each 2016 Incremental Lender severally agrees to make a 2016 Incremental Term Loan in Dollars to the Borrower on the the Nola Acquisition Funding Date and/or the Carl Acquisition Funding Date, in an amount not to exceed such Term Lender’s Term Commitment on the Second Amendment Effective Date.  Amounts of Term Loans repaid or prepaid may not be reborrowed.

Section 2.2                                   Borrowing Procedures

(a)                                 Borrowings.

(i)                                     Each Revolving Credit Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 1:00 p.m. (New York time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing.  Each such notice shall be in substantially the form of Exhibit C (Form of Notice of Borrowing) (a “Notice of Borrowing”), specifying (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (D) for each Eurodollar Rate Loan, the initial Interest Period or Periods thereof.  Loans shall be made as Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans.  Notwithstanding anything to the contrary contained in Section 2.3(a) (Swing Loans), if any Notice of Borrowing requests a Revolving Credit Borrowing of Base Rate Loans, the Administrative Agent may make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan.  Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

(ii)                                  The Administrative Agent shall give to each Revolving Credit Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing with respect to Revolving Credit Borrowings and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a) (Determination of Interest Rate).  Each Lender shall, before 11:00 am. (New York time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.), in immediately available funds, such Lender’s Ratable Portion of such proposed Borrowing.  Upon fulfillment (or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.)) (A) on the Closing Date, of the applicable conditions set forth Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), (B) on the First Amendment Effective Date, of the applicable conditions set forth in Section 3 of the First Amendment and (C) at any time (including the Closing Date and the First Amendment Effective Date), of the applicable conditions set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), and after the Administrative Agent’s receipt of such funds, the Administrative Agent shall make such funds available to the Borrower.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing.  If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.  If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

(c)                                  The occurrence of any Revolving Credit Lender becoming a Defaulting Lender shall not relieve any other Revolving Credit Lender of its obligations to make such Revolving Loan or payment on such date but no such other Revolving Credit Lender shall be responsible for the failure of any Defaulting Lender to make a Loan or a payment required under this Agreement.

Section 2.3                                   Swing Loans

(a)                                 Swing Loans.  On the terms and subject to the conditions contained in this Agreement, the Swing Lender shall make loans in Dollars (each a “Swing Loan”) otherwise available to the Borrower under the Revolving Credit Facility from time to time on any Business Day during the period from Closing Date until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding (together with the aggregate outstanding principal amount of any other Loan made by the Swing Lender hereunder in its capacity as a Lender or the Swing Lender) not to exceed the Swing Loan Sublimit; provided, however, that at no time shall the Swing Lender make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Revolving Credit Commitments in effect at such time.  Each Swing Loan shall be a Base Rate Loan and must be repaid in full within seven days after its making or, if sooner, upon any Revolving Credit Borrowing hereunder and shall in any event mature no later than the Revolving Credit Termination Date.  Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).

(b)                                 In order to request a Swing Loan, the Borrower shall telecopy (or forward by electronic mail or similar means) to the Administrative Agent a duly completed request in substantially the form of Exhibit D (Form of Swing Loan Request) (a “Swing Loan Request”), setting forth the requested amount and date of such Swing Loan, to be received by the Administrative Agent not later than 1:00 p.m. (New York time) on the day of the proposed borrowing.  The Administrative Agent shall promptly notify the Swing Lender of the details of the requested Swing Loan.  Subject to the terms of this Agreement, the Swing Lender may make a Swing Loan available to the Administrative Agent and, in turn, the Administrative Agent shall make such amounts available to the Borrower on the date of the relevant Swing Loan Request.  The Swing Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied, and ending when such conditions are satisfied.  The Swing Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the making of any Swing Loan.

(c)                                  The Swing Lender shall notify the Administrative Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 a.m. (New York time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

(d)                                 The Swing Lender may demand at any time that each Revolving Credit Lender pay to the Administrative Agent, for the account of the Swing Lender, in the manner provided in clause (e) below, such Revolving Credit Lender’s Ratable Portion of all or a portion of the applicable Swing Loans then outstanding, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of such Swing Loans demanded to be paid.  Upon the occurrence of a Default or an Event of Default under Section 9.1(f) (Events of Default), each Revolving Credit Lender shall immediately acquire, without recourse or warranty, an undivided participation in each Swing Loan, by payment to the Administrative Agent, in immediately available funds, an amount equal to such Revolving Credit Lender’s Ratable Portion of such Swing Loan pursuant to clause (e) below.

(e)                                  The Administrative Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each applicable Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 1:00 p.m. (New York time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the applicable Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Revolving Credit Lender’s Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) and 2.1(a) (Revolving Credit Commitments) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), each applicable Lender shall, before 11:00 a.m. (New York time) on the Business Day next succeeding the date of such Lender’s receipt of such notice or demand, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Lender, the amount specified in such statement.  Upon such payment by a Lender, such Lender shall, except as provided in clause (f) below, be deemed to have made a Revolving Loan to the Borrower.  The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Lender.  To the extent that any Lender fails to make such payment available to the Administrative Agent for the account of the Swing Lender, the Borrower shall repay such Swing Loan on demand.

(f)                                   Upon the occurrence of a Default or an Event of Default under Section 9.1(f) (Events of Default), each Revolving Credit Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Revolving Credit Lender pursuant to clause (e) above, which participation shall be in a principal amount equal to such Revolving Credit Lender’s Ratable Portion of such Swing Loan, by paying to the Swing Lender on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (e) above, in immediately available funds, an amount equal to such Revolving Credit Lender’s Ratable Portion of such Swing Loan.  If all or part of such amount is not in fact made available by any applicable Lender to the Swing Lender on such date, the Swing Lender shall be entitled to recover any such unpaid amount on demand from such Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

(g)                                  From and after the date on which any Revolving Credit Lender (i) is deemed to have made a Revolving Loan pursuant to clause (e) above with respect to any Swing Loan or (ii) purchases an undivided participation interest in a Swing Loan pursuant to clause (f) above, the Swing Lender shall promptly distribute to such Revolving Credit Lender such Revolving Credit Lender’s Ratable Portion of all payments of principal of and interest received by the Swing Lender on account of such Swing Loan other than those received from a Lender pursuant to clause (e) or (f) above.

Section 2.4                                   Letters of Credit

(a)                                 On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Borrower and for the account of the Borrower (or a Subsidiary of the Borrower) one or more Letters of Credit from time to time on any Business Day during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and (x) 30 days prior to the Revolving Credit Termination Date, in the case of a Documentary Letter of Credit and (y) 5 days prior to the Revolving Credit Termination Date, in the case of a Standby Letter of Credit; provided, however, that no Issuer shall be under any obligation to Issue (and, upon the occurrence of any of the events described in clauses (ii), (iii), (iv), (v), and (vi)(A) below, shall not Issue) any Letter of Credit upon the occurrence of any of the following:

(i)                                     any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the Closing Date or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the Closing Date and that such Issuer in good faith deems material to such Issuer;

(ii)                                  such Issuer shall have received any written notice of the type described in clause (d) below;

(iii)                               after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments in effect at such time;

(iv)                              after giving effect to the Issuance of such Letter of Credit, the sum of (i) the Dollar Equivalents of the Letter of Credit Undrawn Amounts at such time and (ii) the Dollar Equivalents of the Reimbursement Obligations at such time exceeds the Letter of Credit Sublimit; provided, however, that no Issuer shall be required to Issue in its own name, Letters of Credit, denominated in Dollars or an Alternative Currency, for the account of the Borrower, in excess of its Issuer Sublimit;

(v)                                 (A)                               such Letter of Credit is requested to be denominated in any Alternative Currency and the Issuer receives written notice from the Administrative Agent at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that, immediately after giving effect to the Issuance of such Letter of Credit, all Letter of Credit Obligations at such time in respect of each Letter of Credit denominated in currencies other than Dollars would exceed $5,000,000 or (B) such Letter of Credit is requested to be denominated in any currency other than Dollars or an Alternative Currency;

(vi)                              (A)                               any fees due in connection with a requested Issuance have not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer or (C) the Issuer for such Letter of Credit shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by the Borrower, applications, agreements and other documentation (collectively, a “Letter of Credit Reimbursement Agreement”) such Issuer generally employs in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit; or

(vii)                           the issuance of the Letter of Credit would violate one or more policies of the Issuer applicable to the issuance of letters of credit generally.

None of the Revolving Credit Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

(b)                                 In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) be less than five days prior to the Revolving Credit Termination Date; provided, however, that any Letter of Credit with a term less than or equal to one year may provide for the renewal thereof for additional periods less than or equal to one year, as long as, (x) on or before the expiration of each such term and each such period, the Borrower and the Issuer of such Letter of Credit shall have the option to prevent such renewal and (y) neither the Issuer of such Letter of Credit nor the Borrower shall permit any such renewal to extend the expiration date of any Letter of Credit beyond the date set forth in clause (ii) above.

(c)                                  In connection with the Issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days’ prior written notice, in substantially the form of Exhibit E (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a “Letter of Credit Request”).  Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the currency of issuance and face amount of the Letter of Credit requested (whose Dollar Equivalent shall not be less than $500,000 (or such lesser amount as mutually agreed between the Borrower and the relevant Issuer)), the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and, in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued.  Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 1:00 p.m. (New York time) on the second Business Day prior to the requested Issuance of such Letter of Credit.

(d)                                 Subject to the satisfaction of the conditions set forth in this Section 2.4, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer’s usual and customary business practices.  No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) or clause (a) above (other than those conditions set forth in clauses (a)(i), (a)(vi)(B) and (C) above and, to the extent such clause relates to fees owing to the Issuer of such Letter of Credit and its Affiliates, clause (a)(vi)(A) above) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived.  No Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

(e)                                  The Borrower agrees that, if requested by the Issuer of any Letter of Credit, it shall execute a Letter of Credit Reimbursement Agreement in respect to any Letter of Credit Issued hereunder.  In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

(f)                                   Each Issuer shall comply with the following:

(i)                                     give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance of any Letter of Credit Issued by it, of all drawings under any Letter of Credit Issued by it and of the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Revolving Credit Lender);

(ii)                                  upon the request of any Revolving Credit Lender, furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender; and

(iii)                               no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each

Revolving Credit Lender requesting the same) and the Borrower separate schedules for Documentary Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations, in each case outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

(g)                                  Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender’s Ratable Portion of the Revolving Credit Commitments, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

(h)                                 The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account in (x) Dollars or (y) with respect to any Letter of Credit issued in an Alternative Currency, in such Alternative Currency (or if requested by the applicable Issuer, the Dollar Equivalent thereof in Dollars), in each case, no later than the date that is the next succeeding Business Day after the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit (the “Reimbursement Date”), irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person.  In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) or any such payment by the Borrower is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Revolving Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Credit Lender’s Ratable Portion of such payment (or the Dollar Equivalent thereof if such payment was made in any currency other than Dollars) in immediately available Dollars.  If the Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 a.m. (New York time) on any Business Day, such Revolving Credit Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds.  Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(f) (Events of Default) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan, to the Borrower in the principal amount of such payment.  Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Revolving Credit Lender pursuant to this clause (h), such Issuer shall pay over to the Administrative Agent any amount received in excess of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Revolving Credit Lender, in immediately available funds, an amount equal to such Revolving Credit Lender’s Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Credit Lenders have paid in respect of such Reimbursement Obligation.

(i)                                     If and to the extent such Revolving Credit Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuer, at a rate per annum equal to the rate applicable to Revolving Loans that are Base Rate Loans.

(j)                                    The Borrower’s obligation to pay each Reimbursement Obligation and the obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

(i)                                     any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii)                                  any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii)                               the existence of any claim, set-off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv)                              any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)                                 payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit;

(vi)                              any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower’s obligations hereunder;

(vii)                           any waiver by the Issuer of any requirement that exists for the Issuer’s protection and not the protection of the Borrower or any waiver by the Issuer which does not in fact materially prejudice the Borrower;

(viii)                        any honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; and

(ix)                              any payment made by the Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of such Issuer to the Borrower or any Lender.  In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

(k)                                 Existing Letters of Credit.  The Existing Letters of Credit were issued to the Borrower under the Existing Credit Agreement prior to the Closing Date for the account of the Borrower or its Subsidiaries.  On the Closing Date (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto be deemed to be Letters of Credit issued pursuant to this Section 2.4 for the account of the Borrower or its Subsidiaries, as applicable, and subject to the terms hereof, (ii) the Dollar Equivalent of the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations, (iii) all liabilities of the Borrower with respect to such letters of credit shall constitute Obligations and (iv) all applicable fees specified in this Agreement shall be payable with respect to the Existing Letters of Credit (in substitution for any fees set forth in the Existing Credit Agreement or the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Closing Date; provided, that, no fees shall be payable on the Closing Date under the Agreement pursuant to Section 2.12(b)(iii) (Letter of Credit Fees) in respect of the Existing Letters of Credit.

(l)                                     Any Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(m)                             Unless otherwise expressly agreed by the applicable Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit and (ii) the rules of the UCP shall apply to each Documentary Letter of Credit.  Notwithstanding the foregoing, the applicable Issuer shall not be responsible to the Borrower for, and the applicable Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the applicable Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including any Requirement of Law or any order of a jurisdiction where the applicable Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(n)                                 Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuer for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(o)                                 Any Letter of Credit that, by its terms or the terms of any documentation related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 2.5                                   Reduction and Termination of the Commitments

Upon at least three Business Days’ prior notice to the Administrative Agent, the Borrower may terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.  In addition, all outstanding Revolving Credit Commitments shall terminate on the applicable Revolving Credit Termination Date.

Section 2.6                                   Repayment of Loans

(a)                                 (i)                                     The Borrower promises to repay the entire unpaid principal amount of the Initial Revolving Loans on the Initial Revolving Credit Termination Date or earlier, if otherwise required by the terms hereof.

(ii)                                  The Borrower promises to repay the entire unpaid principal amount of any Extended Revolving Loans on the applicable Revolving Credit Termination Date.

(b)                                 (i)                                     The Borrower promises to repay the Initial Term Loans on the fifteenth day following the end of each Fiscal Quarter in an amount equal to 0.25% of the aggregate principal amount of the Initial Term Loans outstanding as of the First Amendment Effective Date; provided, however, that the Borrower shall repay the entire unpaid principal amount of the Initial Term Loans on the Initial Term Loan Maturity Date.

(ii)                                  The Borrower promises to repay the 2016 Incremental Term Loans on the fifteenth day following the end of each Fiscal Quarter in an amount equal to 0.25% of the aggregate principal amount of the 2016 Incremental Term Loans outstanding as of the date on which the available commitments of the 2016 Incremental Lenders in respect of the 2016 Incremental Term Loans are reduced to zero (provided, that, for the avoidance of doubt, no such repayment shall be made on or prior to the date of the reduction of the available commitments of the 2016 Incremental Lenders in respect of the 2016 Incremental Term Loans to zero); provided, however, that the Borrower shall repay the entire unpaid principal amount of the Initial Term Loans on the 2016 Incremental Term Loan Maturity Date.

(iii)                               The Borrower promises to repay any New Incremental Loans, Extended Term Loans and Refinancing Loans on each date set forth in the applicable Incremental/Extended/Refinancing Amendment.

Section 2.7                                   Evidence of Debt

(a)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b)                                 (i)                                     The Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain at its address referred to in Section 11.8 (Notices, Etc.) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the Administrative Agent’s, each Lender’s and each Issuer’s interest in each Loan, each Letter of Credit and each Reimbursement Obligation, and in the right to receive any payments hereunder and any assignment of any such interest or rights.  In addition, the Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (i) the names and addresses of the Lenders and the Issuers, (ii) the Commitments of each Lender from time to time, (iii) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (iv) the amount of any drawn Letter of Credit, (v) the amount of any principal or interest due and payable, and paid, by the Borrower to, or for the account of, each Lender hereunder, (vi) the amount that is due and payable, and paid, by the Borrower to, or for the account of, each Issuer, including the amount of Letter of Credit Obligations (specifying the amount of any Reimbursement Obligations) due and payable to an Issuer, and (vii) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender’s and Issuer’s, as the case may be, share thereof, if applicable.

(ii)                                  Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Notes evidencing such Loans) and the Reimbursement Obligations are registered obligations and the right, title, and interest of the Lenders and the Issuers and their assignees in and to such Loans or Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register.  A Note shall only evidence the Lender’s or a registered assignee’s right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation.  This Section 2.7(b) and Section 11.2 (Assignments and Participations) shall be construed so that the Loans and Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

(c)                                  The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans owing by it in accordance with their terms.  In addition, the Loan Parties, the Administrative Agent, the Lenders and the Issuers shall treat each Person whose name is recorded in the Register as a Lender or as an Issuer, as applicable, for all purposes of this Agreement.  Information contained in the Register with respect to any Lender or Issuer shall be available for inspection by the Borrower, the Administrative Agent, such Lender or such Issuer at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Term Loans and Revolving Loans, as the case may be, of such Lender, substantially in the forms of Exhibit B-1 (Form of Revolving Note) or Exhibit B-2 (Form of Term Loan Note), respectively.

Section 2.8                                   Optional Prepayments

(a)                                 Revolving Loans.  The Borrower may, upon (i) one Business Day’s prior notice in the case of Base Rate Loans and (ii) at least three Business Days’ prior notice in the case of Eurodollar Rate Loans to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Loans and Swing Loans in whole or in part at any time; provided, however, that, if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amount owing pursuant to Section 2.14(d) (Breakage Costs).  Each partial prepayment of (i) Base Rate Loans shall be in an aggregate amount not less than $500,000 or integral multiples of $100,000 in excess thereof and (ii) Eurodollar Rate Loans shall be in an aggregate amount not less than $1,000,000 or integral multiples of $500,000 in excess thereof.

(b)                                 Term Loans.  The Borrower may, upon (i) at least one Business Day’s prior notice in the case of Base Rate Loans and (ii) at least three Business Days’ prior notice in the case of Eurodollar Rate Loans to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 2.14(d) (Breakage Costs).  Each partial prepayment of (i) Base Rate Loans shall be in an aggregate amount not less than $500,000 or integral multiples of $100,000 in excess thereof and (ii) Eurodollar Rate Loans shall be in an aggregate amount not less than $1,000,000 or integral multiples of $500,000 in excess thereof, and any such partial prepayment shall be applied to the remaining installments of the Term Loans as directed by the Borrower.  Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.8(a) or (b) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(d)                                 If on or prior to the date six months after the Second Amendment Effective Date, (i) the Borrower makes any prepayment of Initial Term Loans in connection with any Repricing Transaction in respect of such Term Loans, or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable benefit of each Lender in respect of the Initial Term Loans, (A) in the case of clause (i), a prepayment premium of 1.00% of the amount of such Initial Term Loans being prepaid and (B) in the case of clause (ii), a payment equal to 1.00% of the aggregate amount of Initial Term Loans outstanding immediately prior to such amendment that are the subject of such Repricing Transaction.

(e)                                  If on or prior to the date six months after the date on which the available commitments of the 2016 Incremental Lenders in respect of the 2016 Incremental Term Loans are reduced to zero, (i) the Borrower makes any prepayment of any 2016 Incremental Term Loans in connection with any Repricing Transaction in respect of such Term Loans, or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable benefit of each 2016 Incremental Lender, (A) in the case of clause (i), a prepayment premium of 1.00% of the amount of such 2016 Incremental Term Loans being prepaid and (B) in the case of clause (ii), a payment equal to 1.00% of the aggregate amount of 2016 Incremental Term Loans outstanding immediately prior to such amendment that are the subject of such Repricing Transaction.

(f)                                   Notwithstanding anything in any Loan Document to the contrary, the Borrower may prepay the outstanding Term Loans on the following basis; provided, that (w) no Default or Event of Default has occurred and is continuing, (x) the Borrower shall represent and covenant as of the date of any such prepayment that it does not have any material non-public information with respect to the Borrower, its Subsidiaries and their respective securities that (I) has not been disclosed to the Lenders (other than Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries and their respective securities) prior to such time and (II) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in any such prepayment or the market price of the Term Loans being prepaid, and (y) subject to clause (f)(vii) below, any offer to purchase any Term Loans by the Borrower shall have been made in accordance with the applicable provisions of this Section 2.8(f) (Optional Prepayments):

(i)                                     The Borrower shall have the right, at any time and from time to time (subject to the proviso to this clause (f)(i)), to make a voluntary prepayment of Term Loans at a discount to par pursuant to, at the Borrower’s election, a Borrower Offer of Specified Discounted Prepayment, a Borrower Solicitation of Discount Range Prepayment Offers or a Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”); provided, that the Borrower shall not initiate any action under this Section 2.8(f) (Optional Prepayments) in order to make a Discounted Term Loan Prepayment unless (I) at least ten Business Days (or shorter period approved by the Administrative Agent, acting reasonably) shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three Business Days shall have passed since either (x) the date the Borrower was notified that no Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or (y) in the case of a Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(ii)                                  (A)                               Subject to the proviso to clause (f)(i) above, the Borrower may, at any time and from time to time, offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five Business Days’ notice in the form of a Specified Discounted Prepayment Notice; provided, that (1) any such offer shall be made available, at the sole discretion of the Borrower, to (x) each Lender and/or (y) each Lender with respect to any Tranche of Term Loans on an individual Tranche basis, (2) any such offer shall specify the maximum aggregate principal amount offered to be prepaid (the “Specified Discounted Prepayment Amount”) with respect to each applicable Tranche of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of the principal amount of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discounted Prepayment Amounts may be offered with respect to each Tranche of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section) and the Type(s) of Term Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Term Loans, (3) the Specified Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $500,000 in excess thereof and (4) each such offer shall remain outstanding through the Specified Discounted Prepayment Response Date applicable to such Specified Discounted Prepayment Notice.  The Auction Agent will promptly provide each applicable Lender with a copy of such Specified Discounted Prepayment Notice and a form of the Specified Discounted Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day (or such longer period as may be specified in the applicable Specified Discounted Prepayment Notice) after the date of delivery of such notice to such Lenders (the “Specified Discounted Prepayment Response Date”).

(B)                               Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discounted Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discounted Prepayment Accepting Lender”), the amount and the Tranche of Term Loans of such Lender’s Loans to be prepaid at the Specified Discount.  Each acceptance of a Discounted Term Loan Prepayment by a Discounted Prepayment Accepting Lender shall be irrevocable.  Any Lender whose Specified Discounted Prepayment Response is not received by the Auction Agent by the Specified Discounted Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discounted Prepayment.

(C)                               If there is at least one Discounted Prepayment Accepting Lender, the Borrower will make a prepayment of outstanding Loans pursuant to this clause (C) to each Discounted Prepayment Accepting Lender in accordance with the respective outstanding principal amount and Tranche of Term Loans specified in such Lender’s Specified Discounted Prepayment Response given pursuant to clause (B) of this clause (f)(ii); provided, that, if the aggregate principal amount of any Tranche of Term Loans accepted for prepayment by all Discounted Prepayment Accepting Lenders exceeds the Specified Discounted Prepayment Amount with respect to such Tranche of Term Loans, then such prepayment shall be made pro rata among the Discounted Prepayment Accepting Lenders in accordance with the respective principal amounts of the Term Loans of such Tranche accepted to be prepaid by each such Discounted Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”).  The Auction Agent shall promptly, and in any case within five Business Days following the Specified Discounted Prepayment Response Date, notify (a) the Borrower of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Tranches of Term Loans to be prepaid, (b) each Lender of the Discounted Prepayment Effective Date and the aggregate principal amount and the Tranches of Term Loans to be prepaid at the Specified Discount on such date and (c) each Discounted Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and such Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with clause (e)(vi) below (subject to clause (g) below).

(iii)                               (A)                               Subject to the proviso to clause (f)(i) above, the Borrower may, at any time and from time to time, solicit Discount Range Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Discount Range Prepayment Notice; provided, that (1) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Lender and/or (y) each Lender with respect to any Tranche of Term Loans on an individual Tranche basis, (2) any such notice shall specify the maximum aggregate principal amount offered to be prepaid (the “Discount Range Prepayment Amount”) with respect to each applicable Tranche of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans to be prepaid (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to each Tranche of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section) and the Type(s) of Term Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Term Loans, (3) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $500,000 in excess thereof and (4) each such solicitation shall remain outstanding through the Discount Range Prepayment Response Date (as defined below).  The Auction Agent will promptly provide each applicable Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day (or such longer period as may be specified in the applicable Discount Range Prepayment Offer) after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”).  Each Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Tranche or Tranches and the maximum aggregate principal amount of each Tranche of such Lender’s Term Loans (the “Submitted Amount”) that such Lender is willing to have prepaid at the Submitted Discount.  Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range with respect to the applicable Borrower Solicitation of Discount Range Prepayment Offers.

(B)                               The Auction Agent shall review all Discount Range Prepayment Offers which were received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount (as defined below) and the Term Loans to be prepaid at such Applicable Discount in accordance with this clause (f)(iii).  The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (a) the Discount Range Prepayment Amount and (b) the sum of all Submitted Amounts.  Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (C)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(C)                               If there is at least one Participating Lender, the Borrower will make a prepayment of outstanding Term Loans pursuant to this clause (C) to each Participating Lender in accordance with the respective outstanding principal amount and Tranche of Term Loans specified in such Lender’s Discount Range Prepayment Offer given pursuant to clause (A) of this clause (f)(iii) at the Applicable Discount; provided, that if the Submitted Amount with respect to any Tranche of Term Loans by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount with respect to such Tranche, then such prepayment shall be made pro rata among the Participating Lenders in accordance with the respective Submitted Amount with respect to such Tranche of Term Loans of each such Participating

Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”).  The Auction Agent shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (a) the Borrower of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount and the aggregate principal amount of the Discounted Term Loan Prepayment and the Tranche of Term Loans to be prepaid, (b) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount and the aggregate principal amount and the Tranche of Term Loans to be prepaid at the Applicable Discount on such date, (c) each Participating Lender of the aggregate principal amount, Tranche and Type of Term Loans of such Lender to be prepaid at the Applicable Discount on such date and (d) if applicable, each Participating Lender of the Discount Range Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with clause (f)(vi) below (subject to clause (f) below).

(iv)                              (A)                               Subject to the proviso to clause (f)(i) above, the Borrower may, at any time and from time to time, solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided, that (1) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Lender and/or (y) each Lender with respect to any Tranche of Term Loans on an individual Tranche basis, (2) any such notice shall specify the maximum aggregate principal amount offered to be prepaid (the “Solicited Discounted Prepayment Amount”) with respect to each applicable Tranche of Term Loans at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to each Tranche of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section) and the Type(s) of Term Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Term Loans, (3) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $500,000 in excess thereof and (4) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date.  The Auction Agent will promptly provide each applicable Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day (or such longer period as may be specified in the applicable Discount Range Prepayment Offer) after the date of delivery of such notice to such Lenders (the “Solicited Discounted Prepayment Response Date”).  Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date and (z) specify both a discount to par (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Tranches of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount.  Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount with respect to the applicable Borrower Solicitation of Discounted Prepayment Offers.

(B)                               The Auction Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date.  The Borrower shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any.  If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (B) (the “Acceptance Date”), the Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount.  If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(C)                               Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within three Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this clause (f)(iv).  If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount.  Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”).  The Borrower will make a prepayment of the outstanding Term Loans pursuant to this clause (f)(iv) to each Qualifying Lender in accordance with the respective outstanding principal amount and Tranche of Term Loans specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided, that if the aggregate Offered Amount with respect to any Tranche of Term Loans by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount with respect to such Tranche of Term Loans, then such prepayment shall be made pro rata among the Qualifying Lenders in accordance with the respective Offered Amount with respect to such Tranche of Term Loans of each such Qualifying Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”).  On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (a) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Tranche of Term Loans to be prepaid, (b) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount and the Acceptable Prepayment Amount of all Term Loans and the Tranche of Term Loans to be prepaid at the Applicable Discount on such date, (c) each Qualifying Lender of the aggregate principal amount, Tranche and Type of Term Loans of such Lender to be prepaid at the Acceptable Discount on such date and (d) if applicable, each Qualifying Lender of the Solicited Discount Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with clause (f)(vi) below (subject to clause (f) below).

(v)                                 In connection with any Discounted Term Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require, as a condition to any Discounted Term Loan Prepayment, the payment by the Borrower of fees and expenses of the Auction Agent in connection therewith, as agreed to by the Auction Agent and the Borrower.

(vi)                              If any Term Loans are prepaid in accordance with clauses (f)(ii) through (iv) of this Section 2.8(f), the Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date.  The Borrower shall make such prepayment to the Administrative Agent, for the account of the Discounted Prepayment Accepting Lenders, the Participating Lenders or the Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant Tranche or Tranches of Term Loans on a pro rata basis across such installments.  The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date.  Each prepayment of the outstanding Term Loans pursuant to this Section 2.8(f) shall be paid to the Discounted Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Term Loans of such Lenders in the manner specified in the applicable subsection of this Section 2.8(f).  The aggregate principal amount of, and the remaining installments of, each Tranche of Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of such Tranche of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(vii)                           To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.8(f) or as may otherwise be established from time to time by the Auction Agent acting in its reasonable discretion and agreed to by the Borrower.

(viii)                        Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.8(f), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or such delegate’s) actual receipt during normal business hours of such notice or communication; provided, that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next succeeding Business Day.

(ix)                              The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.8(f) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate.  The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.8(f) as well as activities of the Auction Agent.

(g)                                  The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discounted Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment

Notice therefor at its discretion at any time on or prior to the applicable Specified Discounted Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date, respectively (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Lender, as applicable, pursuant to Section 2.8(f) (Optional Prepayments) shall not constitute a Default or Event of Default).

Section 2.9                                   Mandatory Prepayments

(a)                                 The Borrower shall prepay the Term Loans in accordance with clause (c) below:

(i)                                     within ten Business Days of receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising from (A) any Asset Sale permitted under Section 8.4(g) (Sale of Assets) in excess of $300,000,000, in an amount equal to 100% of such Net Cash Proceeds in excess of $300,000,000; and (B) any other Asset Sale or any Property Loss Event, in an amount equal to 100% of such Net Cash Proceeds; and

(ii)                                  within ten Business Days of receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising from any Debt Issuance (other than any Debt Issuance permitted by this Agreement (other than pursuant to Section 8.1(a)(ii) (Indebtedness)), in an amount equal to 100% of such Net Cash Proceeds.

(b)                                 If the Net Senior Secured Leverage Ratio as of the last day of any Fiscal Year (commencing with the Fiscal Year ended on or around December 31, 2014) is greater than 2.5 to 1.0 and if and to the extent that Excess Cash Flow exceeds $20,000,000 for the relevant period, the Borrower shall prepay the Term Loans in accordance with clause (c) below, within ten Business Days after the delivery of Financial Statements pursuant to Section 6.1(b) (Financial Statements) for such Fiscal Year, in an amount equal to (i) 50% of Excess Cash Flow of the Borrower and its Subsidiaries for such Fiscal Year minus (ii) the sum of (x) any optional prepayments of Term Loans made pursuant to Section 2.8(b) (Optional Prepayments) in such Fiscal Year or after the end of such Fiscal Year (and not previously applied by the Borrower in such Fiscal Year to reduce the prepayment required by this clause (b) for the preceding Fiscal Year) but before the date of prepayment under this clause (b) and (y) the amount of any permanent voluntary reductions of the Revolving Credit Commitments hereunder during such Fiscal Year plus the amount of any permanent voluntary reductions of the Revolving Credit Commitments hereunder after the end of such Fiscal Year (and not previously applied by the Borrower in such Fiscal Year to reduce the prepayment required by this clause (b) for the preceding Fiscal Year) but before the date of prepayment under this clause (b) to the extent that an equal amount of Revolving Loans hereunder was simultaneously repaid; provided, however, that (A) any optional prepayments of the Term Loans on or after the date that is 180 days prior to the Latest Maturity Date, (B) any repayment of the Term Loans with proceeds of Loan Agreement Refinancing Debt incurred pursuant to Section 8.1(a)(ii) (Indebtedness), (C) any optional prepayments of the Term Loans pursuant to Section 2.8(f) (Optional Prepayments) and (D) any open market purchases by Holdings, the Borrower or any of their respective Subsidiaries pursuant to Section 11.2(j) (Assignments and Participations), shall not be included for purposes of clause (ii)(A) above.

(c)                                  Subject to the provisions of Section 2.13(g) (Payments and Computations) and Section Section 2.22(c) (Incremental/Extended/Refinancing Amendments Generally), any prepayments made by the Borrower required to be applied in accordance with this clause (c), except in connection with a Deferred Prepayment Event, shall be applied to repay the outstanding principal balance of the Term Loans, until such Term Loans shall have been prepaid in full.  All repayments of the Term Loans made pursuant to this clause (c) shall be applied to reduce the remaining installments of such outstanding principal amounts of the Term Loans (i) in the stated order of their maturities for eight quarterly installments and then (ii) to reduce the remaining installments on a pro rata basis; provided, however, that (A) upon a Deferred Prepayment

Event, the prepayments required above shall be reduced by the Deferred Prepayment Amount in respect of such Deferred Prepayment Event and (B) on the earlier of (1) the occurrence of an Event of Default and (2) the Deferred Prepayment Date, the remaining balance of such Deferred Prepayment Amount shall be applied as set forth above.

(d)                                 If at any time, the aggregate principal amount of the Revolving Credit Outstandings exceed the aggregate Revolving Credit Commitments at such time, the Borrower shall forthwith prepay the Swing Loans first and then the other Revolving Loans then outstanding in an amount equal to such excess.  If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) in an amount equal to 105% of such excess.

(e)                                  Anything contained herein to the contrary notwithstanding, so long as any Term Loans are outstanding, in the event the Borrower is required to make any mandatory prepayment (a “Mandatory Prepayment”) of the Term Loans pursuant to this Section 2.9 (other than pursuant to Section 2.9(a)(ii)) not less than five (5) Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower is required to make such Mandatory Prepayment the Borrower shall notify the Administrative Agent of the amount and date of such prepayment and the Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Ratable Portion of such Mandatory Prepayment and such Lender’s option to refuse such amount.  Each such Lender may exercise its option to refuse such amount by giving written notice to the Borrower and the Administrative Agent of its election to do so on or before the last Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify the Borrower and Administrative Agent of its election to exercise such option on or before the last Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option (each such Lender, a “Non-Declining Lender”)).  On the Required Prepayment Date, the Borrower shall pay to the Administrative Agent the aggregate Ratable Portion of the amount of the Mandatory Prepayment payable to all Non-Declining Lenders, which amount shall be applied to prepay the Term Loans of each Non-Declining Lender on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) in an amount equal to its Ratable Portion of the Mandatory Prepayment and the Borrower shall retain any remaining amounts declined by any Lender pursuant to this clause (e) after the application of such Mandatory Prepayment in accordance with the terms hereof, such retained amounts may be used for general corporate purposes not otherwise prohibited by the Loan Documents.

Section 2.10                            Interest

(a)                                 Rate of Interest.

(i)                                     Subject to the terms and conditions set forth in this Agreement, at the option of the Borrower, all Revolving Loans and Term Loans shall be made as Base Rate Loans or Eurodollar Rate Loans; provided, however, that all such Loans shall be made as Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans, as the case may be.  All Swing Loans shall be made as Base Rate Loans, subject to conversion pursuant to Section 2.3 (Swing Loans).

(ii)                                  All Loans and the outstanding amount of all other Obligations (other than pursuant to Hedging Contracts that are Loan Documents, to the extent such Hedging Contracts provide for the accrual of interest on unpaid obligations) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other

Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

(A)                               if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin; and

(B)                               if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Interest Period.

(b)                                 Interest Payments.  (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan, (B) in the case of Base Rate Loans that are Term Loans, upon the payment or prepayment thereof in full or in part on the principal amount paid or prepaid and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Loan, (ii) interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar quarter, (iii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part on the principal amount paid or prepaid and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Loan and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

(c)                                  Default Interest.  Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default under Section 9.1(a), (b) or (f) (Events of Default) and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time.  Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to clause (b) above or otherwise on demand.

Section 2.11                            Conversion/Continuation Option

(a)                                 The Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, (A) to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or (B) to continue Eurodollar Rate Loans, or any portion thereof, for an additional Interest Period; provided, however, that (i) the aggregate amount of the Base Rate Loans for each Interest Period must be in the amount of at least $500,000 or an integral multiple of $100,000 in excess thereof and (ii) the aggregate amount of the Eurodollar Rate Loans for each Interest Period must be in the amount of at least $1,000,000 or an integral multiple of $500,000 in excess thereof.  Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender’s Ratable Portion.  Each such election shall be in substantially the form of Exhibit F (Form of Notice of Conversion or Continuation) (a “Notice of Conversion or Continuation”) and shall be made by giving the Administrative Agent at least three Business Days’ prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.

(b)                                 The Administrative Agent shall promptly notify each applicable Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein.  Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (i) an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Section 2.14 (Special Provisions Governing Eurodollar Rate Loans).  If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans.  Each Notice of Conversion or Continuation shall be irrevocable.

Section 2.12                            Fees

(a)                                 Unused Commitment Fee.  The Borrower agrees to pay in immediately available Dollars to each Revolving Credit Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Revolving Credit Lender exceeds the sum of (A) such Revolving Credit Lender’s Ratable Portion of the aggregate outstanding principal amount of Revolving Loans and (B) such Revolving Credit Lender’s Ratable Portion of the outstanding amount of the aggregate Letter of Credit Obligations (the “Unused Commitment Fee”) from the Closing Date through the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Closing Date and (y) on the Revolving Credit Termination Date.

(b)                                 Letter of Credit Fees.  The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

(i)                                     to the applicable Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee not greater than 0.25% per annum of the Dollar Equivalent of the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) (1) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (2) on the Revolving Credit Termination Date or (B) on such other dates as agreed to by the Borrower and the applicable Issuer;

(ii)                                  to the Administrative Agent for the ratable benefit of the Revolving Credit Lenders, with respect to each Letter of Credit, a fee accruing in Dollars at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the Revolving Credit Lenders’ Ratable Portion of the Dollar Equivalent of the maximum undrawn face amount of such Letter of Credit, payable in arrears (1) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (2) on the Revolving Credit Termination Date; and

(iii)                               to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, customary documentary and processing charges in accordance with such Issuer’s standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

(c)                                  Defaulting Lender Fees.  Notwithstanding anything herein to the contrary, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to clauses (a) and (b) above (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees); provided, that (i) to the extent that a Ratable Portion of the Letter of Credit Obligations or Swing Loans of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.18(a) (Defaulting Lender), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (ii) to the extent any portion of such Letter or Credit Obligations or Swing Loans cannot be so reallocated and the Borrower has not provided cash collateral, such fees will instead accrue for the benefit of and be payable to the Issuer and the Swing Lender as their interests appear (and the pro rata payment provisions of Section 2.13 (Payments and Computations) will automatically be deemed adjusted to reflect the provisions of this Section 2.12(c) (Fees)).

(d)                                 Additional Fees.  The Borrower has agreed to pay to the Agents and the Arrangers, as applicable, additional fees, the amount and dates of payment of which are embodied in the Fee Letter, the Engagement Letter, the First Amendment Engagement Letter and the Second Amendment Engagement Letter.

Section 2.13                            Payments and Computations

(a)                                 The Borrower shall make each payment hereunder (including fees and expenses) not later than 2:00 p.m. (New York time) on the day when due, in the currency specified herein (or, if no such currency is specified, in Dollars) to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim.  The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the applicable Lenders, in accordance with the application of payments set forth in clause (f) or (g) below, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.14(c) (Illegality), Section 2.15 (Increased Costs and Capital Adequacy) or Section 2.16 (Taxes) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the applicable Swing Lender.  Payments received by the Administrative Agent after 2:00 p.m. (New York time) shall be deemed to be received on the next Business Day.

(b)                                 All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (or 365/366 days in the case of Obligations bearing interest at the Base Rate and the Applicable Unused Commitment Fee Rate), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable.  Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  Each payment by the Borrower of any Loan, Reimbursement Obligation (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligation shall be made in the currency in which such Loan was made, such Letter of Credit issued or such cost, expense or other Obligation was incurred; provided, however, that (i) the Letter of Credit Reimbursement Agreement for a Letter of Credit may specify another currency for the Reimbursement Obligation in respect of such Letter of Credit and (ii) other than for payments in respect of a Loan or Reimbursement Obligation, Loan Documents duly executed by the Administrative Agent or any Hedging Contract may specify other currencies of payment for Obligations created by or directly related to such Loan Document or Hedging Contract.

(d)                                 Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.  All repayments of any Loans denominated in Dollars shall be applied to repay such Loans outstanding as Base Rate Loans or Eurodollar Rate Loans as notified by the Borrower to the Administrative Agent in writing (which writing may be by telecopy or electronic mail) not later than 1:00 p.m. (New York time) one Business Day prior to the scheduled date of such payment, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later expiring Eurodollar Interest Periods; provided, however, that if the Borrower fails to so notify the Administrative Agent, such payment shall be applied first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans.

(e)                                  Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each applicable Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each applicable Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (in the case of the Administrative Agent, at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

(f)                                   Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (g) below (or required to be applied in accordance with Section 2.9(c) (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates.  Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the applicable Swing Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Lender’s Ratable Portion of the Revolving Credit Facility; payments in respect of Term Loans in any Tranche received by the Administrative Agent shall be distributed to each Term Lender holding Term Loans in such Tranche in accordance with such Lender’s Ratable Portion of such Tranche; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.  Subject to Section 2.22(c) (Incremental/Extended/Refinancing Amendments Generally), each repayment or prepayment of Loans shall be applied ratably among Tranches of Loans then outstanding, except as may otherwise be set forth in any Incremental/Extended/Refinancing Amendment (it being understood that the Net Cash Proceeds of any Loan Agreement Refinancing Debt shall be applied solely to each applicable Tranche of Refinanced Debt pro rata among the Lenders holding Term Loans in the applicable Tranches).  All payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

(g)                                  The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.9(c)

(Mandatory Prepayments) and clause (f) above, the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2 (Remedies) shall, apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral in the following order:

(i)                                     first, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent;

(ii)                                  second, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Agents (other than the Administrative Agent), the Lenders and the Issuers;

(iii)                               third, to pay Obligations in respect of any fees then due to the Agents, the Lenders and the Issuers;

(iv)                              fourth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

(v)                                 fifth, to pay or prepay principal amounts on the Loans and Reimbursement Obligations, to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3 (Actions in Respect of Letters of Credit) and to pay Cash Management Obligations and amounts owing with respect to Hedging Contracts, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, Cash Management Obligations and Obligations owing with respect to Hedging Contracts; and

(vi)                              sixth, to the ratable payment of all other Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses (i), (ii), (iii), (iv), (v) and (vi) above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligation ratably, based on the proportion of each Agent’s and each Lender’s or Issuer’s interest in the aggregate outstanding Obligations described in such clauses; provided, further, that payments that would otherwise be allocated to the Revolving Credit Lenders shall be allocated first to pay interest on and principal of any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second to repay Swing Loans until such Loans are repaid in full and then to repay the Revolving Loans.  The order of priority set forth in clauses (i), (ii), (iii), (iv), (v) and (vi) above may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuer or by any other Person that is not a Lender or Issuer.  The order of priority set forth in clauses (i), (ii) and (iii) above may be changed with respect to amounts owing to any Agent only with the prior written consent of such Agent.

(h)                                 If any Lender is a Defaulting Lender, such Defaulting Lender shall be deemed to have assigned any and all payments in respect of the Obligations and any proceeds of Collateral due to it from or for the benefit of the Borrower to the Non-Defaulting Lenders for application to, and reduction of, their Ratable Portion of all Obligations until such Non-Defaulting Lenders have been repaid in full.  Such Defaulting Lender hereby authorizes the Administrative Agent to distribute such payments to the Non-Defaulting Lenders in accordance with Section 2.9(c) (Mandatory Prepayments) and this Section 2.13 (Payments and Computations).  This Section 2.13(h) (Payments and Computations) shall apply and be effective regardless of whether an Event of Default has occurred and is continuing and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of the Borrower as to its desired application of payments.

Section 2.14                            Special Provisions Governing Eurodollar Rate Loans

(a)                                 Determination of Interest Rate

The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of “Eurodollar Rate.”  The Administrative Agent’s determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower and the Lenders.

(b)                                 [Reserved]

(c)                                  Illegality

Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the Closing Date shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its applicable Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan.  If, at any time after a Lender gives notice under this clause (c), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.  The Borrower’s right to request, and such Lender’s obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

(d)                                 Breakage Costs

In addition to all amounts required to be paid by the Borrower pursuant to Section 2.10 (Interest), the Borrower shall compensate each Lender, upon written request, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender’s Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason (other than solely by reason of such Lender being a Defaulting Lender) a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11 (Conversion/Continuation Option), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.9 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (d) above or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof.  The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive and binding for all purposes as to the amount of compensation due to such Lender, absent manifest error.

Section 2.15                            Increased Costs and Capital Adequacy

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or any Issuer;

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or any Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuer or other Recipient, the Borrower will pay to such Lender, Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Adequacy.  If at any time any Lender determines that a Change in Law shall have the effect of reducing the rate of return on such Lender’s (or any corporation controlling such Lender’s) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction.  A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error; provided, that such Lender’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to the Borrower and which are subject to similar provisions.

Section 2.16                            Taxes

(a)                                 Issuer.  For Purposes of this Section 2.16, the term “Lender” includes any Issuer.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of the Borrower under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding

Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payments of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority, in accordance with applicable law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.2 (Assignments and Participations), (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)                                   Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)                                  Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative

Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S.

Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)                                 Treatment of Certain Refunds.  If a Recipient determines, in its sole discretion, that it has received a refund or credit of any Indemnified Taxes as to which additional amounts have been paid or as to which it has been indemnified pursuant to this Section 2.16, it shall pay over such refund or credit to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid), net of expenses of such Recipient; provided, however, that the Borrower, upon the request of the Recipient, shall repay to such Recipient the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) that is required to be repaid after receipt of written notice setting forth in reasonable detail a calculation of such amount and certifying that the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified Recipient be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place such Recipient in a less favorable after-tax position than such party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any Recipient to make available its Tax Returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person or to require any Recipient to apply for a refund of Taxes.

(i)                                     Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.17                            Mitigation Obligations; Substitution of Lenders

(a)                                 Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.15 (Increased Costs and Capital Adequacy), or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 (Taxes), then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 (Increased Costs and Capital Adequacy) or Section 2.16 (Taxes), as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  (i) In the event that (i)(A) any Lender makes a claim under Section 2.15 (Increased Costs and Capital Adequacy), (B) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.14(c) (Illegality), (C) any Loan Party is required to make any payment pursuant to Section 2.16 (Taxes) that is attributable to a particular Lender or (D) any Lender becomes a Defaulting Lender and (ii) in the case of clause (i)(A) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement (any such Lender, an “Affected Lender”), the Borrower may substitute any Lender and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a “Substitute Institution”) for such Affected Lender hereunder, after delivery of a written notice (a “Substitution Notice”) by the Borrower to the Administrative Agent and the Affected Lender within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clause (i) above that the Borrower intends to make such substitution.

(ii)                                  If the Substitution Notice was properly issued under this Section 2.17, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender’s Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (which pursuant to Section 11.5 (Limitation of Liability), do not include exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations).  Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be recorded in the Register maintained by the Administrative Agent and shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Ratable Portion of the Revolving Credit Outstandings, the Term Loans, together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to it and the Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (iii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date.  Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a “Lender” hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender’s Commitment assumed by it and such Commitment of the

Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

(iii)                               Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.17(b), it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such assignment, together with any Note (if such Loans are evidenced by a Note) evidencing the Loans subject to such Assignment and Acceptance; provided, however, that the failure of any Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.

Section 2.18                            Defaulting Lender

(a)                                 Reallocation of Defaulting Lender Commitment.  If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Letter of Credit Obligations and any outstanding Swing Loans:

(i)                                     the Ratable Portion of such Defaulting Lender with respect to any Letter of Credit Obligations and any outstanding Swing Loans will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the date such Lender becomes a Defaulting Lender) among the Revolving Credit Lenders that are Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitments; provided, that (A) the sum of each Non-Defaulting Lender’s Ratable Portion of the Revolving Credit Outstandings may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) subject to Section 1.7 (Acknowledgment and Consent to EEA Financial Institution Bail-In), neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuer, any Swing Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; provided, that to the extent that amounts are reallocated among the Revolving Credit Lenders in accordance with this clause (i) and any cash collateral was provided pursuant to clause (ii)(A) below with respect to any such Letter of Credit Obligations or Swing Loans, the cash collateral requirement pursuant to such clause (ii)(A) will terminate and the each applicable Issuer and Swing Lender will cause any cash collateral posted with respect to their respective Letter of Credit Obligations or Swing Loans, as the case may be, to be returned to the Borrower subject to any terms relating to such cash collateral;

(ii)                                  to the extent that any portion (the “unreallocated portion”) of the Ratable Portion of such Defaulting Lender with respect to any Letter of Credit Obligations and any outstanding Swing Loans cannot be so reallocated, the Borrower will promptly, and in no event later than 10 Business Days after any demand by the Administrative Agent (at the direction of the Issuer and/or the Swing Lender, as the case may be), (A)(x) cash collateralize the obligations of the Borrower to the Issuers in respect of such Letter of Credit Obligations, in an amount at least equal to the aggregate amount of the unreallocated portion of such Letter of Credit Obligations on terms acceptable to the Administrative Agent and such Issuer and (y) in the case of such outstanding Swing Loans, prepay (subject to clause (iii) below) and/or cash collateralize (on terms reasonably acceptable to the Administrative Agent and such Swing Lender) in full the unreallocated portion thereof, or (B) make other arrangements reasonably satisfactory to the Administrative Agent, and to the Issuers and the Swing Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender, in each case without duplications with respect to any prior actions taken with respect to such Letter of Credit Obligations and Swing Loans pursuant to clause (b) below; and

(iii)                               any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated, non-interest bearing account until the termination of the Revolving Credit Commitments and payment in full of all Obligations of the Borrower hereunder in respect of the Revolving Credit Facility and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to any Issuer or the Swing Lender (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Non-Defaulting Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and Reimbursement Obligations then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and seventh after the termination of the Revolving Credit Commitments and payment in full of all Obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(b)                                 Termination of Defaulting Lender Commitments.  The Borrower may terminate the unused amount of the Revolving Credit Commitment of a Defaulting Lender upon not less than 10 Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.13 (Payments and Computations) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided, that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuer, the Swing Lender or any Lender may have against such Defaulting Lender.

(c)                                  Cure.  If the Borrower, Administrative Agent, the Issuer and the Swing Lender agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the closing date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.18(a) (Defaulting Lender)), (i) such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause such Lender’s Ratable Portion to be on a pro rata basis in accordance with their respective Revolving Credit Commitment, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender and (ii) the cash collateral requirements set forth in this Section 2.18 will terminate and the each applicable Issuer and Swing Lender will cause any cash collateral posted with respect to their respective Letter of Credit Obligations or Swing Loans, as the case may be, to be returned to the Borrower subject to any terms relating to such cash collateral; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(d)                                 Notices.  The Administrative Agent will promptly send to each Lender and Issuer a copy of any notice to the Borrower provided for in this Section 2.18.

Section 2.19                            Facility Increases.

(a)                                 Pursuant to the terms and subject to the conditions hereof, including Section 2.22 (Incremental/Extended/Refinancing Amendments Generally), the Borrower may request, from any Lender or any New Lender, with at least 10 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice to the Administrative Agent, (i) new term loans under one or more new term loan credit facilities to be included in this Agreement (the “New Incremental Term Loan”) and/or (ii) increases in the amount of Revolving Credit Commitments (any such new commitments, collectively, the “New Incremental Revolving Commitments” and, any loans made thereunder, the “New Incremental Revolving Loans”, together with the New Incremental Term Loans, the “New Incremental Loans”), the proceeds of which, in each case, may be used for general corporate purposes (such increase of the outstanding principal amount of the Loans, a “Facility Increase”).

(b)                                 Terms.  The terms of such New Incremental Term Loans, the New Incremental Revolving Commitments or New Incremental Revolving Loans, as the case may be, shall be determined by the Borrower and the applicable Lenders or New Lenders providing such New Incremental Loans; provided, that:

(i)                                     such New Incremental Term Loans shall (A) have a final maturity no earlier than the Latest Maturity Date and a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of any existing Tranche of Term Loans; (B) have Applicable Margins and amortization schedules determined by the Borrower and the Lenders or New Lenders with respect thereto (provided, that in the event the All-in Yield applicable to any New Incremental Term Loans shall be more than 0.50% higher than the All-in Yield then applicable to any existing Tranche of Term Loans, the Applicable Margin with respect to any such existing Tranche of Term Loans shall be increased so that the All-in Yield applicable to any such existing Tranche of Term Loans following the applicable effective date of the Facility Increase is equal to the All-in Yield applicable to the New Incremental Term Loans minus 0.50%), provided, that in determining the applicable All-in Yield for the Initial Term Loans and the New Incremental Term Loan, (1) OID or upfront fees payable generally to all lenders providing such New Incremental Term Loan in lieu of OID (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under the Initial Term Loans or any New Incremental Term Loan in the initial primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (2) any arrangement, structuring or other fees payable in connection with the New Incremental Term Loan that are not shared with all Lenders providing such New Incremental Term Loan shall be excluded; (3) any amendments to the Applicable Margin on the Initial Term Loans that became effective subsequent to the Closing Date but prior to the time of such New Incremental Term Loan shall also be included in such calculations and (4) if the New Incremental Term Loans include an interest rate floor greater than the interest rate floor applicable to the Initial Term Loans, such increased amount shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Margin for the Initial Term Loans shall be required, to the extent an increase in the interest rate floor for the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Margin) applicable to the Initial Term Loans, respectively, shall be increased by such amount; and (C) otherwise be on terms, to the extent not identical to the terms of the Initial Term Loans, reasonably satisfactory to the Administrative Agent and the Borrower; and

(ii)                                  such New Incremental Revolving Commitments and New Incremental Revolving Loans shall be identical to the Revolving Credit Commitments and the Revolving Loans.

(c)                                  Procedures.  In connection with any Facility Increase after the Second Amendment Effective Date:

(i)                                     such Facility Increase shall be in an aggregate principal amount not in excess of the Facility Increase Allowance; provided, that each request for New Incremental Loans shall be for a minimum amount of the lesser of (x) $25,000,000 and (y) the entire amount that may be requested under this Section 2.19(c); and

(ii)                                  in the event there are Lenders and New Lenders that have committed to New Incremental Loans in excess of the maximum amount requested (or permitted), then the Administrative Agent shall have the right to allocate such commitments on a basis the Administrative Agent reasonably determines is appropriate in consultation with the Borrower.  Upon the applicable Incremental/Extended/Refinancing Effective Date, the Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such New Incremental Loans.

(d)                                 New Incremental Notes.

(i)                                     The Borrower may from time to time, upon notice to the Administrative Agent, specifying in reasonable detail the proposed terms thereof, request to issue one or more series of senior secured notes which shall have the same Lien priority as the Obligations (such notes, collectively, “New Incremental Notes”) in an aggregate amount not to exceed the Facility Increase Allowance (at the time of issuance); provided, that any such issuance of New Incremental Notes shall be in a minimum amount of the lesser of (x) $25,000,000 and (y) the entire amount that may be requested under this Section 2.19(d).

(ii)                                  As a condition precedent to the effectiveness of any New Incremental Notes pursuant to this Section, (A) the Borrower shall deliver to the Administrative Agent a certificate dated as of the date of issuance of the New Incremental Notes signed by a Responsible Officer of the Borrower, certifying and attaching the resolutions adopted by the Borrower (to the extent the Borrower is an issuer of New Incremental Notes) approving or consenting to the effectiveness of such New Incremental Notes, and certifying that the conditions precedent set forth in the following clauses (B) through (F) have been satisfied, (B) such New Incremental Notes shall not be guaranteed by any Person that is not a Guarantor, (C) such New Incremental Notes will be secured only by the Collateral and subject to a Senior Intercreditor Agreement, (D) such New Incremental Notes shall have a final maturity no earlier than 91 days after the Latest Maturity Date, (E) the Weighted Average Life to Maturity of such New Incremental Notes shall not be shorter than that of any outstanding Tranche of Term Loans, and (F) such New Incremental Notes shall not be subject to any mandatory redemption or prepayment provisions or rights (except to the extent any such mandatory redemption or prepayment is required to be applied pro rata to the Term Loans and other Indebtedness that is secured on a pari passu basis with the Obligations).

(iii)                               The effectiveness of any New Incremental Notes shall also be subject, to the extent reasonably requested by the Administrative Agent, to receipt by the Administrative Agent of board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Collateral Documents providing for such New Incremental Notes to be secured thereby.  The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to secure any New Incremental Notes with the Collateral and/or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the issuance of such New Incremental Notes, in each case on terms consistent with this Section 2.19(d).

Section 2.20                            Amend and Extend Transactions

(a)                                 Pursuant to the terms and subject to the conditions hereof, including Section 2.22 (Incremental/Extended/Refinancing Amendments Generally), the Borrower and any Lender may agree, by at least 10 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice to the Administrative Agent (each such notice, an “Extension Notice”), to extend (an “Extension”) (i) the Revolving Credit Termination Date of such Lender’s Revolving Credit Commitments of any Tranche (any such Revolving Credit Commitment that has been so extended, any “Extended Revolving Commitment” and any credit extensions issued pursuant thereto, an “Extended Revolving Loan”) and/or (ii) the maturity date of such Lender’s Term Loans of any Tranche (any such Term Loan that has been so extended, the “Extended Term Loan”, and collectively, with the Extended Revolving Loans, the “Extended Loans”)  to the extended maturity date specified in such Extension Notice and Extension Amendment.

(b)                                 Terms.  The terms of such Extended Loans shall be determined by the Borrower and the applicable extending Lenders providing such Extended Loans; provided, that:

(i)                                     the final maturity date of (A) any Extended Term Loan shall be no earlier than the Latest Maturity Date of any Term Loan and (B) any Extended Revolving Commitment shall be no earlier than the Latest Maturity Date of any Revolving Credit Commitment;

(ii)                                  the Weighted Average Life to Maturity of the (A) Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Loans of any existing Tranche of Term Loans and (B) Extended Revolving Commitments shall be no shorter than the remaining Weighted Average Life to Maturity of the Revolving Credit Commitments of any existing Tranche of Revolving Credit Commitments;

(iii)                               the Extended Loans will rank pari passu in right of payment and with respect to security with the Loans of any existing Tranche;

(iv)                              none of the obligors or guarantors with respect to the Extended Loans shall be a Person that is not a Loan Party;

(v)                                 no Extended Loans shall be secured by or receive the benefit of any collateral, credit support or security that does not secure or support the Loans of any existing Tranche, as applicable;

(vi)                              the interest rate margin, rate floors, fees, original issue discounts and premiums applicable to any Extended Loans shall be determined by the Borrower and the lenders providing such Extended Loans;

(vii)                           no Extended Term Loans may be optionally prepaid prior to the date on which the related non-extended Term Loans are repaid unless such optional prepayment is accompanied by a pro rata (or greater) optional prepayment of the related non-extended Loans; and

(viii)                        to the extent the terms of the Extended Loans are inconsistent with the terms set forth herein (except as set forth in clauses (i) through (vii) above), such terms shall be reasonably satisfactory to the Administrative Agent.

(c)                                  Procedures.  In connection with any Extension:

(i)                                     the Borrower shall offer to all Lenders holding Loans in the applicable Tranche the opportunity to participate in any Extension on a pro rata basis and on the same terms and conditions to each of such Lenders (each such offer, an “Extension Offer”);

(ii)                                  any Extension consummated by the Borrower pursuant to this Section 2.20 (Amend and Extend Transactions), shall be in a minimum amount of $50,000,000; provided that the Borrower may, at its election, specify as a condition to consummating any such Extension (which may be waived by the Borrower in the Borrower’s sole discretion) that a higher minimum amount (to be determined and specified in the relevant Extension Offer) be applied; and

(iii)                               if the aggregate principal amount of Loans of such Tranche (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans of such Tranche offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans of such Lenders in such Tranche shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer.

Section 2.21                            Refinancing Transactions

(a)                                 Pursuant to the terms and subject to the conditions hereof, including Section 2.22 (Incremental/Extended/Refinancing Amendments Generally), the Borrower may obtain, from any Lender or any New Lender, Refinancing Loans in respect of all or any portion of the Term Loans (or Tranche of Term Loans) then outstanding under this Agreement (which for purposes of this Section 2.21 (Refinancing Transactions) shall be deemed to include any then outstanding Incremental/Extended/Refinancing Loans).

(b)                                 Terms.  The terms of such Refinancing Loans shall be determined by the Borrower and the applicable Lenders or New Lenders providing such Refinancing Loans; provided, that:

(i)                                     such Refinancing Loans shall have a final maturity no earlier than the Refinanced Debt; and

(ii)                                  other terms of such Refinancing Loans, if not the same as the terms of the Refinanced Debt, shall be reasonably satisfactory to the Administrative Agent.

(c)                                  Procedures.  Each incurrence of Refinancing Loans pursuant to this Section 2.21 (Refinancing Transactions) shall be in an aggregate principal amount of not less than the lesser of (x) $50,000,000 and (y) the entire remaining amount of any outstanding Tranche of Term Loans.

Section 2.22                            Incremental/Extended/Refinancing Amendments Generally

(a)                                 Amendment Documents.  The terms of any Incremental/Extended/Refinancing Loans shall be established pursuant to an amendment to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each applicable Lender or New Lender providing such Incremental/Extended/Refinancing Loans and the Administrative Agent (each such amendment, an

“Incremental/Extended/Refinancing Amendment”).  Each such Incremental/Extended/Refinancing Amendment and all other documentation in respect of such Incremental/Extended/Refinancing Loans shall be reasonably satisfactory to the Administrative Agent and the Borrower.  The Administrative Agent and the Borrower shall determine the effective date (the “Incremental/Extended/Refinancing Effective Date”) of such Incremental/Extended/Refinancing Amendment, which shall be promptly notified to the Lenders.  Upon the Incremental/Extended/Refinancing Effective Date, each applicable Lender or New Lender providing any Incremental/Extended/Refinancing Loan shall become a “Lender”, and such Incremental/Extended/Refinancing Loan shall be a “Loan” for all purposes of this Agreement and the other Loan Documents.  The Borrower shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent to accomplish the purposes of Section 2.19 (Facility Increase), Section 2.20 (Amend and Extend Transactions), Section 2.21 (Refinancing Transactions) and this Section 2.22 (Incremental/Extended/Refinancing Amendments Generally), as appropriate.

(b)                                 No Obligation to Participate.  No Lender shall be obligated to provide any New Incremental Loans or Refinancing Loans (or to agree to extend the maturity date of any Loan), unless it so agrees in its sole discretion.  Any Affiliated Lender that has committed to providing New Incremental Term Loans or Refinancing Loans shall be subject to the same restrictions set forth in Section 11.2(j) (Assignments and Participations) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Loans.  Affiliated Lenders may not provide New Incremental Revolving Commitments or New Incremental Revolving Loans.

(c)                                  Pro Rata Treatment.  The repayment (other than in connection with a scheduled repayment or a repayment at maturity) and the prepayment of any Incremental/Extended/Refinancing Loans shall be made on a pro rata basis with all other outstanding Loans; provided, that if the applicable Lenders providing such Incremental/Extended/Refinancing Loans so agree, such Lenders may participate on a less than pro rata basis in any repayment or prepayment hereunder; provided, further, that the Net Cash Proceeds of any Refinancing Loans shall be applied solely to each applicable Tranche of Refinanced Debt.

(d)                                 Effectiveness of Incremental/Extended/Refinancing Amendment.  No Incremental/Extended/Refinancing Amendment shall become effective unless all of the following conditions are met:

(i)                                     no Incremental/Extended/Refinancing Amendment shall become effective unless the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan) are satisfied as of the date of such Incremental/Extended/Refinancing Amendment (including the condition that as of the date of such Incremental/Extended/Refinancing Amendment, no event shall have occurred and be continuing or would result from the consummation of such Incremental/Extended/Refinancing Amendment that would constitute an Event of Default or a Default);

(ii)                                  each Incremental/Extended/Refinancing Amendment shall contain a representation and warranty by the Borrower that the representations and warranties of (A) the Borrower contained in Article IV (Representations and Warranties) and (B) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the effective date of such Incremental/Extended/Refinancing Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(iii)                               the Loan Parties shall reaffirm their respective obligations under the Collateral Documents pursuant to an agreement reasonably satisfactory to the Administrative Agent;

(iv)                              if requested by the Administrative Agent, Constituent Documents of the Loan Parties, resolutions (or equivalent authorization) of each Loan Party’s board of directors (or equivalent body) or shareholders (or equivalent), as applicable, approving such Incremental/Extended/Refinancing Amendment shall be delivered to the Administrative Agent and an opinion or opinions of counsel reasonably satisfactory to the Administrative Agent as to the enforceability of the Incremental/Extended/Refinancing Amendment, this Agreement as amended thereby and such of the other Loan Documents (if any) as may be amended thereby;

(v)                                 the terms of such Incremental/Extended/Refinancing Loans shall comply with the requirements in Section 2.19 (Facility Increase), Section 2.20 (Amend and Extend Transactions), Section 2.21 (Refinancing Transactions) and this Section 2.22 (Incremental/Extended/Refinancing Amendments Generally), as applicable; and

(vi)                              the Borrower, the Administrative Agent and each applicable Lender shall execute and deliver to the Administrative Agent any documentation as the Administrative Agent shall reasonably specify to evidence the transaction contemplated by such Incremental/Extended/Refinancing Amendment.

(vii)                           Notwithstanding the foregoing or any provision of any Loan Document, if any New Incremental Term Loan is requested to finance a Proposed Acquisition or other Investment, in each case, permitted pursuant to Section 8.3 (Investments), such New Incremental Term Loan shall be subject to customary “SunGard” or “certain funds” conditionality (it being understood that such New Incremental Term Loan shall be subject to the absence of an Event of Default under Section 9.1(a), (b) or (f) (Events of Default)).

ARTICLE III

CONDITIONS TO LOANS AND LETTERS OF CREDIT

Section 3.1                                   Conditions Precedent to Initial Loans and Letters of Credit

The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of each Issuer to Issue Letters of Credit on the Closing Date is subject to the satisfaction or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.) of each of the following conditions precedent.

(a)                                 Certain Documents.  The Administrative Agent shall have received on or prior to the Closing Date (and, to the extent any Borrowing of any Eurodollar Rate Loans is requested to be made on the Closing Date, in respect of the Notice of Borrowing for such Loans, at least three Business Days prior to the Closing Date or such shorter period as the Administrative Agent may approve) each of the following (except as otherwise provided in Section 7.14 (Post-Closing Matters)), each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and in sufficient copies for each Lender:

(i)                                     this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note of the Borrower conforming to the requirements set forth herein;

(ii)                                  the Guaranty, duly executed and delivered by the Borrower and each other Guarantor;

(iii)                               the Pledge and Security Agreement, duly executed and delivered by the Borrower and each other Guarantor, together with each of the following:

(A)                               evidence (including a Perfection Certificate certified by a Responsible Officer of the Borrower) reasonably satisfactory to the Administrative Agent that, upon the filing and recording of instruments delivered on the Closing Date, the Administrative Agent (for the benefit of the Secured Parties) shall, subject to Section 7.14 (Post-Closing Matters), have a valid and perfected first priority security interest in the Collateral, including (x) such documents duly executed by each Loan Party as the Administrative Agent may reasonably request with respect to the perfection of its security interests in the Collateral (including financing statements under the UCC and with respect to patents, U.S. trademarks and copyrights, notices of grant of a security interest substantially in the form of Annex 3 of the Pledge and Security Agreement, suitable for filing with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Pledge and Security Agreement) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those that shall be terminated on the Closing Date or are otherwise permitted hereunder;

(B)                               all certificates, instruments and other documents representing all Pledged Stock being pledged pursuant to such Pledge and Security Agreement and stock powers for such certificates, instruments and other documents executed in blank; and

(C)                               all instruments representing Pledged Debt Instruments being pledged pursuant to such Pledge and Security Agreement duly endorsed in favor of the Administrative Agent or in blank;

(iv)                              life of loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Real Property, delivered to Administrative Agent, duly executed and acknowledged by the Borrower or appropriate Subsidiary (or, at Administrative Agent’s election, a duly executed and acknowledged notice provided by the Administrative Agent), and if any portion of any Mortgaged Real Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area then the Borrower shall, or shall cause each applicable Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance, including evidence of payment, in form and substance reasonably acceptable to the Administrative Agent (the “Flood Certificate Documents”);

(v)                                 a favorable opinion of (A) Paul, Weiss, Rifkind, Wharton & Garrison, LLP, counsel to the Loan Parties, in substantially the form of Exhibit G (Form of Opinion of Counsel for the Loan Parties), and (B) counsel to the Loan Parties in each of the jurisdictions listed on Schedule 3.1(a) (Opinion Jurisdictions), in each case addressed to the Agents, the Lenders and the Issuers and addressing such other matters as any Lender through the Administrative Agent may reasonably request;

(vi)                              a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

(vii)                           a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party’s Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (vi) above;

(viii)                        a certificate of the Chief Financial Officer of the Borrower, stating that the Borrower and its Subsidiaries are Solvent on a Consolidated basis, after giving effect to the initial Loans and Letters of Credit, the application of the proceeds thereof in accordance with Section 7.9 (Application of Proceeds), the consummation of the other Transactions and the payment of all estimated legal, accounting and other fees related hereto and thereto;

(ix)                              a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that the conditions set forth in Section 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied;

(x)                                 evidence reasonably satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 (Maintenance of Insurance) and any Collateral Document are in full force and effect, together with, unless otherwise agreed by the Administrative Agent, endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as applicable, under all insurance policies to be maintained with respect to the properties of the Borrower and each other Loan Party; and

(xi)                              such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

(b)                                 Fees and Expenses Paid.  There shall have been paid to the Administrative Agent, for the account of the Agents, the Arrangers and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due, payable and invoiced on or before the Closing Date (including all such fees described in the Fee Letter and the Engagement Letter).

(c)                                  Refinancing of Existing Credit Agreement.  (i) All obligations under the Existing Credit Agreement shall have been repaid in full, (ii) the Existing Credit Agreement and all Loan Documents (as defined therein) shall have been terminated on terms reasonably satisfactory to the Administrative Agent and (iii) the Administrative Agent shall have received a payoff letter duly executed and delivered by the respective borrower and agents thereunder or other evidence of such termination, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(d)                                 Financial Statements; Projections.  The Lenders shall have received (i) the financial statements described in Section 4.4(a) (Financial Statements) and (ii) the Projections.

Section 3.2                                   Conditions Precedent to Each Loan and Letter of Credit

The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to Issue any Letter of Credit (other than an extension of the expiry, or renewal, of any Letter of Credit that does not increase the maximum face amount of such Letter of Credit) is subject to the satisfaction of each of the following conditions precedent:

(a)                                 Request for Borrowing or Issuance of Letter of Credit.  With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loans, a duly executed Swing Loan Request), and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

(b)                                 Representations and Warranties; No Defaults.  The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds thereof:

(i)                                     the representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date; and

(ii)                                  no Default or Event of Default shall have occurred and be continuing.

(c)                                  No Legal Impediments.  The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.

Section 3.3                                   Determination of Initial Borrowing Conditions

For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing, borrowing of Swing Loans or Issuance or deemed Issuance hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing or Swing Loans.

Section 3.4                                   Additional Conditions to Issuances

In addition to the other conditions precedent herein set forth, if any Lender becomes, and during the period it remains, a Defaulting Lender, the Issuer will not be required to Issue any Letter of Credit or to amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, and the Swing Lender will not be required to make any Swing Loan, except to the extent any exposure that would result therefrom is eliminated or covered by the reallocation of the Revolving Credit Commitments of the Non-Defaulting Lenders or by cash collateralization or a combination thereof as set forth in Section 2.18 (Defaulting Lender).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants each of the following to the Lenders, the Issuers and the Administrative Agent, on and as of the Closing Date and after giving effect to the making of the Loans and the other financial accommodations on the Closing Date and on and as of each date (including the First Amendment Effective Date and the Second Amendment Effective Date) as required by Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit):

Section 4.1                                   Corporate Existence; Compliance with Law

Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own and operate its properties, to lease the property it operates under lease and to conduct its business as currently conducted, (d) is in compliance with its Constituent Documents except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits or filings or notices that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect.

Section 4.2                                   Corporate Power; Authorization; Enforceable Obligations

(a)                                 The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

(i)                                     are within such Loan Party’s corporate, limited liability company, partnership or other powers;

(ii)                                  have been or, at the time of delivery thereof pursuant to Article III (Conditions to Loans and Letters of Credit) will have been duly authorized by all necessary corporate or other organizational action, including the consent of shareholders, partners and members where required;

(iii)                               do not and will not (A) contravene or violate such Loan Party’s respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Indenture or any notes issued pursuant thereto, (D) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of such Loan Party or any of its Subsidiaries, except to the extent such conflict, breach, default, termination or acceleration would not have a Material Adverse Effect, or (E) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents or as permitted by Section 8.2 (Liens, Etc.); and

(iv)                              do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Consents) and that have been or will be, prior to the Closing Date obtained or made, copies of which have been or will be delivered to the Administrative Agent, and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

(b)                                 This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto.  This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

(c)                                  The Obligations constitute “Senior Indebtedness,” “Senior Secured Financing” or “Designated Senior Indebtedness” (or any comparable term) under and as defined in the 2024/2026 Subordinated Note Indenture, 2025 Subordinated Note Indenture, the 2022 Subordinated Note Indenture and any documentation with respect to any other subordinated Indebtedness of the Borrower and each of its Subsidiaries.  As of the Second Amendment Effective Date, no other Indebtedness (other than the Obligations) qualifies as “Senior Secured Financing” or “Designated Senior Indebtedness” (or any comparable term) under the 2024/2026 Subordinated Note Indenture, 2025 Subordinated Note Indenture, or the 2022 Subordinated Note Indenture.

Section 4.3                                   Subsidiaries; Borrower Information

(a)                                 Set forth on Schedule 4.3(a) (Ownership of Subsidiaries) is a complete and accurate list showing, as of the Second Amendment Effective Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Second Amendment Effective Date, the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and whether it is a Subsidiary or an Unrestricted Subsidiary.  No Stock of any Subsidiary of the Borrower that is a Loan Party is subject to any outstanding option, warrant, right of conversion or purchase of any similar right.  All of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Collateral Documents and nonconsensual Liens permitted by Section 8.2 (Liens, Etc.)), options, warrants, rights of conversion or purchase or any similar rights.  Neither the

Borrower nor any other Loan Party is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents and the Indentures.

(b)                                 Schedule 4.3(b) (Borrower Information) sets forth as of the Second Amendment Effective Date the name, address of principal place of business and tax identification number of the Borrower.

Section 4.4                                   Financial Statements

(a)                                 The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2012 and the related Consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, certified by the Borrower’s Accountants, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in conformity with GAAP.

(b)                                 Neither the Borrower nor any of the Borrower’s Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement.

(c)                                  The Projections have been prepared in good faith based upon estimates and assumptions which the Borrower believes to be reasonable and fair in light of conditions and facts known to Holdings and the Borrower as of the date of delivery thereof and, as of the Closing Date, reflect the Borrower’s good faith and reasonable estimates of the future financial performance of Group Members and of the other information projected therein for the periods set forth therein.

Section 4.5                                   Material Adverse Change

Since December 31, 2014, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

Section 4.6                                   Solvency

Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the consummation of the other Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and its Subsidiaries, on a Consolidated basis, are Solvent.

Section 4.7                                   Litigation

Except as set forth on Schedule 4.7 (Litigation), there are no pending (or, to the knowledge of the Borrower, threatened) actions, investigations or proceedings affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  The performance of any action by any Loan Party required or contemplated by any Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

Section 4.8                                   Taxes

(a)                                 All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP or where the failure to pay such taxes would not have a Material Adverse Effect.  Except as would not have a Material Adverse Effect, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority.  Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities, except where the failure to pay such withholdings would not have a Material Adverse Effect.

(b)                                 None of the Borrower or any of its Tax Affiliates has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any federal, state, local or foreign income or franchise or other material Tax Return or the assessment or collection of any material charges.

Section 4.9                                   Full Disclosure

(a)                                 The written information (other than the projections, estimates and information of a general economic nature or general industry nature) prepared or furnished by or on behalf of the Borrower in connection with this Agreement or the consummation of the transactions contemplated hereunder, taken as a whole, including the information contained in the Disclosure Documents does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading.

(b)                                 The projections and estimates prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lender or the Administrative Agent in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such projections and estimates were furnished to the Lenders, Citicorp or the Administrative Agent and as of the Closing Date.

Section 4.10                            Margin Regulations

The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 4.11                            No Burdensome Restrictions; No Defaults

(a)                                 None of the Borrower or any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2 (Liens, Etc.)) on the assets of any thereof or (ii) is subject to one or more charter or corporate restrictions that would, in the aggregate, have a Material Adverse Effect.

(b)                                 None of the Borrower or any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of any Loan Party, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of any Loan Party, other than, in either case, those defaults that, in the aggregate, would not have a Material Adverse Effect.

(c)                                  No Default or Event of Default has occurred and is continuing.

(d)                                 To the knowledge of any Loan Party, there are no Requirements of Law applicable to any Loan Party or any Subsidiary of any Loan Party the compliance with which by such Loan Party or such Subsidiary, as the case may be, would, in the aggregate, have a Material Adverse Effect.

Section 4.12                            Investment Company Act

None of the Borrower or any of its Subsidiaries is an “investment company” as defined in, or is required to be registered as an “investment company” under, the Investment Company Act of 1940, as amended.

Section 4.13                            Use of Proceeds

(a)                                 The proceeds of the Original Term Loans made on the Closing Date were used by the Borrower on the Closing Date solely (a) to refinance all Indebtedness and other obligations outstanding under the Existing Credit Agreement (other than the Existing Letters of Credit), (b) to pay costs, fees and expenses related to the Transactions and (c) for working capital and general corporate purposes.

(b)                                 The proceeds of the Revolving Loans, the Swing Loans, the Letters of Credit and the New Incremental Loans shall be used after the Closing Date for working capital and general corporate purposes, including Proposed Acquisitions permitted under Section 8.3 (Investments); provided, that (i) on the Closing Date, the Existing Letters of Credit shall be deemed to be Letters of Credit issued by Issuer under the Revolving Credit Facility; provided, further, that no New Incremental Term Loans or New Incremental Notes shall be used to make any Discounted Term Loan Prepayments or open market purchases of Loans.

(c)                                  The proceeds of the 2015 Incremental Term Loans made on the First Amendment Effective Date shall be used by the Borrower solely (a) to pay costs, fees and expenses related to the First Amendment Transactions and (b) for working capital and general corporate purposes.

(d)                                 The proceeds of the 2016 Incremental Term Loans made on the Nola Acquisition Funding Date shall be used by the Borrower solely (i) to finance, in part, the Nola Acquisition (including the refinancing in full of all outstanding indebtedness of Odeon and UCI Cinemas Holdings Limited, including its £90.0 million Revolving Credit Facility Agreement, £300.0 million Senior Secured Notes due 2018 and its €200m Senior Secured Notes due 2018) and to pay the fees, premiums, expenses and other transaction costs in connection with the Nola Acquisition, including OID and upfront fees and (ii) to the extent any portion of the 2016 Incremental Term Loans on the Nola Acquisition Funding Date remain available following the application of proceeds pursuant to the preceding clause (i), for general corporate purposes.

(e)                                  The proceeds of the 2016 Incremental Term Loans made on the Carl Acquisition Funding Date shall be used by the Borrower solely (i) to finance, in part, the Carl Acquisition (including the refinancing in full of all outstanding indebtedness (other than contingent obligations not then due and that by their terms expressly survive the termination of the foregoing) and the termination of all commitments under that certain Credit Agreement dated as of June 17, 2015 by and among Carmike Cinemas, Inc. and the lenders and agents party thereto, as amended, of Carmike Cinemas, Inc.) and to pay the fees, premiums, expenses and other transaction costs in connection with the Carl Acquisition, including OID and upfront fees and (ii) to the extent any portion of the 2016 Incremental Term Loans on the Carl Acquisition Funding Date remain available following the application of proceeds pursuant to the preceding clause (i), for general corporate purposes.

Section 4.14                            Insurance

Schedule 4.14 sets forth as of the Second Amendment Effective Date a summary of all insurance policies maintained by the Borrower and its Subsidiaries.  All material policies of insurance of any kind or nature of the Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as the Borrower believes in its commercially reasonable judgment is sufficient and as is customarily carried by businesses of the size and character of such Person.

Section 4.15                            Labor Matters

(a)                                 There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Borrower or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

(b)                                 There are no unfair labor practices, grievances, complaints or arbitrations pending, or, to any Loan Party’s knowledge, threatened, against or involving the Borrower or any of its Subsidiaries, nor are there any arbitrations or grievances threatened involving the Borrower or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

(c)                                  Except as set forth on Schedule 4.15 (Labor Matters), as of the Second Amendment Effective Date, there is no collective bargaining agreement covering any employee of the Borrower or its Subsidiaries.

Section 4.16                            ERISA

(a)                                 Schedule 4.16 (List of Plans) identifies as of the Second Amendment Effective Date all Title IV Plans and all Multiemployer Plans.

(b)                                 Each employee benefit plan of the Borrower or any of the Borrower’s Subsidiaries intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures, in the aggregate, would not have a Material Adverse Effect.

(c)                                  Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for noncompliance that, in the aggregate, would not have a Material Adverse Effect.

(d)                                 There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, would not have a Material Adverse Effect.

(e)                                  Except to the extent set forth on Schedule 4.16 (List of Plans), none of the Borrower, any of the Borrower’s Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the Closing Date from any Multiemployer Plan, other than those that, in the aggregate, would not have a Material Adverse Effect.

Section 4.17                            Environmental Matters

(a)                                 The operations of the Borrower and each of its Subsidiaries are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that, in the aggregate, would not have a Material Adverse Effect.

(b)                                 Except as disclosed on Schedule 4.17 (Environmental Matters), none of the Borrower or any of its Subsidiaries or any Real Property currently or, to the knowledge of any Loan Party, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of any Loan Party, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(c)                                  Except as disclosed on Schedule 4.17 (Environmental Matters), none of the Real Property owned or operated by the Borrower or any of its Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the regulations thereunder or any state analog.

(d)                                 There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Borrower or of Real Property owned, operated or leased by the Borrower or any of its Subsidiaries that are not specifically included in the financial information furnished to the Lenders which could reasonably be expected to result in the Borrower incurring Environmental Liabilities and Costs other than those that, in the aggregate, would not have a reasonable likelihood of having a Material Adverse Effect.

(e)                                  As of the Second Amendment Effective Date, no Environmental Lien has attached to any property of the Borrower or any of its Subsidiaries and, to the knowledge of any Loan Party, no Governmental Authority has undertaken any Remedial Action at any Real Property owned or leased by any Loan Party that could reasonably be expected to have a Material Adverse Effect.

(f)                                   The Borrower and each of its Subsidiaries has made available to the Lenders copies of all material environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Borrower or any of its Subsidiaries or any Real Property of any of them that are in the possession, custody or control of the Borrower or any of its Subsidiaries which reveals known or potential Environmental Liabilities and Costs that would reasonably be expected to have a Material Adverse Effect.

Section 4.18                            Intellectual Property

The Borrower and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, Internet domain names, franchises, authorizations and other intellectual property rights (including all Intellectual Property) that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of its Subsidiaries, except to the extent the failure to own, license or otherwise have the right to use would not have a Material Adverse Effect.  To any Loan Party’s knowledge, no license, permit, patent, patent application, trademark, trademark application, service mark, trade name, copyright, copyright application, Internet domain name, franchise, authorization, other intellectual property right (including all Intellectual Property), slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, except for such infringements and conflicts which would not have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Loan Party, threatened which would have a Material Adverse Effect.

Section 4.19                            Title; Real Property

(a)                                 Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all Real Property and good title to all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 8.2 (Liens, Etc.).

(b)                                 Set forth on Schedule 4.19 (Real Property) is a complete and accurate list of all Real Property of each Loan Party and showing, as of the Second Amendment Effective Date, the current street address (including, where applicable, county, state and other relevant jurisdictions), record owner and, where applicable, lessee and lessor thereof.

(c)                                  No Loan Party owns or holds, or is obligated under or a party to, any lease, option, right of first refusal or other contractual right to purchase, acquire, sell, assign, dispose of or lease any Mortgaged Real Property of such Loan Party.

(d)                                 No portion of any Real Property of any Loan Party or any of its Subsidiaries has suffered any material damage by fire or other casualty loss that has not heretofore been substantially repaired and restored to its original condition.  Except as disclosed to the Administrative Agent, no portion of any Real Property of any Loan Party or any of its Subsidiaries to be subject to a Mortgage in favor of the Administrative Agent is located in a special flood hazard area as designated by any federal Governmental Authority.

(e)                                  All Permits required to have been issued or appropriate to enable all Real Property of the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not have a Material Adverse Effect.

(f)                                   None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property of the Borrower or any of its Subsidiaries or any part thereof, except those that, in the aggregate, would not have a Material Adverse Effect.

Section 4.20                            OFAC

No Group Member (a) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is, to the best knowledge of such Group Member, otherwise associated with any such person in any manner violative of Section 2, or (c) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 4.21                            Patriot Act; Foreign Corrupt Practices Act

Each Group Member is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).  No part of the proceeds of the Loans will be used by or on behalf of any Group Member, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE V

FINANCIAL COVENANT

As long as any Revolving Credit Commitment remains outstanding and unless the Requisite Revolving Credit Lenders otherwise consent in writing, commencing with the Fiscal Quarter ending on June 30, 2013, the Borrower and its Subsidiaries shall maintain on the last day of each Fiscal Quarter, a Net Senior Secured Leverage Ratio of not more than 3.50 to 1.0.

ARTICLE VI

REPORTING COVENANTS

The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than Cash Management Obligations, Obligations arising under Cash Management Documents and Hedging Contracts and contingent indemnification obligations as to which no claim is pending) or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

Section 6.1                                   Financial Statements

The Borrower shall furnish to the Administrative Agent (and the Administrative Agent will forward to or post on the Approved Electronic Platform for the Lenders) each of the following:

(a)                                 Quarterly Reports.  Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or, if the financial statements required by this clause (a) are required to be filed with the SEC, such other time period as specified in the SEC’s rules and regulations with respect to the Borrower for the filing of its quarterly reports on Form 10-Q), financial information regarding the Borrower and its

Subsidiaries consisting of a Consolidated unaudited balance sheet as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by a Responsible Officer of the Borrower as fairly presenting, in all material respects, the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(b)                                 Annual Reports.  Within 90 days after the end of each Fiscal Year (or, if the financial statements required by this clause (b) are required to be filed with the SEC, such other time period as specified in the SEC’s rules and regulations with respect to the Borrower for the filing of its annual reports on Form 10-K), financial information regarding the Borrower and its Subsidiaries consisting of a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such Consolidated Financial Statements, without qualification as to the scope of the audit or as to the Borrower being a going concern other than solely with respect to, or resulting solely from an upcoming maturity date under any series of Indebtedness occurring within one year from the time such opinion is delivered by the Borrower’s Accountants, together with the report of such accounting firm stating that (i) such Financial Statements fairly present, in all material respects, the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower’s Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by the Borrower’s Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards.

(c)                                  Compliance Certificate.  Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of the Borrower in substantially the form of Exhibit J (Form of Compliance Certificate) (each, a “Compliance Certificate”) (i) showing in reasonable detail the calculations used in determining the Net Senior Secured Leverage Ratio (for purposes of determining the Applicable Margin) and the Net Senior Secured Leverage Ratio for purposes of demonstrating compliance with the financial covenant contained in Article V (Financial Covenant) and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Borrower proposes to take with respect thereto, and if such Compliance Certificate demonstrates an Event of Default of the covenant contained in Article V (Financial Covenant), the Borrower may deliver together with such Compliance Certificate notice of its intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 9.5 (Right to Cure).

(d)                                 Corporate Chart and Other Collateral Updates.  Together with each delivery of any Financial Statement pursuant to clause (b) above, (i) a certificate of a Responsible Officer of the Borrower certifying that the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (d)) is true, correct, complete and current as of the date of such Financial Statement and (ii) a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent that all certificates, statements, updates and other documents (including updated schedules) required to be delivered pursuant to the Collateral Documents by any Loan Party in the preceding Fiscal Year have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended).

(e)                                  Business Plan.  Not later than 90 days after the end of each Fiscal Year and containing substantially the types of financial information contained in the Projections, (i) the annual business plan of the Borrower and its Subsidiaries for the next succeeding Fiscal Year approved by the Board of Directors of the Borrower and (ii) forecasts prepared by management of the Borrower for each Fiscal Quarter in the next succeeding Fiscal Year, including, (x) a projected year-end Consolidated balance sheet and income statement and statement of cash flows and (y) a statement of all of the material assumptions on which such forecasts are based.

Notwithstanding the foregoing, (i) in the event that the Borrower delivers to the Administrative Agent a quarterly report Form 10-Q for any Fiscal Quarter, as filed with the SEC, within 45 days after the end of such Fiscal Quarter, such Form 10-Q shall satisfy all requirements of clause (a) of this Section 6.1 with respect to such Fiscal Quarter to the extent that it contains the information required by such clause (a) and (ii) in the event that the Borrower delivers to the Administrative Agent an annual report on Form 10-K for any Fiscal Year, as filed with the SEC, within 90 days after the end of such Fiscal Year, such Form 10-K shall satisfy all requirements of clause (b) of this Section 6.1 with respect to such Fiscal Year to the extent that it contains the information and report and opinion required by such clause (b), in each case to the extent that information contained in such Form 10-Q or Form 10-K satisfies the requirements of clauses (a) or (b) of this Section, as the case may be.

Section 6.2                                   Default Notices

(a)                                 As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default or Event of Default, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day (and the Administrative Agent will forward to or post on the Approved Electronic Platform for the Lenders any such written notice).

(b)                                 As soon as practicable after a Responsible Officer of any Loan Party has actual knowledge of the existence of any event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrower shall give the Administrative Agent notice specifying the nature of such event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

Section 6.3                                   Litigation

Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator affecting the Borrower or any of Subsidiary of the Borrower that (i) seeks injunctive or similar relief or (ii) in the reasonable judgment of the Borrower or such Subsidiary, expose the Borrower or such Subsidiary to liability that would be reasonably expected to have a Material Adverse Effect.

Section 6.4                                   SEC Filings; Press Releases

Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent notice (and, to the extent not publicly available on the SEC’s EDGAR database, copies) of (a) all reports and registration statements that the Borrower or any of its Subsidiaries files with the SEC or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and (b) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public.  Notwithstanding the foregoing, the Borrower’s obligations under this Section 6.4 to provide such notice and copies to the Administrative Agent may be satisfied by posting the applicable documents (or providing a link thereto) on the Borrower’s publicly available website on the

Internet at the website address designated in writing by the Borrower to the Administrative Agent from time to time.

Section 6.5                                   Labor Relations

Promptly after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower or any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person, in each case to the extent that such matter would reasonably be expected to have a Material Adverse Effect.

Section 6.6                                   Tax Returns

Upon the reasonable request of any Lender, through the Administrative Agent, the Borrower shall provide copies of all federal, state, local and foreign tax returns and reports filed by the Borrower or any Subsidiary of the Borrower in respect of taxes measured by income (excluding sales, use and like taxes).

Section 6.7                                   Insurance

As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrower shall furnish the Administrative Agent with insurance broker’s statement outlining all material insurance coverage maintained as of the date of such report by the Borrower or any Subsidiary of the Borrower and the duration of such coverage and confirming, that the Administrative Agent has been named as loss payee or additional insured, as applicable, to the extent required by Section 7.5 (Maintenance of Insurance).

Section 6.8                                   ERISA Matters

The Borrower shall furnish the Administrative Agent promptly and in any event within 30 days after the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event, other than those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 6.9                                   Other Information

The Borrower shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any Subsidiary of the Borrower as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

Section 6.10                            DCIP

The Borrower shall provide the Administrative Agent prompt notice of any determination by any Loan Party that any Digital Cinema Equipment (excluding any leasehold interests) is no longer intended in good faith to be, or reasonably expected to be, sold or contributed to a DCIP Entity under a DCIP Investment Transaction, together with a schedule listing all such equipment in reasonable detail, including, to the extent available, all serial numbers thereto and the amount, if any, of all expenditures for the acquisition of such Digital Cinema Equipment; provided, however, that if such Digital Cinema Equipment is not sold or contributed to a DCIP Entity under a DCIP Investment Transaction within 270 days of the acquisition of such Digital Cinema Equipment by a Loan Party, the Borrower shall (a) promptly provide such schedule to the Administrative Agent and (b) comply with the requirements of Section 7.11(c) (Additional Collateral and Guaranties) with respect to such Digital Cinema Equipment.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than Cash Management Obligations, Obligations arising under Cash Management Documents and Hedging Contracts and contingent indemnification obligations as to which no claim is pending) or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

Section 7.1                                   Preservation of Corporate Existence, Etc.

The Borrower shall, and shall cause each Subsidiary of the Borrower to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except in the case of a Subsidiary of the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and as otherwise permitted by Sections 8.4 (Sale of Assets) and 8.6 (Restriction on Fundamental Changes).

Section 7.2                                   Compliance with Laws, Etc.

The Borrower shall, and shall cause each Subsidiary of the Borrower to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

Section 7.3                                   Conduct of Business

The Borrower shall, and shall cause each Subsidiary of the Borrower to, use its reasonable efforts to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except in each case where the failure to comply with the above would not, in the aggregate, have a Material Adverse Effect.

Section 7.4                                   Payment of Taxes, Etc.

The Borrower shall, and shall cause each Subsidiary of the Borrower to, pay and discharge before the same shall become delinquent, all material lawful governmental claims, taxes, assessments, charges and levies, except where (i) contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP or (ii) the failure to make a payment would not have a Material Adverse Effect.

Section 7.5                                   Maintenance of Insurance

The Borrower shall (a) maintain for, itself, and the Borrower shall cause to be maintained for each Subsidiary of the Borrower, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same or similar general areas in which the Borrower or such Subsidiary operates and (b) cause all property and casualty policies relating to any Loan Party to name the Administrative Agent on behalf of the Secured Parties as loss payee, and (c) cause all liability policies relating to any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured.

Section 7.6                                   Access

The Borrower shall, and shall cause each Subsidiary of the Borrower to, from time to time permit any agents, representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such independent public accountants’ customary procedures and provided the Borrower shall be entitled to participate in any discussions with the accountants upon reasonable advanced written notice to the Administrative Agent), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower and, in all cases, subject to the confidentiality provisions set forth in Section 11.18 (Confidentiality; Fiduciary Duty); provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 7.6 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrower’s expense; provided, further, that, during an Event of Default, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

Section 7.7                                   Keeping of Books

The Borrower shall, and shall cause each Subsidiary of the Borrower to keep, proper books and records in conformity with GAAP or Local GAAP, as applicable.

Section 7.8                                   Maintenance of Properties, Etc.

The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and preserve (a) (i) in good working order and condition all of its properties necessary in the conduct of its business and (ii) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business; provided, however, that the Borrower and its Subsidiaries may close or otherwise cease to operate theatres and remove fixtures and personalty therefrom upon the expiration or other termination of the applicable lease if the board of directors of the Borrower or such Subsidiary, as the case may be, determines in good faith that the maintenance and continued operation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and (b) all registered patents, trademarks, trade names, copyrights and service marks used or useful or necessary in their respective businesses, except where failure to so maintain and preserve the items set forth in clauses (a) and (b) above would not, in the aggregate, have a Material Adverse Effect.

Section 7.9                                   Application of Proceeds

The Borrower (and, to the extent distributed to them by the Borrower, each Loan Party) shall use the entire amount of the proceeds of the Loans as provided in Section 4.13 (Use of Proceeds).

Section 7.10                            Environmental

The Borrower shall, and shall cause each Subsidiary of the Borrower to, comply with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any written notification or otherwise obtaining knowledge of any Release that has any reasonable likelihood of any of the Borrower or any Subsidiary of the Borrower incurring Environmental Liabilities and Costs, (a) conduct, or pay for consultants to conduct, reasonable tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action as required by Environmental Laws or as any Governmental Authority requires to address the Release and otherwise ensure compliance with Environmental Laws, in each case, except where the failure to conduct such tests or assessments, take such Remedial Action or otherwise ensure compliance would not, in the aggregate, have a Material Adverse Effect.

Section 7.11                            Additional Collateral and Guaranties

(a)                                 Upon the formation or acquisition of any new direct or indirect Subsidiary by any Loan Party or the designation in accordance with Section 7.13 (Designation of Unrestricted Subsidiaries) of any existing direct or indirect Unrestricted Subsidiary as a Subsidiary or any Subsidiary guaranteeing any Indebtedness of any Domestic Loan Party, the Borrower shall, in each case, at the Borrower’s expense, within thirty (30) days (unless such longer period is specifically set forth below), after such formation, acquisition, designation or guarantee (or such longer period as the Administrative Agent may agree in its reasonable discretion):

(i)                                     within forty-five (45) days after such formation or acquisition (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause each such Subsidiary that is (x) a Wholly-Owned Subsidiary that is a Material Domestic Subsidiary, (y) a non-Wholly-Owned Subsidiary that is a Domestic Subsidiary that has guaranteed the Indebtedness of any Loan Party or (z) a Foreign Subsidiary that has guaranteed the Indebtedness of any Domestic Loan Party, to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Obligations of the Borrower; provided, that no such Subsidiary acquired in a Proposed Acquisition permitted hereunder shall be required to become a Guarantor to the extent that restrictions in any existing documents or instruments (not created in contemplation of such acquisition) evidencing Indebtedness would prevent such Subsidiary from becoming a Guarantor; provided, further, that any refinancing of such Indebtedness shall not contain such restrictions and such Subsidiary shall promptly become a Guarantor following any such refinancing or repayment of such Indebtedness; provided, further, that notwithstanding the foregoing, with respect to any Subsidiary acquired after the Closing Date, if the Borrower notifies the Administrative Agent in writing within forty-five (45) days after such formation or acquisition (or such longer period as the Administrative Agent may agree in its reasonable discretion), that it intends to merge such Subsidiary into a Loan Party, the Borrower shall have an additional forty-five (45) days (or such longer period as the Administrative Agent may agree in its reasonable discretion), to effectuate such merger; provided, however, that if such Subsidiary is not merged with such Loan Party within such time period, the Borrower shall cause such Subsidiary to become a Guarantor within such period.

(ii)                                  cause each such Subsidiary that is required to become a Guarantor pursuant to this Section 7.11 to furnish to the Administrative Agent a description of the real properties owned and leased by such Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(iii)                               within ninety (90) days after such formation or acquisition (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause each such Subsidiary that is required to become a Guarantor pursuant to this Section 7.11, at the request of the Administrative Agent, to duly execute and deliver to the Administrative Agent Mortgages, Mortgage Supporting Documents, joinders, amendments, Flood Certificate Documents and other

Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Mortgage Supporting Documents, Flood Certificate Documents and other Collateral Documents delivered under this Agreement), granting a Lien in substantially all of the personal property of such Subsidiary, all owned Real Property with a value in excess of $5,000,000 individually or $15,000,000 in the aggregate (excluding any owned Real Property with a value of less than $1,000,000 individually) for all such Subsidiaries (provided, that, if a mortgage tax will be owed, the amount secured by the Mortgage shall be limited to the fair market value of the property at the time the Mortgage is entered into), in each case, securing the Obligations of such Subsidiary under its Guaranty;

(iv)                              within thirty (30) days (or ninety (90) days in the case of the formation or acquisition of a Foreign Subsidiary) after such formation or acquisition (or such longer period as the Administrative Agent may agree in its reasonable discretion), (x) cause each such Subsidiary that is required to become a Guarantor pursuant to this Section 7.11 to deliver any and all certificates, instruments and other documents representing all Pledged Stock, Pledged Debt Instruments and all other Stock, Stock Equivalents and other debt Securities owned by such Subsidiary accompanied by undated Stock powers or other appropriate instruments of transfer executed or endorsed in blank and (y) cause each Loan Party that is a direct or indirect parent of such Subsidiary that is required to provide a guaranty pursuant to this Section 7.11 to deliver any and all certificates, instruments or other documents representing the outstanding Stock or Stock Equivalents of such Subsidiary held by such direct or indirect parent, accompanied by undated Stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany debt issued by such Subsidiary and held by such direct or indirect parent, endorsed in blank to the Administrative Agent;

(v)                                 In furtherance of the foregoing, and subject to the grace periods set forth above, take and cause such Subsidiary and each Loan Party that is a direct or indirect parent of such Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents and delivery of Pledged Stock and Pledged Debt Instruments) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid, perfected and enforceable first-priority Liens on the properties purported to be subject to the Mortgages and other Collateral Documents delivered pursuant to this Section 7.11, subject only to Liens permitted under Section 8.2 (Liens, Etc.), enforceable against all third parties in accordance with their terms; and

(vi)                              deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 7.11 as the Administrative Agent may reasonably request.

(b)                                 For the avoidance of doubt, (i) no Foreign Subsidiary or FSHCO shall be obligated to guarantee the obligations of the Borrower (unless such Subsidiary or FSHCO is a guarantor of any Indebtedness of any Domestic Loan Party) and (ii) (A) no assets of any Foreign Subsidiary shall be required to be pledged to support obligations of the Borrower (unless such assets are pledged to support any Indebtedness of any Domestic Loan Party) and (B) no more than 65% of the voting stock (within the meaning of Section 956 of the Code and the Treasury Regulations thereunder) of any Foreign Subsidiary or FSHCO shall be required to be pledged by the Borrower or any of its Subsidiaries to support the obligations of the Borrower (unless such stock has been pledged to support any Indebtedness of any Domestic Loan Party).

(c)                                  Upon the acquisition of (x) any personal property by any Loan Party (other than property that would constitute Excluded Property (as defined in the Pledge and Security Agreement)) or (y) fee owned Real Property with a value in excess of $5,000,000 individually or $15,000,000 in the aggregate (excluding any owned Real Property with a value of less than $1,000,000 individually) in the aggregate for all Loan Parties (provided, that if a mortgage tax will be owed, the amount secured by the Lien referred to below shall be limited to the fair market value of the property at the time the applicable Mortgage is entered into), and such personal property and/or fee owned Real Property shall not already be subject to a valid, perfected and enforceable first-priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Liens permitted under Section 8.2 (Liens, Etc.), the Borrower shall give notice thereof to the Administrative Agent within thirty (30) days after such acquisition and shall, if requested by the Administrative Agent or the Requisite Lenders, cause such assets to be subjected to a Lien securing the Obligations and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, without limitation, executing and delivering to the Administrative Agent Mortgages, Mortgage Supporting Documents, Flood Certificate Documents, joinders, amendments and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Mortgage Supporting Documents, Flood Certificate Documents and other Collateral Documents in effect on the Closing Date, if applicable).

(d)                                 Notwithstanding the foregoing, (x) the Administrative Agent shall not take a security interest in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby and (y) Liens required to be granted pursuant to this Section 7.11 shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction).

Section 7.12                            Cash Collateral Accounts

The Administrative Agent may establish one or more Cash Collateral Accounts with such depositaries and securities intermediaries as it in its sole discretion shall determine.  The Borrower agrees that each such Cash Collateral Account shall meet the requirements set forth in the definition of “Cash Collateral Account”.  Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested (but the Administrative Agent shall be under no obligation to make any such investment) in Cash Equivalents at the direction of the Administrative Agent and, except during the continuance of an Event of Default, the Administrative Agent agrees with the Borrower to issue Entitlement Orders for such investments in Cash Equivalents as requested by the Borrower; provided, however, that the Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon.  None of the Borrower, any of its Subsidiaries or any other Loan Party or Person claiming on behalf of or through the Borrower, any Subsidiary of the Borrower or any other Loan Party shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations.

Section 7.13                            Designation of Unrestricted Subsidiaries

The board of directors of the Borrower may at any time designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided, however, that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower and its Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Article V (Financial Covenant) (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Indenture and (iv) no Unrestricted Subsidiary that is designated as a Subsidiary may be redesignated as an Unrestricted Subsidiary at any time prior to twelve (12) months after being so designated as a Subsidiary.  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the net book value of the Borrower’s Investment therein.  The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Section 7.14                            Post-Closing Matters

The Borrower shall, and shall cause each of its Subsidiaries to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 7.14 (Post-Closing Matters) within the time periods set forth on such Schedule.

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than Cash Management Obligations, Obligations arising under Cash Management Documents and Hedging Contracts and contingent indemnification obligations as to which no claim is pending) or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

Section 8.1                                   Indebtedness

The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except the following Indebtedness:

(a)                                 (i) the Obligations (other than in respect of Hedging Contracts) and Guaranty Obligations in respect thereto, (ii) Loan Agreement Refinancing Debt in respect of any Permitted Pari Passu Refinancing Debt, Permitted Junior Lien Refinancing Debt or Permitted Unsecured Refinancing Debt and (iii) Indebtedness evidenced by New Incremental Notes;

(b)                                 (i) Indebtedness existing on the Second Amendment Effective Date and disclosed on Schedule 8.1 (Existing Indebtedness) or, to the extent not listed in such schedule, Indebtedness that does not exceed $5,000,000 in the aggregate, (ii) Indebtedness under the 2022 Subordinated Notes, (iii) Indebtedness under the 2024 Subordinated Sterling Notes, (iv) Indebtedness under the 2025 Subordinated Notes, (v) Indebtedness under the 2026 Subordinated Dollar Notes, (vi) Indbtedness under the Subordinated Bridge Facility and (vii) any Permitted Refinancing thereof;

(c)                                  Permitted Subordinated Indebtedness; provided, however, that (i) both immediately prior to and after giving effect thereto, no Event of Default shall exist or result therefrom and (ii) the Borrower and its Subsidiaries will be in Pro Forma Compliance with Article V (Financial Covenant) after giving effect to the incurrence or issuance of such Indebtedness;

(d)                                 Guaranty Obligations incurred by the Borrower or any of its Subsidiaries in respect of Indebtedness of the Borrower or any Subsidiary that is otherwise permitted by this Section 8.1 (other than clause (a) above); provided, however, that (i) none of the Borrower and its Subsidiaries shall be permitted to Guarantee any Indebtedness arising under any Indenture (or any Permitted Refinancing thereof) unless such Subsidiary shall have also Guaranteed the Obligations substantially on the terms set forth in the Guaranty and (ii) if the Indebtedness being Guaranteed is subordinated to the Obligations, then the Guaranty Obligations with respect to such Indebtedness shall be subordinated to the Guaranty Obligations with respect to the Obligations on terms at least as favorable to the Lenders as those contained in the subordination provisions of such Indebtedness;

(e)                                  Indebtedness of (i) any Domestic Loan Party owing to any other Domestic Loan Party, (ii) any Domestic Subsidiary that is not a Loan Party owing to (A) any other Domestic Subsidiary that is not a Loan Party or (B) the Borrower or a Loan Party in respect of an Investment permitted under Section 8.3(c) (Investments), (iii) any Domestic Loan Party owing to any Foreign Subsidiary, (iv) any Foreign Subsidiary owing to any other Foreign Subsidiary and (v) any Foreign Subsidiary or any Subsidiary that is not a Loan Party owing to any Domestic Loan Party in respect of an Investment permitted under Section 8.3(c) (Investments); provided, however, that all such Indebtedness of any Loan Party owing to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations;

(f)                                   (i) Capital Lease Obligations and purchase money Indebtedness (including Indebtedness in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the acquisition, lease, construction, repair, replacement or improvement of fixed or capital assets and incurred concurrently with or within 270 days of the acquisition, lease, construction, repair, replacement or improvement of the property subject to the Liens permitted under Section 8.2(i) (Liens, Etc.) (including permitted sale-leaseback transactions) and (ii) any Permitted Refinancing thereof;

(g)                                  [Reserved];

(h)                                 Indebtedness in respect of Interest Rate Contracts and other Hedging Contracts incurred in the ordinary course of business and not for speculative purposes;

(i)                                     (i) Indebtedness of the Borrower and its Subsidiaries (A) assumed in connection with any Proposed Acquisition permitted under Section 8.3 (Investments); provided, however, that such Indebtedness is not incurred in contemplation of such Proposed Acquisition or (B) owed to the seller of any property acquired in such Proposed Acquisition on an unsecured subordinated basis, which subordination shall be on terms reasonably satisfactory to the Administrative Agent, in each case, so long as (1) both immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or result therefrom and (2) the Borrower and its Subsidiaries will be in Pro Forma Compliance with Article V (Financial Covenant) after giving effect to such Proposed Acquisition and the incurrence or issuance of such Indebtedness and (ii) any Permitted Refinancing thereof; provided, that such Permitted Refinancing shall be subject to the second proviso in Section 7.11(a)(i) (Additional Collateral and Guaranties) with respect to restrictions on the ability of acquired Subsidiaries to be Guarantors hereunder);

(j)                                    Indebtedness representing deferred compensation to employees, consultants and independent contractors of the Borrower and its Subsidiaries or any direct or indirect parent of the Borrower incurred in the ordinary course of business of the Borrower and its Subsidiaries;

(k)                                 Indebtedness consisting of promissory notes issued by the Borrower or any of its Subsidiaries to current or former officers, directors, employees or consultants, their respective estates, spouses or former spouses to finance the purchase or redemption of Stock or Stock Equivalents of Holdings or the Borrower, or to finance a Restricted Payment with respect to SARs, in each case, to the extent permitted by Section 8.5 (Restricted Payments);

(l)                                     Indebtedness incurred by the Borrower or its Subsidiaries in any Investment permitted under Section 8.3 (Investments) in respect of agreements providing for indemnification, the adjustment of the purchase price or similar adjustments, including earn-out adjustments;

(m)                             Indebtedness consisting of obligations of the Borrower or its Subsidiaries under deferred employee compensation or other similar arrangements incurred by such Person in connection with any Investment permitted under Section 8.3 (Investments);

(n)                                 Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, in connection with Deposit Accounts;

(o)                                 Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p)                                 Indebtedness incurred by the Borrower or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement or similar obligations regarding workers’ compensation claims;

(q)                                 obligations in respect of performance and surety bonds and performance and completion guarantees provided by the Borrower or any of its Subsidiaries, or obligations in respect of letters of credit related thereto, in each case, in the ordinary course of business or consistent with past practice;

(r)                                    in the case of any Foreign Subsidiary, Indebtedness in an aggregate principal amount not to exceed the greater of $140,000,000 and 3.0% of Consolidated Total Assets as of the most recently ended Test Period in the aggregate at any time outstanding;

(s)                                   Indebtedness not otherwise permitted under this Section 8.1; provided, however, that, (i) both immediately prior to and after giving effect thereto, no Event of Default shall exist or result therefrom, (ii) the Borrower and its Subsidiaries will be in Pro Forma Compliance with Article V (Financial Covenant) after giving effect to the incurrence or issuance of such Indebtedness and (iii) as of the date any such Indebtedness is Incurred, after giving Pro Forma Effect to such Indebtedness, the Borrower’s Senior Leverage Ratio as of such date shall be less than or equal to 3.50 to 1.0; provided, further, that, clauses (i), (ii) and (iii) above will not apply with respect to Indebtedness incurred in connection with the Nola Acquisition and the Carl Acquisition; provided, that, no Specified Event of Default shall exist on the Nola Acquisition Funding Date or the Carl Acquisition Funding Date (as applicable) or result therefrom;

(t)                                    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (s) above;

(u)                                 Indebtedness in an aggregate principal amount not to exceed the greater of $75,000,000 and 2.0% of Consolidated Total Assets as of the most recently ended Test Period in the aggregate at any time outstanding; and

(v)                                 Indebtedness of the Borrower or any Subsidiary to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Borrower and its Subsidiaries.

For purposes of determining compliance with this Section 8.1, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

Section 8.2                                   Liens, Etc.

The Borrower shall not, nor shall it permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:

(a)                                 (i) Liens created pursuant to the Loan Documents, and (ii) Liens on the Collateral securing any (A) Loan Agreement Refinancing Debt in respect of any Permitted Pari Passu Refinancing Debt or Permitted Junior Lien Refinancing Debt or (B) any New Incremental Notes;

(b)                                 Liens existing on the Closing Date and disclosed on Schedule 8.2 (Existing Liens) or, to the extent not listed in such schedule, where the property or assets subject to such Liens have a Fair Market Value that does not exceed $10,000,000 in the aggregate, and any modifications, replacements, renewals or extensions thereof; provided, however, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 8.1 (Indebtedness) and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured by such Liens is permitted by Section 8.1 (Indebtedness);

(c)                                  Liens for taxes, assessments or governmental charges which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty 30 days or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)                                  (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of

(including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Subsidiaries;

(f)                                   deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g)                                  easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and title defects affecting real property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                 Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1(g) (Events of Default);

(i)                                     Liens securing Indebtedness permitted under Section 8.1(f) (Indebtedness); provided, however, that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capital Leases; provided, further, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(j)                                    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business, which do not (i) interfere in any material respect with the business of the Borrower or any of its material Subsidiaries or (ii) secure any Indebtedness;

(k)                                 Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l)                                     Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m)                             Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 8.3(c) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in an Asset Sale permitted under Section 8.4 (Sale of Assets), in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n)                                 Liens on property of any Foreign Subsidiary that does not constitute Collateral, which Liens secure Indebtedness of such Foreign Subsidiary permitted under Section 8.1 (Indebtedness);

(o)                                 Liens in favor of the Borrower or another Loan Party securing Indebtedness permitted under Section 8.1(e) (Indebtedness);

(p)                                 Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the Closing Date; provided, that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 8.1(f), (i) or (m) (Indebtedness);

(q)                                 Liens arising from precautionary UCC financing statement filings regarding leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(r)                                    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business permitted by this Agreement;

(s)                                   Liens deemed to exist in connection with Investments in repurchase agreements under Section 8.3 (Investments);

(t)                                    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(u)                                 Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers or the Borrower or any Subsidiary in the ordinary course of business;

(v)                                 Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(w)                               Permitted Exceptions (as defined in the Mortgages);

(x)                                 other Liens securing Indebtedness at any time outstanding in an aggregate principal amount not to exceed the greater of $40,000,000 and 1.0% of Consolidated Total Assets as of the most recently ended Test Period in the aggregate at any time outstanding;

(y)                                 in the case of leased Real Property, (i) liens on the fee interest in the land held by the landlord under the applicable lease, (ii) rights of the landlord under the applicable lease, (iii) all superior, underlying and ground leases and all renewals, amendments, modifications, replacements, substitutions and extensions thereof;

(z)                                  licenses, sublicenses or similar rights to use any patent, trademark, copyright or other intellectual property right granted to others by the Borrower or any of its Subsidiaries in the ordinary course of business, which do not interfere in any material respect with the business of the Borrower or such Subsidiary;

(aa)                          Liens on the Collateral that are junior to the Liens securing the Obligations in respect of Indebtedness permitted under Section 8.1(Indebtedness) (s) and (u) and in respect of Note Refinancing Indebtedness; provided, that such junior Liens are subject to a Junior Lien Intercreditor Agreement;

(bb)                          Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(cc)                            Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (d) of the definition thereof; and

(dd)                          Liens securing Indebtedness or other obligations (i) of the Borrower or a Subsidiary in favor of the Borrower or any Subsidiary of the Borrower that is a Loan Party; provided, that the Indebtedness secured by any such Liens is evidenced by a note and pledged to the Administrative Agent pursuant to the Pledge and Security Agreement and (ii) of any Subsidiary that is not Loan Party in favor of any Subsidiary that is not a Loan Party.

Section 8.3                                   Investments

The Borrower shall not, nor shall it permit any of its Subsidiaries to, make or maintain, directly or indirectly, any Investment, except for the following:

(a)                                 Investments existing on the Second Amendment Effective Date and disclosed on Schedule 8.3 (Existing Investments);

(b)                                 advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred or pre-paid film rentals, and loans and advances made in settlement of such accounts receivable, all in the ordinary course of business consistent with past practice;

(c)                                  Investments by (i) any Loan Party in any other Loan Party, (ii) any Subsidiary that is not a Loan Party in the Borrower or any other Subsidiary or (iii) any Loan Party in a Subsidiary that is not a Loan Party; provided, however, that the Dollar Equivalent of the aggregate outstanding amount of all Investments permitted pursuant to this clause (iii) shall not exceed the greater of $100,000,000 and 2.5% of Consolidated Total Assets as of the most recently ended Test Period in the aggregate at any time outstanding plus an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any previous Investments initially made after the Closing Date;

(d)                                 any Investment in Cash Equivalents and Investments that were Cash Equivalents when made; provided, however, that, in the case of all of the foregoing obligations, they mature within 12 months of the date of purchase (unless required to mature earlier pursuant to the definition of “Cash Equivalents”);

(e)                                  so long as no Event of Default would result from such Investment, Investments by the Borrower or any Subsidiary of the Borrower in another Person, if as a result of such Investment, (i) such other Person becomes a Loan Party, (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Borrower or another Loan Party or (iii) such Person becomes a Subsidiary that is not a Loan Party, in which case it will be deemed to be made pursuant to clause (c)(iii) above and not in reliance of this clause (e);

(f)                                   loans or advances to employees, directors or independent contractors of the Borrower or any Subsidiary (i) in the ordinary course of business consistent with past practices, not to exceed

$10,000,000 in aggregate amount at any time outstanding, (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of equity interests of Holdings (or any direct or indirect parent of Holdings) solely to the extent that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity;

(g)                                  refundable construction advances made with respect to the construction of motion picture exhibition theatres in the ordinary course of business consistent with past practice;

(h)                                 so long as immediately before or after giving effect thereto, no Event of Default shall have occurred and be continuing, Investments in Joint Ventures; provided, however, that the aggregate net book value of all Investments made in or assets contributed by the Borrower and its Subsidiaries to any Joint Venture shall not exceed the greater of $80,000,000 and 2.0% of Consolidated Total Assets either individually or in the aggregate;

(i)                                     Investments by the Borrower or any Subsidiary in connection with a Permitted Acquisition;

(j)                                    Investments made using Stock of the Borrower; provided, however, that (i) immediately before and immediately after giving Pro Forma Effect to any such Investment, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after giving effect to such Investment, the Borrower and its Subsidiaries shall be in Pro Forma Compliance with the covenant set forth in Article V (Financial Covenant), such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.1 (Financial Statements) as though such Investment had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail; and

(k)                                 Investments not otherwise permitted under this Section 8.3; provided, however, that (i) no Event of Default is continuing or would result therefrom and (ii) the aggregate amount of all such Investments, together with the aggregate amount of all Restricted Payments made under Section 8.5(g) (Restricted Payments) shall not at any time exceed the sum of (x) $250,000,000 plus (y) the Available Amount plus (z) an amount equal to the lesser of the return of cash with respect to any such Investment and the initial amount of such Investment, in either case, less the cost of disposition of such Investment; provided, further, that, clauses (i) and (ii) above will not apply with respect to Investments made in connection with the Nola Acquisition and the Carl Acquisition; provided, that, no Specified Event of Default shall exist on the Nola Acquisition Funding Date or the Carl Acquisition Funding Date (as applicable) or result therefrom; provided, further, that in the event the Borrower or any of its Subsidiaries makes an Investment in any Person under this clause (k), and after the date of making such Investment, such Person becomes a Guarantor, such Investment will be reclassified as having been incurred under clause (c) of this Section and the amount invested in such Investment will become available for incurrence under this clause (k) at such time.

Section 8.4                                   Sale of Assets

The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose (“Dispose” or “Disposition”) of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person (including any Unrestricted Subsidiary), or permit or suffer any other Person to acquire any interest in any of their respective assets or issue or sell any shares of their Stock or any Stock Equivalents (any such disposition being an “Asset Sale”), except for the following:

(a)                                 any Asset Sale to any Loan Party;

(b)                                 sale or disposition of Stock or Stock Equivalents of any Unrestricted Subsidiary;

(c)                                  transfers of assets that constitute Investments in Unrestricted Subsidiaries permitted by Section 8.3(k) (Investments);

(d)                                 any Asset Sale where the Dollar Equivalent of the Fair Market Value of the assets subject to such Asset Sale is less than $5,000,000 individually or $35,000,000 in the aggregate;

(e)                                  (i)  Dispositions of inventory in the ordinary course of business and (ii) Dispositions of property or assets (other than operating theatres) that have become obsolete, damaged, worn or surplus (including Intellectual Property no longer material to the business of the Borrower or any of its Subsidiaries) in the ordinary course of business;

(f)                                   like kind exchanges of theatres for other theatres or property, in each case, for Fair Market Value;

(g)                                  as long as no Event of Default is continuing or would result therefrom, any Asset Sale for not less than Fair Market Value of assets set forth on Schedule 8.4(g) (Asset Sales); provided, however, that an amount equal to all Net Cash Proceeds of such Asset Sale in excess of $300,000,000 are applied to the payment of the Obligations as set forth in, and to the extent required by, Section 2.9 (Mandatory Prepayments);

(h)                                 as long as no Event of Default is continuing or would result therefrom, any sale or disposition of any Multiplex theatre for not less than Fair Market Value; provided, however, that an amount equal to all Net Cash Proceeds of such sale or disposition are applied to the payment of the Obligations as set forth in, and to the extent required by, Section 2.9 (Mandatory Prepayments);

(i)                                     as long as (i) no Event of Default is continuing or would result therefrom and (ii) at least 75% of the aggregate consideration received by the Borrower or any Subsidiary from such Asset Sale is in cash or Cash Equivalents, any other Asset Sale for not less than Fair Market Value; provided, however, that (A) the Dollar Equivalent of the aggregate consideration received during any Fiscal Year for all such Asset Sales shall not exceed the greater of $120,000,000 and 3.0% of Consolidated Total Assets and (B) an amount equal to all Net Cash Proceeds of such Asset Sale are applied to the payment of the Obligations as set forth in, and to the extent required by, Section 2.9 (Mandatory Prepayments); provided, further, that for purposes of this clause (i), each of the following shall be deemed to be cash: (a) the amount of any liabilities (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets, (b) any notes or other obligations or other securities or assets received by the Borrower or such Subsidiary from the transferee that are converted by the Borrower or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received) and (c) any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries in such Disposition having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $50,000,000 and 1.5% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(j)                                    any non-exclusive license of patents, trademarks, copyrights or other intellectual property owned by the Borrower or any of its Subsidiaries, which license is granted in the ordinary course of business and which does not interfere in any material respect with the business of the Borrower or such Subsidiary;

(k)                                 any Asset Sale if the assets Disposed of in such Asset Sale are contemporaneously leased back to the Borrower or the applicable Subsidiary on fair market terms (whether pursuant to an operating lease or a lease giving rise to a Capital Lease Obligation); and

(l)                                     any Asset Sale if the assets Disposed of in such Asset Sale are ordered or otherwise required by a Governmental Authority to be Disposed, whether in connection with a Proposed Acquisition or otherwise.

Section 8.5                                   Restricted Payments

The Borrower shall not, nor shall permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except for the following:

(a)                                 (i) Restricted Payments by any Subsidiary of the Borrower to any Loan Party and (ii) Restricted Payments by a non-Wholly-Owned Subsidiary of the Borrower to its shareholders generally so long as the Borrower or any Subsidiary which owns the equity interest or interests in the non-Wholly-Owned Subsidiary paying such dividends receives at least its proportionate share thereof (based on its relative holdings of equity interests in the non-Wholly-Owned Subsidiary paying such dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

(b)                                 dividends and distributions declared and paid on the common Stock of the Borrower and payable only in common Stock of the Borrower;

(c)                                  cash dividends on the Stock of the Borrower to Holdings paid and declared in any Fiscal Year solely for the purpose of funding the following:

(i)                                     ordinary operating expenses of Holdings not in excess of $4,000,000 in the aggregate in any Fiscal Year;

(ii)                                  reasonable and customary indemnification claims made by directors or officers of Holdings attributable to the ownership or operations of the Borrower and its Subsidiaries;

(iii)                               payments by Holdings in respect of foreign, federal, state or local taxes owing by Holdings in respect of the Borrower and its Subsidiaries, but not greater than the amount that would be payable by the Borrower and its Subsidiaries, on a consolidated, combined or unitary basis;

(iv)                              the Restricted Payments permitted to be made by Holdings under clause (f) below; and

(v)                                 fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering (whether or not successful) permitted by this Agreement;

(d)                                 Restricted Payments by the Borrower to pay (or make Restricted Payments to allow the Holdings to pay) for the repurchase, retirement or other acquisition or retirement for value of common Stock of the Borrower or Holdings held by any future, present or former employee, director or consultant of the Borrower, Holdings or any of their Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or may make Restricted Payments in respect of SARs; provided, however, that the aggregate amount of Restricted Payments made under this clause (d) does not exceed in any calendar year $10,000,000 (which shall increase to $20,000,000 subsequent to a Qualifying IPO) (with unused amounts in any calendar year being permitted to be carried over to the two succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (i) the Net Cash Proceeds from the sale of Stock (other than Disqualified Stock or Permitted Cure Securities) to members of management, directors or consultants of Holdings or its Subsidiaries that occurs after the Closing Date plus (ii) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of Holdings or any of its Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Stock of the Borrower or Holdings pursuant to a deferred compensation plan plus (iii) the cash proceeds of key man life insurance policies received by Holdings, the Borrower or its Subsidiaries after the Closing Date (provided, that Holdings may elect to apply all or any portion of the aggregate increase contemplated by clauses (i), (ii) and (iii) above in any calendar year) less (iv) the amount of any Restricted Payments previously made pursuant to clauses (i), (ii) and (iii) above; and provided, that, for the avoidance of doubt, as contemplated by this clause (d), cancellation of Indebtedness owing to the Borrower or any Subsidiary from members of management of Holdings, any direct or indirect parent of Holdings, the Borrower or its Subsidiaries in connection with a repurchase of equity interests of Holdings or any direct or indirect parent of Holdings will not be deemed to constitute a Restricted Payment for purposes of this Section 8.5;

(e)                                  (i) the repurchase of Stock or Subordinated Debt, if such repurchase is completed through the issuance of Stock or new Permitted Subordinated Indebtedness, (ii) regularly scheduled or otherwise required repayments or redemptions of Subordinated Debt and (iii) renewals, extensions, refinancings and refundings of Subordinated Debt, as long as such renewal, extension, refinancing or refunding is permitted under Section 8.1 (Indebtedness);

(f)                                   the repurchase of company granted stock awards or options necessary to satisfy obligations attributable to tax withholding;

(g)                                  so long as no Event of Default is continuing or would result therefrom, Restricted Payments not otherwise permitted under this Section 8.5; provided, however, that the aggregate amount of all such Restricted Payments, together with the aggregate amount of all Investments made under Section 8.3(k), shall not exceed (i) $250,000,000 as of the most recently ended Test Period in the aggregate plus (ii) the Available Amount; and

(h)                                 after a Qualifying IPO, Restricted Payments may be made to pay, or to allow Holdings or a parent company of Holdings to pay, dividends and make distributions to, or repurchase or redeem shares from, its equity holders in an amount equal to 6.0% per annum of the Net Cash Proceeds received by the Borrower from any public offering of Securities of the Borrower or any direct or indirect parent of the Borrower;

provided, however, that the Restricted Payments described in clauses (c) through (h) above shall not be permitted if either (A) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries.

Section 8.6                                   Restriction on Fundamental Changes

The Borrower shall not, nor shall permit any of its Subsidiaries to, (i) merge with any Person, (ii) consolidate with any Person or (iii) liquidate, wind up or dissolve itself, except that:

(a)                                 any Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided, however, that the Borrower shall be the continuing or surviving Person (and, in the case of any such transaction involving a Domestic Loan Party, the continuing or surviving Person shall be organized under the laws of any state of the United States of America or the District of Columbia) or (ii) any one or more other Subsidiaries; provided, however, that when any Subsidiary that is a Loan Party is merging with another Subsidiary, (A) a Loan Party shall be the continuing or surviving Person or (B) to the extent constituting an Investment, such Investment must be an Investment permitted under Section 8.3(c) (Investments) or Indebtedness permitted under Section 8.1(e) (Indebtedness);

(b)                                 the Company may merge with and into Holdings, with Holdings as the surviving entity (the “AMC Merger”); provided, however, that (i) if requested by the Administrative Agent or the Required Lenders, Holdings shall expressly assume the obligations of the prior Borrower under this agreement and the other Loan Documents in a manner reasonably acceptable to the Administrative Agent and (ii) such merger does not result in the Borrower ceasing to be a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

(c)                                  (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary (other than the Borrower) may liquidate, wind up, dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and if not materially disadvantageous to the Lenders;

(d)                                 so long as no Default or Event of Default exists or would result therefrom, any Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 8.3 (Investments); provided, however, that (i) the continuing or surviving Person shall be a Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of Section 7.11 (Additional Collateral and Guaranties) and (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 8.3 (Investments); and

(e)                                  so long as no Default or Event of Default exists or would result therefrom, a merger, dissolution, liquidation or consolidation, the purpose of which is to effect an Asset Sale permitted pursuant to Section 8.4 (Sale of Assets), may be effected.

Section 8.7                                   Change in Nature of Business

The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the Closing Date, whether in connection with a Permitted Acquisition or otherwise.

Section 8.8                                   Transactions with Affiliates

The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than:

(a)                                 transactions among the Loan Parties;

(b)                                 on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate as determined by the board of directors in its reasonable business judgment;

(c)                                  the payment of fees and expenses in connection with the consummation of the Transactions;

(d)                                 transactions involving aggregate payments or consideration less than $5,000,000;

(e)                                  equity issuances, repurchases, retirement or other acquisition of Stock by the Borrower permitted under Section 8.5 (Restricted Payments);

(f)                                   loans, Investments and other transactions by the Borrower and its Subsidiaries to the extent permitted under this Article VIII (Negative Covenants);

(g)                                  employment and severance arrangements between Holdings, the Borrower and its Subsidiaries and their respective officers and employees in the ordinary course of business;

(h)                                 payments by Holdings, the Borrower and its Subsidiaries pursuant to the tax sharing agreements among Holdings, the Borrower and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries;

(i)                                     the payment of customary fees and reasonable out-of-pocket cost to, and indemnities provided on behalf of, directors, officers, employees and consultants of Holdings, the Borrower and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries, as determined in good faith by the board of directors of the Borrower or senior management thereof;

(j)                                    transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 8.8 hereto or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect; and

(k)                                 dividends, redemptions and repurchases permitted under Section 8.5 (Restricted Payments).

Section 8.9                                   Limitations on Restrictions on Subsidiary Distributions; No New Negative Pledge

The Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any Subsidiary of the Borrower or (b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations; provided, however, that the foregoing shall not apply to Contractual Obligations which (i) (A) exist on the Closing Date and (to the extent not otherwise permitted by this Section 8.9) are listed on Schedule 8.9, (B) to the extent Contractual Obligations permitted by clause (A) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, (iii) represent Indebtedness of a Subsidiary of the Borrower which is not a Loan Party which is permitted by

Section 8.1 (Indebtedness), (iv) arise in connection with any Asset Sale permitted by Section 8.4 (Sale of Assets), (v) are customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures permitted under Section 8.3 (Investments) and applicable solely to such Joint Venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 8.1 (Indebtedness), but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 8.1(f) (Indebtedness) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business and (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and (C) are set forth in any agreements governing Loan Agreement Refinancing Debt, New Incremental Notes, Note Refinancing Indebtedness, the 2022 Subordinated Note Indenture, the 2025 Subordinated Note Indenture, the 2024/2026 Subordinated Note Indenture or Indebtedness arising under any other Indenture or Sections 8.1(f) (Indebtedness) (c) or (s), containing substantially similar restrictions to any of the foregoing.

Section 8.10                            Modification of Debt Agreements

The Borrower shall not, nor shall it permit any of its Subsidiaries to, change or amend the terms of the 2022 Subordinated Note Indenture, the 2025 Subordinated Note Indenture, the 2024/2026 Subordinated Note Indenture or any other subordinated notes or other subordinated debt securities (or any indenture or agreement or other material document entered into in connection therewith) if the effect of such amendments, taken as a whole, is to change or amend the terms thereof in a manner materially adverse to the interests of the Secured Parties under the Loan Documents or in the Collateral.

Section 8.11                            Modification of Constituent Documents

The Borrower shall not, nor permit any of its Subsidiaries to, change its equity capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents in a manner materially adverse to the Secured Parties.

Section 8.12                            Fiscal Year

The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its Fiscal Year without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

Section 8.13                            Designation of Senior Debt

The Borrower shall not, nor permit any of its Subsidiaries to, designate any Indebtedness, other than the Obligations as “Designated Senior Indebtedness” (or any comparable term enabling the holders thereof to issue payment blockages and exercise other remedies in connection therewith or related thereto) under and as defined in the 2022 Subordinated Note Indenture, the 2025 Subordinated Note Indenture, the 2024/2026 Subordinated Note Indenture and any documentation with respect to any other subordinated Indebtedness of the Borrower and each of its Subsidiaries.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1                                   Events of Default

Each of the following events shall be an “Event of Default”:

(a)                                 the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

(b)                                 the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of five Business Days after the due date therefor; or

(c)                                  any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(d)                                 any Loan Party shall fail to perform or observe:

(i)                                     any term, covenant or agreement contained in Article V (Financial Covenant), as such Article may be waived, amended or otherwise modified from time to time by the Requisite Revolving Credit Lenders pursuant to Section 11.1 (Amendments, Waivers, Etc.);

(ii)                                  any term, covenant or agreement contained in Sections 6.2(a) (Default Notices), 7.1 (Preservation of Corporate Existence, Etc.) (solely with respect to the Loan Parties), 7.9 (Application of Proceeds), or 7.11 (Additional Collateral and Guaranties) or Article VIII (Negative Covenants); or

(iii)                               any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (iii) shall remain unremedied for 30 days after the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(e)                                  (i) the Borrower or any other Loan Party or any Significant Subsidiary of the Borrower shall fail to make any payment on any Indebtedness of the Borrower or any such Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $25,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(f)                                   (i) the Borrower or any other Loan Party with assets greater than $1,000,000 or any Significant Subsidiary of the Borrower shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Borrower or any other Loan Party with assets greater than $1,000,000 or any Significant Subsidiary of the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against the Borrower or any such Loan Party or any such Significant Subsidiary (but not instituted by the Borrower or such Loan Party or such Subsidiary) either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) the Borrower or any other Loan Party with assets greater than $1,000,000 or any Significant Subsidiary of the Borrower shall take any corporate (or equivalent) action to authorize any action set forth in clauses (i) or (ii) above; or

(g)                                  one or more judgments or orders (or other similar process) involving, in the case of money judgments, an aggregate amount whose Dollar Equivalent exceeds $25,000,000, to the extent not covered by insurance, shall be rendered against the Borrower or any other Loan Party or any Significant Subsidiary of the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h)                                 an ERISA Event has occurred which could reasonably be expected to result in a Material Adverse Effect; or

(i)                                     any material provision of any Loan Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall state in writing that any provision of any Loan Document after delivery thereof is for any reason not valid and binding on, or enforceable against, any Loan Party party thereto; or

(j)                                    any Collateral Document shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral in excess of $5,000,000 in the aggregate purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien, or any Loan Party shall so state in writing; or

(k)                                 there shall occur any Change of Control; or

(l)                                     any of the Obligations shall cease to be “Senior Indebtedness,” “Senior Secured Financing” or “Designated Senior Indebtedness” (or any comparable term) under and as defined in the 2022 Subordinated Note Indenture, the 2025 Subordinated Note Indenture, the 2024/2026 Subordinated Note Indenture and any documentation with respect to any other subordinated Indebtedness of the Borrower or any of its Subsidiaries.

Section 9.2                                   Remedies

During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (b) may and, at the request of the Requisite Lenders, shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(f) (Events of Default), (x) the Commitments of each Lender to make Loans and the commitments of each

Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.  In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

Section 9.3                                   Actions in Respect of Letters of Credit

At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in Cash Collateral Accounts shall be less than 105% of the Letter of Credit Obligations and (iii) as may be required by Section 2.9(d) (Mandatory Prepayments), the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent’s office referred to in Section 11.8 (Notices, Etc.), for deposit in a Cash Collateral Account, (x) in the case of clauses (i) and (ii) above, the amount required to that, after such payment, the aggregate funds on deposit in the Cash Collateral Accounts equals or exceeds 105% of the sum of all outstanding Letter of Credit Obligations and (y) in the case of clause (iii) above, the amount required by Section 2.9(d) (Mandatory Prepayments).  The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.9(d) (Mandatory Prepayments) and Section 2.13(g) (Payments and Computations), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations.  The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

Section 9.4                                   Rescission

If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments, Waivers, Etc.), then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon.  The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

Section 9.5                                   Right to Cure

(a)                                 Notwithstanding anything to the contrary contained in Section 9.1(d)(i) (Events of Default), in the event that the Borrower fails to comply with the requirements of the covenant set forth in Article V (Financial Covenant) for any period, at any time on or before the tenth day after the date of delivery of a Notice of Intent to Cure by the Borrower to the Administrative Agent pursuant to Section 6.1(c) (Financial Statements), the Borrower and Holdings shall have the right to issue Permitted Cure Securities to the Permitted Holders for cash (the “Cure Right”), and upon the receipt by the Borrower (including through capital contributions by Holdings to the Borrower) of such cash (the “Cure Amount”), the covenant set forth in Article V (Financial Covenant) shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA in accordance with the definition thereof for the Fiscal Quarter for which such Cure Right was exercised in an amount equal to such Cure Amount (and such increase shall be included in each period that includes such Fiscal Quarter); provided, however, that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the covenant set forth in Article V (Financial Covenant) with respect to any period that includes the Fiscal Quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document.

(b)                                 If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the covenant set forth in Article V (Financial Covenant) for such Fiscal Quarter, the Borrower shall be deemed to have satisfied the requirements of the covenant set forth in Article V (Financial Covenant) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 9.1(d)(i) (Events of Default) that had occurred shall be deemed cured; provided, however, that (i) the Borrower may not exercise the Cure Right more than (A) two times in any four Fiscal Quarter period and (B) five times during the term of this Agreement, (ii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with Article V (Financial Covenant) and (iii) to the extent that the Cure Amount proceeds are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating the covenant in Article V (Financial Covenant) for the period with respect to which such Cure Amount applies.

ARTICLE X

THE AGENTS

Section 10.1                            Authorization and Action

(a)                                 Each Lender and each Issuer hereby appoints Citicorp as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto.  Without limiting the foregoing, each Lender and each Issuer hereby (i) authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and (ii) authorizes the Administrative Agent act as agent for the Lenders, Issuers and the other Secured Parties under the Collateral Documents.

(b)                                 As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law.  The Administrative Agent agrees to give to each Lender and each Issuer, if applicable, prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

(c)                                  In performing its functions and duties hereunder and under the other Loan Documents, each Agent is acting solely on behalf of the Lenders and the Issuers except to the limited extent provided in Section 2.7(b), and its duties are entirely administrative in nature.  No Agent assumes and no Agent shall be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation.  Each Agent may perform any of its duties under any Loan Document by or through its agents or employees.

(d)                                 None of (i) the Arrangers, (ii) the Syndication Agent and (iii) the Co-Documentation Agents shall have any obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document, none shall have any rights separate from their rights as a Lender and none shall incur any liability hereunder or thereunder in such capacity.

Section 10.2                            Administrative Agent’s Reliance, Etc.

None of the Administrative Agent or any of its Affiliates, directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct.  Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(e) (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 2.7 (Evidence of Debt), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

Section 10.3                            Posting of Approved Electronic Communications

(a)                                 Each of the Lenders, the Issuers and the Borrower agree, and the Borrower shall cause each Guarantor to agree, that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and Issuers by posting such Approved Electronic Communications on Debtdomain™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)                                 Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuers and the Borrower acknowledges and agrees, and the Borrower shall cause each Guarantor to acknowledge and agree, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.  In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers and the Borrower hereby approves, and the Borrower shall cause each Guarantor to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and the Borrower shall cause each Guarantor to understand and assume, the risks of such distribution.

(c)                                  THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (THE “AGENT AFFILIATES”) WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR THE AGENT AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED ELECTRONIC COMMUNICATIONS.

(d)                                 Each of the Lenders, the Issuers and the Borrower agree, and the Borrower shall cause each Guarantor to agree, that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

Section 10.4                            Each Agent Individually

With respect to its Ratable Portion, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender.  The terms “Lenders”, “Revolving Credit Lenders”, “Term Lenders”, “Requisite Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, each Agent in its individual capacity as a Lender, a Revolving Credit Lender, Term Lender or as one of the Requisite Lenders.  Each Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if such Agent were not acting as Agent hereunder or under any Loan Documents.

Section 10.5                            Lender Credit Decision

Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon any Agent or any other Lender, conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit.  Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.  Except for the documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders or the Issuers, the Administrative Agent shall not have any duty or responsibility to provide any

Lender or any Issuer with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come into the possession of the Administrative Agent or any Affiliate thereof or any employee or agent of any of the foregoing.

Section 10.6                            Indemnification

Each Lender agrees to indemnify each Agent and each of their respective Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower and without limiting their obligation to do so), from and against such Lender’s aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including reasonable fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, such Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by such Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s or its Affiliate’s gross negligence or willful misconduct.  Without limiting the foregoing, each Lender agrees to reimburse such Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable fees, expenses and disbursements of financial and legal advisors) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that such Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

Section 10.7                            Successor Administrative Agent

The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders.  In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default).  In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the Lenders and the Issuers, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the Lender Appointment Period notify the Borrower and the Lenders and the Issuers that no qualifying Person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent’s resignation (which effective date shall be no earlier than three Business Days after the date of such notice).  Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment and the Borrower has approved such successor Administrative Agent, the retiring Administrative Agent’s resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuer directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of any appointment as Administrative Agent by a successor

Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.  After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

Any resignation pursuant to this Section 10.7 (Successor Administrative Agent) by a Person acting as Administrative Agent shall, unless such Person shall notify the Borrower and the Lenders and the Issuers otherwise, also act to relieve such Person and its Affiliates of any obligation to advance or issue new, or extend existing, Swing Loans or Letters of Credit where such advance, issuance or extension is to occur on or after the effective date of such resignation.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuer and Swing Lender, (ii) the retiring Issuer and Swing Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (iii) the successor Swing Lender shall enter into an Assignment and Acceptance and acquire from the retiring Swing Lender each outstanding Swing Loan of such retiring Swing Lender for a purchase price equal to par plus accrued interest and (iv) the successor Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuer to effectively assume the obligations of the retiring Issuer with respect to such Letters of Credit.

In addition to the foregoing, if a Revolving Credit Lender becomes, and during the period it remains, a Defaulting Lender, any Issuer and/or any Swing Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuer or Swing Lender, respectively, effective at the close of business New York time on a date specified in such notice (which date may not be less than 30 days after the date of such notice); provided, that such resignation by any such Issuer will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to such Issuer; and provided further, that such resignation by any such Swing Lender will have no effect on its rights in respect of any outstanding Swing Loans or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Swing Loan.

Section 10.8                            Concerning the Collateral and the Collateral Documents

(a)                                 Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties.  Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries, (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any Deposit Accounts maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender or such Issuer, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

(b)                                 Each of the Lenders and the Issuers hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Secured Parties against any of the following:

(i)                                     all of the Collateral and all Loan Parties, upon termination of the Commitments and payment and satisfaction in full of all Loans, all Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case in the appropriate currency and on terms satisfactory to the Administrative Agent and the applicable Issuers);

(ii)                                  any assets that are subject to a Lien permitted by Section 8.2(i) (Liens, Etc.);

(iii)                               any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement); and

(iv)                              the security interests in any Digital Cinema Equipment granted prior to the Closing Date.

provided, that in case of clauses (ii), (iii) and (iv) above, no such release shall occur if such Lien continues to secure any Loan Agreement Refinancing Debt.

(c)                                  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Requisite Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Each of the Secured Parties hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.8 promptly upon the effectiveness of any such release.

Section 10.9                            Collateral Matters Relating to Related Obligations

The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Obligation arising under any Hedging Contract or Cash Management Obligation or that is otherwise owed to Persons other than the Agents, the Lenders and the Issuers (collectively, “Related Obligations”) solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker’s lien or similar right except to the extent provided in Section 11.6 (Right of Set-off) and then only to the extent such right is exercised in compliance with Section 11.7 (Sharing of Payments, Etc.).

Section 10.10                     Activities of Agents’ Group

(a)                                 Each Lender and each Issuer understands that each Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agents’ Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 10.10(a) as “Activities”) and may engage in the Activities with or on behalf of one or more of the Group Members or their respective Affiliates.  Furthermore, the Agents’ Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Group Members and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower, other Group Members or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Group Members or their Affiliates.  Each Agent, each Lender and each Issuer understands and agrees that in engaging in the Activities, the Agents’ Group may receive or otherwise obtain information concerning the Group Members or the Affiliates (including information concerning the ability of the Group Members to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Agents, Lenders or the Issuers that are not members of the Agents’ Group.  Neither the Administrative Agent nor any member of the Agents’ Group shall have any duty to disclose to any Agent, Lender or any Issuer or use on behalf of the Agents, Lenders or Issuers, and shall not be liable for the failure to so disclose or use any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Group Members or any Affiliate of any Group Members) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Agent, each Lender and each Issuer such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Agents, Lenders or the Issuers.

(b)                                 Each Agent, each Lender and each Issuer further understands that there may be situations where members of the Agents’ Group or their respective customers (including the Group Members and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders or the Issuers (including the interests of the Agents, Lenders and the Issuers hereunder and under the other Loan Documents).  Each Agent and each Lender and each Issuer agrees that no member of the Agents’ Group is or shall be required to restrict its activities as a result of the Person serving as an Agent being a member of the Agents’ Group, and that each member of the Agents’ Group may undertake any Activities without further consultation with or notification to any Agent, any Lender or any Issuer.  None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agents’ Group of information (including Information) concerning the Group Members or their Affiliates (including information concerning the ability of the Group Members to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by any Agent or any member of the Agents’ Group to any Agent, any Lender or any Issuer including any such duty that would prevent or restrict the Agents’ Group from acting on behalf of customers (including the Group Members or their Affiliates) or for its own account.

Section 10.11                     Delivery of Certain Financial Information

The Borrower agrees, and shall cause each other Group Member to agree, that the Administrative Agent may make available to the Lenders and the Issuers all Approved Electronic Communications provided to the Administrative Agent pursuant to clauses (a) through (e) of Section 6.1 (Financial Statements).  Borrower further agrees, and shall cause each other Group Member to further agree, that the Administrative Agent may make available to the Lenders and the Issuers such other Approved Electronic Communications provided to the Administrative Agent, upon such Lenders’ and Issuers’ request.  Any distribution of Approved Electronic Communications pursuant to this Section 10.11 shall be subject to the Administrative Agent’s customary security measures with regards to Approved Electronic Communications.

Section 10.12                     Administrative Agent May File Proofs of Claim

In case of the pendency of any proceeding under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors or any other judicial proceeding involving any Group Member as a debtor thereunder the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the

Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest then due, owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuers and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuers and the Agents and their respective agents and counsel and all other amounts due the Lenders, the Issuers and the Agents under Sections 2.12 (Fees), 11.3 (Costs and Expenses) and 11.4 (Indemnities)) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation. expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Agents under Sections 2.12 (Fees), 11.3 (Costs and Expenses) and 11.4 (Indemnities).

ARTICLE XI

MISCELLANEOUS

Section 11.1                            Amendments, Waivers, Etc.

(a)                                 No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter, each Letter of Credit Reimbursement Agreement and notice of grant of a security interest with respect to Intellectual Property) nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and (y) in the case of any other amendment, by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and the Borrower or the applicable Loan Party, as the case may be, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof), do any of the following:

(i)                                     waive any condition specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) or 3.2(b) or (c) (Conditions Precedent to Each Loan and Letter of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and, in the case of the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), subject to the provisions of Section 3.3 (Determinations of Initial Borrowing Conditions);

(ii)                                  increase the Commitment of such Lender or subject such Lender to any additional obligation;

(iii)                               extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal or interest of any such Loan or fees owing to such Lender (it being understood that Section 2.9 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender’s Commitment;

(iv)                              forgive, reduce, or release the Borrower from its obligations to repay, the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

(v)                                 reduce the rate of interest on any Loan or Reimbursement Obligation outstanding and owing to such Lender or any fee payable hereunder to such Lender;

(vi)                              expressly subordinate any of the Obligations or any Liens securing the Obligations;

(vii)                           postpone any scheduled date fixed for payment of interest or fees owing to such Lender or waive any such payment;

(viii)                        change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

(ix)                              (A)                               release all or substantially all of the Collateral except as provided in Section 10.8(b) (Concerning the Collateral and the Collateral Documents), (B) release the Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any), (C) release all or substantially all of the Guarantors from its or their obligations under the Guaranty except in connection with the sale or other disposition of a Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) or (D) amend, modify or waive the proviso in Section 11.10 (Binding Effect); or

(x)                                 amend Section 10.8(b) (Concerning the Collateral and the Collateral Documents), Section 11.7 (Sharing of Payments, Etc.), this Section 11.1 or any definition of the terms “Requisite Lenders,” “Requisite Revolving Credit Lenders,” “Requisite Term Lenders” or “Ratable Portion”;

and provided, further, that (A) any modification of the application of payments to the Term Loans pursuant to Section 2.9 (Mandatory Prepayments) shall require the consent of the Requisite Term Lenders, (B) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.2(e) (Assignments and Participations), affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder, (C) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents and (D) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swing Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Lender under this Agreement or the other Loan Documents; provided, further, that, (x) the Administrative Agent may, solely upon the request, and with the consent, of the Borrower in connection with the execution of a Hedging Contract, amend, modify or supplement the Guaranty to provide for a “keepwell”, support or other agreement within the meaning of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act to be made by the Borrower or any other Guarantor for the benefit of any Guarantor that would not otherwise constitute an “eligible contract participant” as defined in  the Commodity Exchange Act and the regulations thereunder, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any Issue and is otherwise on terms reasonably acceptable to the Administrative Agent, (y) the Administrative Agent may, with the consent of the Borrower, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any Issuer and (z) the Requisite Revolving Credit Lenders (or the Administrative Agent with the prior written consent thereof), on the one hand, and the Borrower, on the other hand, may amend, supplement or otherwise modify or waive any of the terms and provisions (and related definitions) of Article V (Financial Covenant).  Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Requisite Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Requisite Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

(b)                                 The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(c)                                  If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Revolving Credit Lenders or Term Lenders, the consent of Requisite Lenders is obtained but the consent of any Revolving Credit Lender or Term Lender whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a “Non-Consenting Lender”), then, at the Borrower’s request, an Eligible Assignee reasonably acceptable to the Administrative Agent shall have the right to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Revolving Credit Commitments and Revolving Credit Outstandings of such Non-Consenting Lender if such Non-Consenting Lender is a Revolving Credit Lender and all of the Term Loans of such Non-Consenting Lender if such Non-Consenting Lender is a Term Lender, in each case, for an amount equal to the principal balance of all such Revolving Loans or Term Loans, as applicable, held by the Non-Consenting Lender, and, in the case of a Repricing Transaction to which said Non-Consenting Lender did not consent, the prepayment premium set forth in Section 2.8(d) (Optional Prepayments) (if on or prior to the date six months after the Second Amendment Effective Date) and in Section 2.8(e) (Optional Prepayments) (if on or prior to the date six months after the date on which the available commitments of the 2016 Incremental Lenders in respect of the 2016 Incremental Term Loans are reduced to zero) and all accrued and unpaid interest and fees with respect thereto through the date of sale; provided, however, that such purchase and sale shall be recorded in the Register maintained by the Administrative Agent and not be effective until (x) the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower whereby such Eligible Assignee shall agree to be bound by the terms hereof and (y) such Non-Consenting Lender shall have received payments of all Revolving Loans or Term Loans, as applicable, held by it and all accrued and unpaid interest and fees with respect thereto through the date of the sale.  Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender’s Loans are evidenced by Notes) subject to such Assignment and Acceptance; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

(d)                                 Notwithstanding anything to the contrary set forth in this Agreement, any Incremental/Extended/Refinancing Amendment shall not require the consent of any Lender (other than the Lenders providing the New Incremental Loans, Extended Loans and Refinancing Loans, as applicable (such Loans, the “Incremental/Extended/Refinancing Loans”)).  Each of the parties hereto agrees that, upon the effectiveness of any Incremental/Extended/Refinancing Amendment which shall be promptly notified to each Lender by the Administrative Agent, this Agreement shall be deemed amended to the extent necessary to reflect the existence of the terms of the Incremental/Extended/Refinancing Loans.  Any Incremental/Extended/Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Incremental/Extended/Refinancing Loan, including any amendments necessary to establish Incremental/Extended/Refinancing Loans as new Tranches in respect of Loans so provided and such other technical amendments as may be necessary or appropriate in the reasonable judgment of the Administrative Agent and the Borrower in connection with the establishment of such new Tranches, in each case on terms not inconsistent with Section 2.19 (Facility Increase), Section 2.20 (Amend and Extend Transactions), Section 2.21 (Refinancing Transactions) and this Section 2.22 (Incremental/Extended/Refinancing Amendments Generally), as applicable.

Section 11.2                            Assignments and Participations

(a)                                 Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees (other than to any Disqualified Institution) all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender’s Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Lender’s Revolving Credit Outstandings and Revolving Credit Commitments, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the assignor’s entire interest) be less than (x) in the case of Revolving Credit Outstandings and Revolving Credit Commitments, $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the case of Term Loans, $1,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Borrower and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of a Lender (other than any Disqualified Institution), (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender (other than any Disqualified Institution), such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consents shall not be unreasonably withheld or delayed) and (iv) if such Eligible Assignee is not, prior to the date of such assignment, a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender, any such assignment with respect to Revolving Credit Outstandings and Revolving Credit Commitments shall be subject to the prior consent of each Issuer and Swing Lender; provided, however that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required for any assignment occurring when any Event of Default under Section 9.1(a), (b) or (f) (Events of Default) shall have occurred and be continuing and (v) no Revolving Credit Commitments or Revolving Loans may be assigned to any Affiliated Lender.

Any such assignment need not be ratable as among the Term Loan Facility and the Revolving Credit Facility.

(b)                                 The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note (if the assigning Lender’s Loans are evidenced by a Note) subject to such assignment.  Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and, other than in respect of assignments made pursuant to Section 2.17(b) (Mitigation Obligations; Substitution of Lenders) and Section 11.1(c) (Amendments, Waivers, Etc.), the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, satisfaction of the requirements set forth in clause (j) below) from and after the effective date specified in such Assignment and Acceptance; provided, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(c)                                  The Administrative Agent shall maintain at its address referred to in Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and Issuers and the principal amount of the Loans and Reimbursement Obligations owing to each Lender from time to time and the Commitments of each Lender.  Any assignment pursuant to this Section 11.2 shall not be effective until such assignment is recorded in the Register.

(d)                                 Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.  Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Notes to the order of such assignee in an amount equal to the Commitments and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Loans retained by it hereunder.  Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B-1 (Form of Revolving Note) or Exhibit B-3 (Form of Term Loan Note), as applicable.

(e)                                  In addition to the other assignment rights provided in this Section 11.2, each Lender may do each of the following:

(i)                                     grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder; provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (y) such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder; and

(ii)                                  assign, as collateral or otherwise, any of its rights under this Agreement (other than to a Disqualified Institution or a natural Person), whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) without notice to or consent of the Administrative Agent or the Borrower, including any pledge or assignment to secure obligations to any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) and (B) without notice to or consent of the Administrative Agent or the Borrower, (1) any holder of, or trustee or other representative for the benefit of, the holders of such Lender’s Securities and (2) any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above;

provided, however, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this Section 11.2 other than this clause (e) or clause (f) below.  Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause (e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations).  The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender’s ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Borrower from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent and the Lenders, Issuers and other Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender’s obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this clause (e) or postpone any scheduled date of payment of such principal or interest.  Each Special Purpose Vehicle shall be entitled to the benefits of Section 2.14(c) (Illegality), Section 2.15 (Increased Cost and Increased Costs and Capital Adequacy) and Section 2.16 (Taxes) as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make any payment under Section 2.14(c) (Illegality), Section 2.15 (Increased Costs and Capital Adequacy) or Section 2.16 (Taxes) to any such Special Purpose Vehicle and any such Lender in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; provided, further, that such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.

(f)                                   Each Lender may sell participations to one or more Persons (other than a natural Person, an Affiliated Lender, a Defaulting Lender or a Disqualified Institution) (each, a “Participant”) in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans and Letters of Credit).  The terms of such participation shall not, in any event, require the participant’s consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.8(b) (Concerning the Collateral and the Collateral Documents).  In the event of the sale of any participation by any Lender, (w) such Lender’s obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Each participant shall be entitled to the benefits of Section 2.14(c) (Illegality), Section 2.15 (Increased Costs and Capital Adequacy) and Section 2.16 (Taxes) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make any payment under Section 2.14(c) (Illegality), Section 2.15 (Increased Costs and Capital Adequacy) or Section 2.16 (Taxes) to the participants in the rights and obligations of any Lender (together with such Lender) in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold (i) except to the extent such entitlement to receive any greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation or (ii) unless the sale of the participation to such Participant is made with the Borrower’s prior written consent to such greater payments; provided, further, that such participant in the rights and obligations of such Lender shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.

(g)                                  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h)                                 Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender, subject to the provisions of Section 2.7(b) (Evidence of Debt) relating to notations of transfer in the Register.  If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer’s obligations to Issue Letters of Credit pursuant to Section 2.4 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

(i)                                     The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(j)                                    Any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.8(f)(iii) (Optional Prepayments) or (y) open market purchases on a non-pro rata basis, in each case subject to the following limitations:

(i)                                     Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II;

(ii)                                  each Affiliated Lender that (A) purchases any Term Loans pursuant to this clause (j) shall represent and warrant to the seller and (B) sells any Term Loan hereunder shall represent and warrant to the buyer, in each case, that it does not possess material non-public information with respect to the Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally and could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in any such purchase or the price of the Term Loans being purchased (other than Lenders who elect not to receive such information);

(iii)                               the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders shall not exceed 20% of the original principal amount of all Term Loans at such time outstanding (after giving effect to any substantially simultaneous cancellations thereof) (such percentage, the “Affiliated Lender Cap”);

(iv)                              as a condition to each assignment pursuant to this clause (j), the Administrative Agent shall have been provided a notice in the form of Exhibit R (Form of Affiliated Lender Assignment and Acceptance) to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender;

Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within 10 (ten) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten Business Days) if it becomes an Affiliated Lender.  Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit R (Form of Affiliated Lender Assignment and Acceptance).

In addition, Holdings or the Borrower or any of their respective Subsidiaries may make open market purchases of Term Loans provided, that (A) any such purchased Term Loans shall be retired and cancelled immediately upon the acquisition thereof, (B) Holdings, the Borrower and/or the applicable Subsidiary shall represent and warrant to the buyer that it does not possess material non-public information with respect to the Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally and could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in any such purchase or the price of the Term Loans being purchased (other than Lenders who elect not to receive such information), (C) no proceeds of the Revolving Credit Facility or New Incremental Notes may be used to acquire such Term Loans, (D)  no Default or Event of Default has occurred and is continuing or would result therefrom and (E), the aggregate principal amount of all Term Loans purchased and remaining outstanding pursuant to open market purchases since the Closing Date shall not, in the aggregate, exceed 20.0% of the principal amount of all Term Loans then outstanding (calculated as of the date of such purchase).

(k)                                 Notwithstanding anything in Section 11.1 (Amendments, Waivers, Etc.) or the definition of “Requisite Lenders,” to the contrary, for purposes of determining whether the Requisite Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 11.2(l) (Assignments and Participations), any plan of reorganization pursuant to the Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(i)                                     all Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Requisite Lenders have taken any actions; and

(ii)                                  all Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.

(l)                                     Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any bankruptcy, insolvency law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided, that such Affiliated Lender shall be entitled to vote in its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders.

Section 11.3                            Costs and Expenses

(a)                                 The Borrower agrees upon demand to pay, or reimburse the Administrative Agent for, all of Administrative Agent’s reasonable out-of-pocket audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agent’s counsel, Latham & Watkins LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent in connection with any of the following: (i) the Administrative Agent’s audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent’s periodic audits of the Borrower or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions to Loans and Letters of Credit)), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent’s rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower’s Subsidiaries, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrower’s Subsidiaries, this Agreement or any other Loan Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same.

(b)                                 The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or such Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower’s Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above; provided, however, that the Borrower’s obligations under this paragraph (b) to pay or reimburse the Administrative Agent, the Lenders and the Issuers for the expenses of counsel shall be limited to one outside counsel to the Administrative Agent and one outside counsel to the Lenders and the Issuers and, in each case, any reasonably appropriate local counsel in each relevant jurisdiction, and if the interests of any Lender or group of Lenders (other than all of the Lenders) are distinctly or disproportionately affected, one additional outside counsel for such Lender or group of Lenders.

Section 11.4                            Indemnities

(a)                                 The Borrower agrees to indemnify and hold harmless each Agent, each Arranger, Lender, Issuer (including each Person obligated on a Hedging Contract that is a Loan Document if such Person was a Lender or Issuer at the time of it entered into such Hedging Contract) and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions to Loans and Letters of Credit) (each such Person being an “Indemnitee”) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by the Borrower or any of its Subsidiaries or any such Indemnitee or any of their respective directors, security holders or creditors or the Borrower or any such Subsidiary, Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Disclosure Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 11.4 to an Indemnitee (i) with respect to any Indemnified Matter that has resulted primarily from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order, (ii) with respect to a dispute among Indemnitee (other than a claim against any Agent or its affiliates solely in its capacity as Agent, except to the extent such claim is found by a final non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Lead Arranger or affiliate, as applicable); or (iii) arising from a material breach of the obligations of an Indemnitee under this Agreement as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Without limiting the foregoing, “Indemnified Matters” include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or migrating from such property, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien on Real Property or any asset owned or leased by the Borrower or any of its Subsidiaries and (iv) any costs or liabilities concerning the Borrower or any of its Subsidiaries, including their operations and owned or leased Real Property, incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. § 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by any Agent, any Lender or any Issuer, or any Agent, any Lender or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries and (y) to the extent attributable solely to acts or omissions of any Agent, such Lender or such Issuer or any agent on behalf of such Agent, such Lender or such Issuer or any other Indemnitee.

(b)                                 The Borrower shall indemnify each Agent, each Arranger, Lender and Issuer for, and hold such Agent, Arranger, Lender and Issuer and harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agents, the Arrangers, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

(c)                                  The Borrower, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding or requested Remedial Action, in each case contemplated in clause (a) above, and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower’s choice.  In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense.  No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower’s obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

(d)                                 The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

Section 11.5                            Limitation of Liability

(a)                                 The Borrower agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee’s gross negligence or willful misconduct.  In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).  The Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b)                                 IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER, ISSUER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE’S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM AGENT AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 11.6                            Right of Set-off

Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of any Loan Party against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured.  Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  Each Lender agrees that it shall not, without the express consent of the Requisite Lenders (and that, it shall, to the extent lawfully entitled to do so, upon the request of the Requisite Lenders) exercise its set-off rights under this Section 11.6 against any deposit accounts of the Loan Parties and their Subsidiaries maintained with such Lender or any Affiliate thereof.  The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

Section 11.7                            Sharing of Payments, Etc.

(a)                                 If any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off)) or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) and Section 11.4 (Indemnities) (other than payments pursuant to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), 2.15 (Increased Costs and Capital Adequacy) or 2.16 (Taxes)) or otherwise receives any Collateral or any “Proceeds” (as defined in the Pledge and Security Agreement) of Collateral (other than payments pursuant to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), 2.15 (Increased Costs and Capital Adequacy) or 2.16 (Taxes)) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off)) or otherwise) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a “Purchasing Lender”) shall forthwith purchase from the other Lenders (each, a “Selling Lender”) such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.  Notwithstanding anything herein to the contrary, the sharing provisions under this Section 11.7 shall not apply to any amounts received by any Lender under any terms and provisions hereof that expressly permit a non-pro rata payment to one or more Lenders, including, without limitation, Section 2.8(f) (Optional Prepayments) and Section 11.2(j) (Assignments and Participations).

(b)                                 If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender’s ratable share (according to the proportion of (i) the amount of such Selling Lender’s required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

(c)                                  The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 11.8                            Notices, Etc.

(a)                                 Addresses for Notices.  All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(i)                                     if to the Borrower:

AMC ENTERTAINMENT HOLDINGS, INC.
920 Main Street
Kansas City, MO 64105
Attention: General Counsel
Telecopy no: (816) 480-4700
E-Mail Address: kconnor@amctheatres.com

(ii)                                  if to any Lender, at its Applicable Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

(iii)                               if to any Issuer, at the address set forth under its name on Schedule II (Applicable Lending Offices and Addresses for Notices); and

(iv)                              if to the Administrative Agent or the Swing Lender:

CITICORP NORTH AMERICA, INC.
1615 Brett Road

OPS III

New Castle, DE 19720

Attention:  Loan Agency Team

Telecopy no.: (212) 994-0961

Phone no.: (302) 894-6010

E-Mail Address: GLAgentOfficeOps@citi.com

and with a copy to:

LATHAM & WATKINS LLP
885 Third Avenue
New York, New York 10022
Attention:  Jesse K. Sheff
Telecopy no:  (212) 751-4864
E-Mail Address:  Jesse.Sheff@lw.com

or at such other address as shall be notified in writing (x) in the case of the Borrower, the Agents and Swing Lender, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.

(b)                                 Effectiveness of Notices.  All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 10.3 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified that such communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Facilities) or Article X (the Agents) shall not be effective until received by the Administrative Agent.

(c)                                  Use of Electronic Platform.  Notwithstanding clause (a) and (b) above (unless the Administrative Agent requests that the provisions of clause (a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to GLAgentOfficeOps@citi.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Borrower.  Nothing in this clause (c) shall prejudice the right of the Administrative Agent or Lender or Issuer to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.

Section 11.9                            No Waiver; Remedies

No failure on the part of any Lender, Issuer or Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.10                     Binding Effect

This Agreement shall become effective as provided in Section 3 of the Second Amendment and thereafter shall be binding upon and inure solely to the benefit of the Borrower, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 11.11                     Governing Law

This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 11.12                     Submission to Jurisdiction; Service of Process

(a)                                 Any legal action or proceeding with respect to this Agreement or any other Loan Document shall be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.  The Borrower and each other Group Member irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against any Agent, any Lender, any Issuer or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York; provided, that nothing in this Agreement or any other Loan Document shall limit the right of the Administrative Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Administrative Agent determines that such action is necessary or appropriate to exercise its rights or remedies as a secured creditor under this Agreement or any Collateral Document.

(b)                                 The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 11.8 (Notices, Etc.).  The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                                  Nothing contained in this Section 11.12 shall affect the right of the any Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

(d)                                 If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

Section 11.13                     Waiver of Jury Trial

EACH OF THE AGENTS, THE LENDERS, THE ISSUERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

Section 11.14                     Marshaling; Payments Set Aside

None of the Administrative Agent, Lenders or Issuers shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations.  To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.15                     Section Titles

The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.  Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error.  If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

Section 11.16                     Execution in Counterparts

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed signature page of this Agreement by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

Section 11.17                     Entire Agreement

This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.  In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.

Section 11.18                     Confidentiality; Fiduciary Duty

Each Lender and each Agent agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender’s or Agent’s, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender’s or such Agent’s, as the case may be, Affiliates, and its and its Affiliates’ partners, trustees, advisors, directors, officers, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or such Agent, as the case may be, on a non-confidential basis from a source other than the Borrower or any other Loan Party or becomes publicly available other than as a result of a breach of this Section 11.18, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, (d) (i) to current or prospective assignees, participants and Special Purpose Vehicle grantees of any option described in Section 11.2(f) (Assignments and Participations), contractual counterparties in any Hedging Contract permitted hereunder and to their respective legal or financial advisors, in each case and to the extent such assignees, participants, grantees or counterparties agree to be bound by, and to cause their advisors to comply with, the provisions of this Section 11.18; provided, that no such disclosure shall be made by such Lender or such Agent or any of their respective Affiliates to any such Person that is a Disqualified Institution; (ii) to any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) surety, reinsurer, guarantor or credit liquidity enhancer (or their advisors) to or in connection with any swap, derivative or other similar transaction under which payments are to be made by reference to the Obligations or to the Borrower and its obligations or to this Agreement or payments hereunder; (iii) to any rating agency when required by it; (iv) to the CUSIP Service Bureau or any similar organization or (v) in connection with establishing a due diligence defense.  Notwithstanding any other provision in this Agreement, each Agent hereby agrees that the Borrower (and each of its officers, directors, employees, accountants, attorneys and other advisors) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Facility and the transactions contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided to it relating to such U.S. tax treatment and U.S. tax structure.

Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates.  Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other.  The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person.  Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 11.19                     Patriot Act Notice

Each Lender subject to the Patriot Act hereby notifies the Borrower that, pursuant to Section 326 of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 11.20                     Designated Senior Debt

All Obligations shall be “Senior Indebtedness”, “Senior Secured Financing” and “Designated Senior Debt” (or any comparable term) for purposes of the 2022 Subordinated Note Indenture, the 2025 Subordinated Note Indenture, the 2024/2026 Subordinated Note Indenture and any other subordinated Indebtedness of the Borrower and its Subsidiaries.

Section 11.21                     Independence of Covenants

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 11.22                     Electronic Execution of Assignments

The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an original executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.23                     Use of Name, Logo, Etc.

Except for the use of the Borrower’s name and logo by the Agent or Arrangers in connection with the Transactions, the First Amendment Transactions, the Second Amendment Transactions or in customary new business presentations in the ordinary course of business, no Agent or Arranger shall otherwise use the Borrower’s name, product photographs, logo or trademark in any publication unless the Borrower provides written authorization (not to be unreasonably withheld) for such use of the Borrower’s name, product photographs, logo or trademark, and any such authorization shall be subject to such quality control requirements, usage instructions and guidelines in relation thereto that may be in effect from time to time or other instructions by the Borrower in writing.

Section 11.24                     Severability

In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT A-2

Specified Amended Schedules

[Attached.]

Schedule 1.1

Mortgaged Real Property

No.	Property	County	State
1.	555 Lakeview Parkway Vernon Hills, Illinois	Lake	IL
2.	3025 Lindbergh Boulevard Springfield, Illinois	Sangamon	IL
3.	1496 South Hart Street Rd. Vincennes, Indiana	Knox	IN
4.	1400 Eagle Ridge Drive Schererville, Indiana	Lake	IN
5.	3131 South 3rd Place Terre Haute, Indiana	Vigo	IN
6.	4300 Baldwin Road Auburn Hills, Michigan	Oakland	MI
7.	800 North Route 73 Marlton, New Jersey	Burlington	NJ
8.	1740 Clements Bridge Road Deptford, New Jersey	Gloucester	NJ
9.	67 Willowbrook Boulevard Wayne, New Jersey	Passaic	NJ
10.	2190 Empire Boulevard Webster, New York	Monroe	NY
11.	4276 Maple Road, Suite C Amherst, New York	Erie	NY
12.	3585 Hempstead Turnpike Levittown, New York	Nassau	NY
13.	18 N Park Avenue Rockville Centre, New York	Nassau	NY
14.	2310 Broadway New York, New York	New York	NY

Schedule 2.4

Existing Letters of Credit

LC #	Original Issue Date	Citibank Issue Date	Maturity Date	Amount ($)	Beneficiary	Purpose/Note	Issuing Bank
63657179	7/11/1991	3/15/2011	7/10/2013	5,459,000.00	The Travelers Indemnity Co.	Insurance collateral. Automatically renewed annually for 1 yr. Amount decreased to $5,459,000 on 4/13/2009.	Citibank
63657213	4/2/1998	3/21/2011	4/1/2014	25,000.00	The Village of South Barrington	Completion & maintenance escrow for land improvements. Automatically renewed annually for 1 yr. Original amount of $228,640 reduced to $25,000 on 4/24/2000.	Citibank
63657183	8/10/2007	3/16/2011	8/12/2013	3,192,200.00	Dream Team Associates, LLC	E-Walk/Rent. Automatically renewed annually for 1 yr. Lease expires on 11/30/2019.	Citibank
63656952	9/1/2006	2/18/2011	10/31/2013	37,000.00	National Fire Insurance Company of Hartford and/or American Casualty Company of Reading, PA	Insurance/Workers Compensation Insurance. Automatically renewed annually for 1 yr. Beneficiary’s name changed from “Transcontinental Insurance Company” per Beneficiary’s request.	Citibank
63659809	1/27/2012	1/27/2012	1/27/2014	2,800,000.00	Park Place Village 5, LLC	Security deposit for Theatre Support Center. Leawood, KS location. Automatically renewed annually for 1 year.	Citibank

Schedule 3.1(a)

Opinion Jurisdictions

Arizona

Delaware

Kansas

Missouri

New York

Schedule 4.2

Consents

None.

Schedule 4.3(a)

Ownership of Subsidiaries

A.                                    Subsidiaries

Subsidiary	Jurisdiction of Organization	Number/Class of Authorized Shares	Number/Class of Outstanding Shares	Percentage owned (directly or indirectly) by the Company
AMC Card Processing Services, Inc.	Arizona	3,000 Common	1,000 Common	100%
AMC Concessionaire Services of Florida, LLC	Florida	N/A	N/A	100%
AMC ITD, Inc.	Kansas	1,000 Common	100 Common	100%
AMC License Services, Inc.	Kansas	10,000 Common	1,000 Common	100%
American Multi-Cinema, Inc.	Missouri	8,800,000 Common	8,800,000 Common	100%
Club Cinema of Mazza, Inc.	District of Columbia	1,000 Common	100 Common	100%
Loews Citywalk Theatre Corporation	California	500 Common	500 Common	100%
AMC of Maryland, LLC	Maryland	N/A	AMCI Juliana Levitt Frank Lewis	100% Class A 50% Class B 50% Class B
AMC Starplex, LLC	Delaware	N/A	N/A	100%

B.                                    Unrestricted Subsidiary

Unrestricted Subsidiary	Jurisdiction of Organization	Number/Class of Authorized Shaes	Number/Class of Outstanding Shares	Percentage owned (directly or indirectly) by the Company
Centertainment Development, Inc.	Delaware	3,000 Common	1,000 Common	100%
AMC Theatres of UK Limited (UK)	UK	100	5	100%
AMC Interchange Ventures ULC	BC	NO MAX	100	100%

Schedule 4.3(b)

Borrower Information

Legal Name	Principal Place of Business	Federal Taxpayer Identification Number
AMC Entertainment Holdings, Inc.	ONE AMC WAY 11500 ASH STREET LEAWOOD, KS 66211	43-1304369

Schedule 4.7

Litigation

On May 28, 2015, the Company received a Civil Investigative Demand (“CID”) from the Antitrust Division of the United States Department of Justice in connection with an investigation under Sections 1 and 2 of the Sherman Antitrust Act. Beginning in May of 2015, the Company also received CIDs from the Attorneys General for the States of Ohio, Texas, Washington, Florida, New York, and Kansas and from the District of Columbia, regarding similar inquiries under those states’ antitrust laws. The CIDs request the production of documents and answers to interrogatories concerning potentially anticompetitive conduct, including film clearances and participation in certain joint ventures. The Company may receive additional CIDs from antitrust authorities in other jurisdictions in which it operates. The Company does not believe it has violated federal or state antitrust laws and is cooperating with the relevant governmental authorities. However, the Company cannot predict the ultimate scope, duration or outcome of these investigations.

Schedule 4.14

Insurance

Layer	Policy Limit	Carrier	AM Best Rating	S&P Rating	Policy Number	Policy Term
Casualty
Automobile	$1,000,000	ACE American Insurance Co	A++ XV	AA	CAL H08866004	1-1-16 / 17
General Liability	$4,000,000/ $10,000,000	ACE American insurance Co	A++ XV	AA	XSL G27402343	1-1-16 / 17
Liquor Liability - Oakbrook, IL		ACE American Insurance Co	A++ XV	AA	HDO G27404066	1-1-16 / 17
Workers Compensation - all other states	$1,000,000	Indemnity Insurance Co of North America	A++ XV	AA	WLR C48597026	1-1-16 / 17
Workers Compensation - CA, MA	$1,000,000	ACE American Insurance Co	A++ XV	AA	WLR C48596988	1-1-16 / 17
Workers Compensation - WI	$1,000,000	Indemnity Insurance Co of North America	A++ XV	AA	SCF C48597063	1-1-16 / 17
Total Primary Casualty
Umbrella - Primary	$25,000,000	XL Specialty Insurance Company	A XV	A+	US00069830LI16A	1-1-16 / 17
Excess ($25 M xs $25 M)	$25,000,000	Allied World National Assurance Company	A XV	A	0305-4084	1-1-16 / 17
Excess ($25 M xs $50 M)	$25,000,000	Continental Casualty Company	A XV	A	L6011772528	1-1-16 / 17
Excess ($25 p/o $50 M xs $75 M)	$25,000,000	Federal Insurance Company	A++ XV	AA	9364-20-51	1-1-16 / 17
Excess ($25 p/o $50 M xs $75 M)	$25,000,000	National Surety Corporation (Fireman’s Fund)	A+ XV	A	SHX 00015202575	1-1-16 / 17
Total Umbrella	$125,000,000
Total Casualty
Executive Risk
Directors & Officers Liability	$10,000,000	Ace American Insurance Company	A++ XV	AA	DON G23678846 003	1-1-16 / 17

D&O ($10M xs $10M)	$10,000,000	AXIS Insurance Company	A+ XV	A+	MLN778289/01/2016	1-1-16 / 17
D&O ($10M xs $20M)	$10,000,000	National Union Fire Ins Co of Pittsburgh	A XV	A+	03-229-74-17	1-1-16 / 17
D&O ($10M xs $30M)	$10,000,000	Beazley Insurance Co., Inc.	A VIII	NR	V1497F160301	1-1-16 / 17
D&O ($10M xs $40M)	$10,000,000	Continental Casualty Company	A XV	A	596533383	1-1-16 / 17
D&O ($10M xs $50M)	$10,000,000	Aspen Bermuda Limited (Bermuda)	A XV	A	MLA4E6Y16A0R	1-1-16 / 17
D&O ($10M xs $60M)	$10,000,000	Starr Indemnity & Liability Co	A XIV	NR	SISIXFL21150916	1-1-16 / 17
D&O ($5M xs $70M)	$5,000,000	Freedom Specialty Ins Co	A+ XV	NR	XMF1600922	1-1-16 / 17
D&O ($10M xs $75M)	$10,000,000	Allied World Assurance Co Ltd (Bermuda)	NR	A	C019160/003	1-1-16 / 17
D&O ($10M xs $85M)	$10,000,000	Endurance Specialty Insurance Ltd (Bermuda)	A XV	A	PPL10008342600	1-1-16 / 17
Total D&O	$95,000,000
Employment Practices Liability	$10,000,000	Lloyd’s	A XV	A+	FG1681408	1-1-16 / 17
Fiduciary Liability	$10,000,000	Continental Casualty Company	A XV	A	596533173	1-1-15 / 17
Crime	$10,000,000	Continental Casualty Company	A XV	A	596534243	1-1-15 / 17
Media Liability	$10,000,000	Hiscox Insurance Company	A XI	A	US UUA2649560.16	1-1-16 / 17
Cyber Liability	$10,000,000	National Union Fire Ins Co of Pittsburgh	A XV	A+	01-932-88-73	1-1-16 / 17
Cyber Excess Liability	$5,000,000	Greenwich Insurance Company	A XV	A+	MTE 9031677	1-1-16 / 17
Kidnap, Ransom and Extortion Coverage	$10,000,000	Hiscox Insurance Company	A XI	A	UKA3007004.14	4-1-14/1-1-17
Total Executive Risk

Directors & Officers Liability - RUNOFF	$10,000,000	AXIS Insurance Company	A+ XV	A+	MCN758933/01/2012	8-30-12 / 8-30-18
D&O ($10M xs $10M)	$10,000,000	Travelers Casualty & Surety Co	A++ XV	AA	105590652	8-30-12 / 8-30-18
D&O ($10M xs $20M)	$10,000,000	National Union Fire Ins Co of Pittsburgh	A XV	A+	01-680-01-37	8-30-12 / 8-30-18
D&O ($10M xs $30M)	$10,000,000	Ace American Insurance Company	A+ XV	AA-	DOX G25588460 001	8-30-12 / 8-30-18
Total D&O - RUNOFF	$40,000,000
Foreign
Liability including Foreign Voluntary Compensation	$2M/$2M	ACE American Insurance Company	A+ XV	AA	PHFD37965236 001	1-1-16 / 17
Liability - Local Policies		ACE American Insurance Company	A+ XV	AA	UKCANC77172 (UK) / CGL325022 (Canada)	1-1-16 / 17
UK Employers Liability		ACE American Insurance Company	A+ XV	AA	UKCANC77172	1-1-16 / 17
Total Foreign Liability
Property	$2,500,000	Liberty Mutual Fire Insurance Company	A XV	A-	YU2-L4L-444083-036	1-1-16 / 17
Property - Local Policies		Liberty Mutual Fire Insurance Company	A XV	A-	YU2-F41-444086 (Canada) / YMM831716 (UK)	1-1-16 / 17
Total Foreign Property
Total Foreign
Property
Primary $50,000,000	$4,500,000	ACE American Insurance Company	A++ XV	AA	GPA D3 7403325 004	1-1-16 / 17
$350,000,000 in excess of $50,000,000	$31,500,000	ACE Bermuda Insurance Ltd.	A++ XV	AA	AMCE01445P	1-1-16 / 17
Primary $25,000,000	$2,625,000	Allied World Assurance Company (AWAC) Bermuda	A XV	A	P013355/007	1-1-16 / 17
Primary $150,000,000	$7,500,000	Arch Insurance Company	A+ XV	A+	PRP0052781-03	1-1-16 / 17
Primary $25,000,000	$2,750,000	Aspen Specialty Insurance Company (Swett)	A XV	NR	PRAC2RV16	1-1-16 / 17

$75,000,000 in excess of $75,000,000	$7,500,000	Aspen Specialty Insurance Company (Swett)	A XV	NR	PRAC2RY16	1-1-16 / 17
Primary $25,000,000	$2,500,000	AXIS Insurance Company	A+ XV	A+	MNG751035-16	1-1-16 / 17
Primary $150,000,000	$5,250,000	Endurance American Specialty Insurance Company	A XV	A	ARP10008342100	1-1-16 / 17
$375,000,000 in excesss of $25,000,000	$37,500,000	General Security Indemnity Co	A XV	AA-	10F153103-2016-1	1-1-16 / 17
$375,000,000 in excesss of $25,000,000	$43,125,000	HDI-Gerling America Insurance Company	A XV	A+	XD1374600	1-1-16 / 17
$400,000,000 Quotashare	$32,000,000	Ironshore Specialty Insurance Company	Au XIV	NR	001543503	1-1-16 / 17
$400,000,000 Quotashare	Included	Ironshore Specialty Insurance Company	Au XIV	NR	002610000	1-1-16 / 17
$400,000,000 Quotashare	$34,000,000	Liberty Mutual Fire Ins Co	A XV	A-	MJ2-L9L-441127-036	1-1-16 / 17
Primary $25,000,000	$1,875,000	Lloyds MSP	A XV	A+	WB1600019	1-1-16 / 17
$50,000,000 in excess of $25,000,000	$5,000,000	Lloyd’s London Brit	A XV`	A+	PD-10543-01	1-1-16 / 17
$250,000,000 in excess of $150,000,000	$56,250,000	Mitsui Sumitomo Insurance Company	A+ XV	A	EXP7000118	1-1-16 / 17
Primary $150,000,000	$9,000,000	National Fire & Marine Ins Co (Berkshire)	A++ XV	AA+	42-PRP-000120-03	1-1-16 / 17
$400,000,000 Quotashare	$8,000,000	RSUI Indemnity (Swett)	A+ XIII	A	NHD394991	1-1-16 / 17
$250,000,000 in excess of $150,000,000	$25,000,000	RSUI Indemnity (Swett)	A+ XIII	A	NHD394954	1-1-16 / 17
Primary $150,000,000	$5,250,000	Starr Surplus Lines Ins Co / Chubb Custom Ins Co / General Security Indemnity Co of AZ	A XV / A++ / A XV	NR / AA / AA-	SLSTPTY10801416 / 447346-00 / T0234451602419	1-1-16 / 17
Primary $150,000,000	$6,750,000	Mt Hawley Ins Co / United Specialty Ins Co	A+ XI	A+	MTR0000376 / UWT-15-28027	1-1-16 / 17
$400,000,000 Quotashare	$44,000,000	Westport Insurance Corporation (SwissRe)	A+ XV	AA-	NAP 0450334-04	1-1-16 / 17

$375,000,000 in excesss of $25,000,000	$28,125,000	Zurich American Insurance Company	A+ XV	AA-	ERP0488889406	1-1-16 / 17
Primary $50,000,000	$4,500,000	ACE American Insurance Company	A++ XV	AA	GPA D3 7403325 004	1-1-16 / 17
$350,000,000 in excess of $50,000,000	$31,500,000	ACE Bermuda Insurance Ltd.	A++ XV	AA	AMCE01445P	1-1-16 / 17
Primary $25,000,000	$2,625,000	Allied World Assurance Company (AWAC) Bermuda	A XV	A	P013355/007	1-1-16 / 17
Primary $150,000,000	$7,500,000	Arch Insurance Company	A+ XV	A+	PRP0052781-03	1-1-16 / 17
Primary $25,000,000	$2,750,000	Aspen Specialty Insurance Company (Swett)	A XV	NR	PRAC2RV16	1-1-16 / 17
$75,000,000 in excess of $75,000,000	$7,500,000	Aspen Specialty Insurance Company (Swett)	A XV	NR	PRAC2RY16	1-1-16 / 17
Primary $25,000,000	$2,500,000	AXIS Insurance Company	A+ XV	A+	MNG751035-16	1-1-16 / 17
Primary $150,000,000	$5,250,000	Endurance American Specialty Insurance Company	A XV	A	ARP10008342100	1-1-16 / 17
$375,000,000 in excesss of $25,000,000	$37,500,000	General Security Indemnity Co	A XV	AA-	10F153103-2016-1	1-1-16 / 17
$375,000,000 in excesss of $25,000,000	$43,125,000	HDI-Gerling America Insurance Company	A XV	A+	XD1374600	1-1-16 / 17
$400,000,000 Quotashare	$32,000,000	Ironshore Specialty Insurance Company	Au XIV	NR	001543503	1-1-16 / 17
$400,000,000 Quotashare	Included	Ironshore Specialty Insurance Company	Au XIV	NR	002610000	1-1-16 / 17
$400,000,000 Quotashare	$34,000,000	Liberty Mutual Fire Ins Co	A XV	A-	MJ2-L9L-441127-036	1-1-16 / 17
Primary $25,000,000	$1,875,000	Lloyds MSP	A XV	A+	WB1600019	1-1-16 / 17
$50,000,000 in excess of $25,000,000	$5,000,000	Lloyd’s London Brit	A XV`	A+	PD-10543-01	1-1-16 / 17
$250,000,000 in excess of $150,000,000	$56,250,000	Mitsui Sumitomo Insurance Company	A+ XV	A	EXP7000118	1-1-16 / 17
Primary $150,000,000	$9,000,000	National Fire & Marine Ins Co (Berkshire)	A++ XV	AA+	42-PRP-000120-03	1-1-16 / 17

$400,000,000 Quotashare	$8,000,000	RSUI Indemnity (Swett)	A+ XIII	A	NHD394991	1-1-16 / 17
$250,000,000 in excess of $150,000,000	$25,000,000	RSUI Indemnity (Swett)	A+ XIII	A	NHD394954	1-1-16 / 17
Primary $150,000,000	$5,250,000	Starr Surplus Lines Ins Co / Chubb Custom Ins Co / General Security Indemnity Co of AZ	A XV / A++ / A XV	NR / AA / AA-	SLSTPTY10801416 / 447346-00 / T0234451602419	1-1-16 / 17
Primary $150,000,000	$6,750,000	Mt Hawley Ins Co / United Specialty Ins Co	A+ XI	A+	MTR0000376 / UWT-15-28027	1-1-16 / 17
$400,000,000 Quotashare	$44,000,000	Westport Insurance Corporation (SwissRe)	A+ XV	AA-	NAP 0450334-04	1-1-16 / 17
$375,000,000 in excesss of $25,000,000	$28,125,000	Zurich American Insurance Company	A+ XV	AA-	ERP0488889406	1-1-16 / 17
Primary $50,000,000	$4,500,000	ACE American Insurance Company	A++ XV	AA	GPA D3 7403325 004	1-1-16 / 17
$350,000,000 in excess of $50,000,000	$31,500,000	ACE Bermuda Insurance Ltd.	A++ XV	AA	AMCE01445P	1-1-16 / 17
Primary $25,000,000	$2,625,000	Allied World Assurance Company (AWAC) Bermuda	A XV	A	P013355/007	1-1-16 / 17
Primary $150,000,000	$7,500,000	Arch Insurance Company	A+ XV	A+	PRP0052781-03	1-1-16 / 17
Primary $25,000,000	$2,750,000	Aspen Specialty Insurance Company (Swett)	A XV	NR	PRAC2RV16	1-1-16 / 17
$75,000,000 in excess of $75,000,000	$7,500,000	Aspen Specialty Insurance Company (Swett)	A XV	NR	PRAC2RY16	1-1-16 / 17
Primary $25,000,000	$2,500,000	AXIS Insurance Company	A+ XV	A+	MNG751035-16	1-1-16 / 17
Primary $150,000,000	$5,250,000	Endurance American Specialty Insurance Company	A XV	A	ARP10008342100	1-1-16 / 17
$375,000,000 in excesss of $25,000,000	$37,500,000	General Security Indemnity Co	A XV	AA-	10F153103-2016-1	1-1-16 / 17
$375,000,000 in excesss of $25,000,000	$43,125,000	HDI-Gerling America Insurance Company	A XV	A+	XD1374600	1-1-16 / 17
$400,000,000 Quotashare	$32,000,000	Ironshore Specialty Insurance Company	Au XIV	NR	001543503	1-1-16 / 17

$400,000,000 Quotashare	Included	Ironshore Specialty Insurance Company	Au XIV	NR	002610000	1-1-16 / 17
$400,000,000 Quotashare	$34,000,000	Liberty Mutual Fire Ins Co	A XV	A-	MJ2-L9L-441127-036	1-1-16 / 17
Primary $25,000,000	$1,875,000	Lloyds MSP	A XV	A+	WB1600019	1-1-16 / 17
$50,000,000 in excess of $25,000,000	$5,000,000	Lloyd’s London Brit	A XV`	A+	PD-10543-01	1-1-16 / 17
$250,000,000 in excess of $150,000,000	$56,250,000	Mitsui Sumitomo Insurance Company	A+ XV	A	EXP7000118	1-1-16 / 17
Primary $150,000,000	$9,000,000	National Fire & Marine Ins Co (Berkshire)	A++ XV	AA+	42-PRP-000120-03	1-1-16 / 17
$400,000,000 Quotashare	$8,000,000	RSUI Indemnity (Swett)	A+ XIII	A	NHD394991	1-1-16 / 17
$250,000,000 in excess of $150,000,000	$25,000,000	RSUI Indemnity (Swett)	A+ XIII	A	NHD394954	1-1-16 / 17
Primary $150,000,000	$5,250,000	Starr Surplus Lines Ins Co / Chubb Custom Ins Co / General Security Indemnity Co of AZ	A XV / A++ / A XV	NR / AA / AA-	SLSTPTY10801416 / 447346-00 / T0234451602419	1-1-16 / 17
Primary $150,000,000	$6,750,000	Mt Hawley Ins Co / United Specialty Ins Co	A+ XI	A+	MTR0000376 / UWT-15-28027	1-1-16 / 17
$400,000,000 Quotashare	$44,000,000	Westport Insurance Corporation (SwissRe)	A+ XV	AA-	NAP 0450334-04	1-1-16 / 17
$375,000,000 in excesss of $25,000,000	$28,125,000	Zurich American Insurance Company	A+ XV	AA-	ERP0488889406	1-1-16 / 17
	$400,000,000

Boiler	$100,000,000	Liberty Mutual Fire Insurance Company	A XV	A-	YB2-L9L-461896-016	1-1-16 / 17
Terrorism (US, UK and Canada)	$100,000,000	Lloyds	A XV	A+	RQ1400050	1-1-14/17
Terrorism - Excess	$100,000,000	Lloyds	A XV	A+	RQ1400054	1-1-14/17
Total Property

All Lines

Schedule 4.15

Labor Matters

Collective Bargaining Agreements

United States

1.                                      Collective Bargaining Agreement between American Multi-Cinema, Inc. and New York City, NY, Local No. 2179 of the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, UAW, AFL-CIO Effective July 1, 2014 (Lincoln Square, Orpheum, 84th Street, Village 7, 19th Street East and Bay Terrace Theatres Film Crew)

2.                                      Collective Bargaining Agreement between American Multi-Cinema, Inc. and California Branch Special Department of the International Alliance of Theatrical Stage Employees and Moving Picture Technicians, Artists and Allied Crafts of the United States and Canada Effective October 1, 2013 (Southbay 16 Film Crew)

Employment Agreements and Plans

See also Plans listed on Schedule 4.16

Employee Plans

1.                                      American Multi-Cinema, Inc. Employee Welfare Benefit Plans (Group Health Plan - benefits include medical, prescription, dental, vision, life insurance, accidental death & dismemberment coverage, short- and long-term disability, and the flex plan)

2.                                      Group Health Plan for Certain Associates

3.                                      Flex Plan (premium conversion)

4.                                      Flexible Spending Accounts (FSAs)

5.                                      Group Term Life Insurance, Accidental Death and Dismemberment and Long Term Disability Insurance

6.                                      Supplemental Life Insurance Policy

7.                                      Severance Pay Plan

8.                                      Executive Severance Plan

9.                                      Travel Accident Policy / Summary

10.                               AMC Cares Scholarship Program

11.                               Commuter Benefits Program

12.                               Adoption Policy / Summary

13.                               American Multi-Cinema, Inc. 401(k) Savings Plan

14.                               Defined Benefit Retirement Income Plan for Certain Employees of American Multi-Cinema, Inc.

15.                               Non Qualified Deferred Compensation Plan (NQDC)

16.                               AMC Supplemental Executive Retirement Plan (SERP)

17.                               AMC Retirement Enhancement Plan (REP)

18.                               Employment Agreements with the following individuals:

Name	Effective Date
Kevin Connor	Nov. 6, 2002
John McDonald	July 1, 2001
Mark McDonald	July 1, 2001
Ed (Edward) Moyer	July 1, 2001
Craig Ramsey	July 1, 2001
Elizabeth Frank	Aug. 18, 2010
Stephen Colanero	Nov. 24, 2009
Robert Lenihan	July 1, 2016
Michael Zwonitzer	January 1, 2013
Adam Aron	January 4, 2016

19.                               The Cineplex Odeon Corporation Pension U.S. Employees’ Pension Plan (CPX)

20.                               Annual Incentive Plan

21.                               Management Incentive Program

22.                               AMC Cares Charitable Fund

23.                               Equity Incentive Plan

Schedule 4.16

List of Plans

Multi-Employer Pension Plans

18.                               AMC Entertainment Inc. (or its predecessors) has made contributions to the following Multi-Employer Pension Plans during the past 5 years but no longer participates in such plans:

a)                                     IATSE National Pension Fund, Plan B

b)                                     Greater Cleveland Moving Picture Projector Operators Pension Plan (IATSE Local 160)

c)                                      St. Louis Motion Picture Operators Pension Fund (IATSE Local 143)

Company Sponsored Title IV Plans

19.                               Defined Benefit Retirement Income Plan for Certain Employees of American Multi- Cinema, Inc.

20.                               The Cineplex Odeon Corporation Pension U.S. Employees’ Pension Plan (CPX)

Schedule 4.17

Environmental Matters

1.                                      The Jersey Garden Theatre is located on a “brown-fields site” but it is subject to a Certification Concerning Prior Conduct and Covenant Not to Sue and a Consent Decree.

Schedule 4.19

Real Property

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
United States
06060N	Kent Station 14	426 Ramsey Way	Kent	WA	Lease	American Multi-Cinema, Inc.	Open
06070N	Southcenter 16	3600 Southcenter Mall	Tukwila	WA	Lease	American Multi-Cinema, Inc.	Open
06100N	Studio 28 - KC	12075 S Strang Line Rd	Olathe	KS	Lease	AMC ITD, Inc.	Open
06500N	Eden Prairie Mall 18	8251 Flying Cloud Drive Suite 4000	Eden Prairie	MN	Lease	American Multi-Cinema, Inc.	Open
06510N	Rosedale 14	850 Rosedale Center	Roseville	MN	Lease	American Multi-Cinema, Inc.	Open
06650N	Newport on the Levee 20	One Levee Way Ste 4100	Newport	KY	Lease	American Multi-Cinema, Inc.	Open
06700N	309 Cinema 9	Routes 309 & 63	Spring House	PA	Lease	American Multi-Cinema, Inc.	Open
06800N	Northlake 14	7325 Northlake Mall Dr	Charlotte	NC	Lease	American Multi-Cinema, Inc.	Open
06810N	Carolina Pavilion 22	9541 South Boulevard	Charlotte	NC	Lease	American Multi-Cinema, Inc.	Open
06830N	Concord Mills 24	8421 Concord Mills Blvd	Concord	NC	Lease	American Multi-Cinema, Inc.	Open
07000N	Woodlands Square 20	3128 Tampa Road	Oldsmar	FL	Lease	American Multi-Cinema, Inc.	Open
07010N	Westshore Plaza 14	210 Westshore Plaza	Tampa	FL	Lease	American Multi-Cinema, Inc.	Open
07050N	Southdale Center 16	400 Southdale Ctr	Edina	MN	Lease	American Multi-Cinema, Inc.	Open
07060N	Arbor Lakes 16	12575 Elm Creek Blvd N	Maple Grove	MN	Lease	American Multi-Cinema, Inc.	Open
07070N	Stonecrest Mall 16	8060 Mall Pkwy	Lithonia	GA	Lease	American Multi-Cinema, Inc.	Open
08010N	Parkway Pointe 15	3101 Cobb Pkwy SE Ste 128	Atlanta	GA	Lease	American Multi-Cinema, Inc.	Open
08020N	Barton Creek 14	2901 Capital Of Texas Highway	Austin	TX	Lease	American Multi-Cinema, Inc.	Open
08040N	Owings Mills 17	10100 Mill Run Cir	Owings Mills	MD	Lease	American Multi-Cinema, Inc.	Open
08100N	Framingham 15	22 Flutie Pass	Framingham	MA	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
08120N	Tyngsboro 12	440 Middlesex Rd	Tyngsboro	MA	Lease	American Multi-Cinema, Inc.	Open
29080N	Grand Rapids 18	3000 Alpine Ave NW	Walker	MI	Lease	American Multi-Cinema, Inc.	Open
29090N	Southfield 20	25333 W 12 Mile Rd	Southfield	MI	Lease	American Multi-Cinema, Inc.	Open
29120N	Fairlane 21	18900 Michigan Ave	Dearborn	MI	Lease	American Multi-Cinema, Inc.	Open
60530N	Southlands 16	23955 E Plaza Ave	Aurora	CO	Lease	American Multi-Cinema, Inc.	Open
60540N	Arapahoe Crossing 16	6696 S Parker Rd	Aurora	CO	Lease	American Multi-Cinema, Inc.	Open
60810N	Bloomington 12	2929 W 3Rd St	Bloomington	IN	Lease	American Multi-Cinema, Inc.	Open
60830N	Bloomington 11	1351 S College Mall Rd	Bloomington	IN	Lease	American Multi-Cinema, Inc.	Open
60960N	Brighton 12	320 Pavillions Place	Brighton	CO	Lease	American Multi-Cinema, Inc.	Open
61210N	University Place 8	1370 E Main St	Carbondale	IL	Lease	American Multi-Cinema, Inc.	Open
61240N	Carbondale 8	1263 E Main St	Carbondale	IL	Lease	American Multi-Cinema, Inc.	Open
61270N	Castle Rock 12	3960 Limelight Ave	Castle Rock	CO	Lease	American Multi-Cinema, Inc.	Open
61320N	Plaza 5	1047 W Broadway	Centralia	IL	Lease	American Multi-Cinema, Inc.	Open
61480N	Galewood 14	5530 W Homer St	Chicago	IL	Lease	American Multi-Cinema, Inc.	Open
61490N	Cicero 14	4779 W Cermak Rd	Cicero	IL	Lease	American Multi-Cinema, Inc.	Open
61630N	Columbus 12	555 Creekview Ct	Columbus	IN	Lease	American Multi-Cinema, Inc.	Open
61810N	Coon Rapids 16	10051 Woodcrest Dr Nw	Coon Rapids	MN	Lease	American Multi-Cinema, Inc.	Open
61950N	Council Bluffs 17	3220 23rd Ave	Council Bluffs	IA	Lease	American Multi-Cinema, Inc.	Open
62030N	Village Mall 6	2917 N Vermilion St	Danville	IL	Lease	American Multi-Cinema, Inc.	Open
62150N	Cherry Creek 8	3000 E 1St Ave	Denver	CO	Lease	American Multi-Cinema, Inc.	Open
62350N	Star 14 - Dubuque	2835 NW Arterial	Dubuque	IA	Lease	American Multi-Cinema, Inc.	Open
62410N	Eastgate 6	625 Lewis And Clark Blvd	East Alton	IL	Lease	American Multi-Cinema, Inc.	Open
62520N	Edwardsville 12	6633 Center Grove Rd	Edwardsville	IL	Lease	American Multi-Cinema, Inc.	Open
62610N	Evansville 16	5600 Pearl Dr	Evansville	IN	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
62810N	Farmington 4	838 Valley Creek Dr	Farmington	MO	Lease	American Multi-Cinema, Inc.	Open
62840N	Fitchburg 18	6091 Mckee Rd	Fitchburg	WI	Lease	American Multi-Cinema, Inc.	Open
63210N	Galesburg 8	1401 W Carl Sandburg Dr	Galesburg	IL	Lease	American Multi-Cinema, Inc.	Open
63750N	Hobart 12	2590 Southlake Mall	Merrillville	IN	Lease	American Multi-Cinema, Inc.	Open
63810N	Indianapolis 17	4325 S Meridian St	Indianapolis	IN	Lease	American Multi-Cinema, Inc.	Open
63830N	Washington Square 12	10280 E Washington St	Indianapolis	IN	Lease	American Multi-Cinema, Inc.	Open
63840N	Trader’s Point 12	5920 W 86Th St	Indianapolis	IN	Lease	American Multi-Cinema, Inc.	Open
64010N	Inver Grove 16	5567 Bishop Ave	Inver Grove Heights	MN	Lease	American Multi-Cinema, Inc.	Open
64450N	Star 12 - Johnson Creek	420 Village Walk Ln	Johnson Creek	WI	Lease	American Multi-Cinema, Inc.	Open
64830N	Kokomo 12	1530 E Boulevard	Kokomo	IN	Lease	American Multi-Cinema, Inc.	Open
64960N	Desert Star 15	1301 Wisconsin Dells Pkwy South	Lake Delton	WI	Lease	American Multi-Cinema, Inc.	Open
65010N	Lake in the Hills 12	311 N Randall Rd	Lake In The Hills	IL	Lease	American Multi-Cinema, Inc.	Open
65300N	Bowles Crossing 12	8035 W Bowles Ave	Littleton	CO	Lease	American Multi-Cinema, Inc.	Open
65550N	Manteca Showplace 16	848 Lifestyle St	Manteca	CA	Lease	American Multi-Cinema, Inc.	Open
65610N	Illinois Centre 8	3107 Civic Circle Blvd	Marion	IL	Lease	American Multi-Cinema, Inc.	Open
65810N	Marion 12	713 N Theatre Rd	Marion	IN	Lease	American Multi-Cinema, Inc.	Open
66010N	Mattoon 10	2509 Hurst Dr	Mattoon	IL	Lease	American Multi-Cinema, Inc.	Open
66230N	Michigan City 14	100 Meijer Dr	Michigan City	IN	Lease	American Multi-Cinema, Inc.	Open
66510N	Mt. Vernon 8	400 Potomac Blvd	Mount Vernon	IL	Lease	American Multi-Cinema, Inc.	Open
66640N	Muncie 12	860 E Princeton Ave	Muncie	IN	Lease	American Multi-Cinema, Inc.	Open
66750N	Naperville 16	2815 Show Place Dr	Naperville	IL	Lease	American Multi-Cinema, Inc.	Open
66910N	New Lenox 14	1320 W Maple St	New Lenox	IL	Lease	American Multi-Cinema, Inc.	Open
66930N	Niles 12	301 Golf Mill Ctr	Niles	IL	Lease	American Multi-Cinema, Inc.	Open
67250N	Twenty Mile 10	18625 Stage Run Rd	Parker	CO	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
67420N	Pekin 14	1124 Edgewater Dr	Pekin	IL	Lease	American Multi-Cinema, Inc.	Open
67620N	Poplar Bluff 8	3525 S Westwood Blvd	Poplar Bluff	MO	Lease	American Multi-Cinema, Inc.	Open
68020N	Quincy 6	300 N 33Rd St	Quincy	IL	Lease	American Multi-Cinema, Inc.	Open
68030N	Quincy Mall 3	3429 Quincy Mall	Quincy	IL	Lease	American Multi-Cinema, Inc.	Open
68210N	Richmond 11	4713 National Rd E	Richmond	IN	Lease	American Multi-Cinema, Inc.	Open
68310N	Rockford 16	8301 E State St	Rockford	IL	Lease	American Multi-Cinema, Inc.	Open
68320N	Machesney Park 14	1860 Anjali Way	Machesney Park	IL	Lease	American Multi-Cinema, Inc.	Open
68710N	Schererville 16	875 Deer Creek Dr	Schererville	IN	Lease	American Multi-Cinema, Inc.	Open
68780N	Village Crossing 18	7000 Carpenter Rd	Skokie	IL	Lease	American Multi-Cinema, Inc.	Open
26800N	Port Chester 14	40 Westchester Ave	Port Chester	NY	Lease	American Multi-Cinema, Inc.	Open
02730N	Veterans Expressway 24	9302 Anderson Road	Tampa	FL	Lease	American Multi-Cinema, Inc.	Open
04860GN	Clearview Palace Ground Lease	4486 Veterans Memorial Blvd	Metairie	LA	Ground Lease	American Multi-Cinema, Inc.	Open
02720N	Merchant’s Crossing 16	15201 N Cleveland Avenue	North Fort Myers	FL	Lease	American Multi-Cinema, Inc.	Open
01460N	Penn Square Mall 10	1901 NW expressway	Oklahoma City	OK	Lease	American Multi-Cinema, Inc.	Open
04050N	North Point 12	4500 North Point Circle	Alpharetta	GA	Lease	American Multi-Cinema, Inc.	Open
05720N	Disney Springs 24 (fka Pleasure Island)	PO BOX 10000	Lake Buena Vista	FL	Lease	American Multi-Cinema, Inc.	Open
01300N	Randhurst 12	200 Randhurst Village Drive	Mount Prospect	IL	Lease	American Multi-Cinema, Inc.	Open
00070N	Chesterfield 14	3000 Chesterfield Mall	Chesterfield	MO	Lease	American Multi-Cinema, Inc.	Open
00250N	Parkway 14	8600 Ward Parkway	Kansas City	MO	Lease	American Multi-Cinema, Inc.	Open
00300N	Independence 20	19200 E 39th St S	Independence	MO	Lease	American Multi-Cinema, Inc.	Open
00380N	Town Center 20	11701 Nall Avenue	Leawood	KS	Lease	AMC ITD, Inc.	Open
00520N	FlatIron 14	61 W Flatiron Crossing Drive	Broomfield	CO	Lease	American Multi-Cinema, Inc.	Open
00530N	Orchard 12	14653 Orchards Parkway	Westminster	CO	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
00570N	Highlands Ranch 24	103 W Centennial Blvd	Highlands Ranch	CO	Lease	American Multi-Cinema, Inc.	Open
00790N	Hamilton 24	325 Sloan Avenue	Hamilton	NJ	Lease	American Multi-Cinema, Inc.	Open
00850N	Oak View 24	3555 South 140th Plaza	Omaha	NE	Lease	American Multi-Cinema, Inc.	Open
00920N	Westminster Promenade 24	10655 Westminster Blvd	Westminster	CO	Lease	American Multi-Cinema, Inc.	Open
00940N	Ahwatukee 24	4915 East Ray Road	Phoenix	AZ	Lease	American Multi-Cinema, Inc.	Open
00990N	Esplanade 14	2515 East Camelback Road	Phoenix	AZ	Lease	American Multi-Cinema, Inc.	Open
01020N	Deer Valley 30	3033 West Agua Fria Freeway	Phoenix	AZ	Lease	American Multi-Cinema, Inc.	Open
01030N	Mesa Grand 24	1645 South Stapley Drive	Mesa	AZ	Lease	American Multi-Cinema, Inc.	Open
01040N	Creve Coeur 12	10465 Olive Blvd	Creve Coeur	MO	Lease	American Multi-Cinema, Inc.	Open
01050N	West Olive 16	12657 Olive Blvd	Creve Coeur	MO	Lease	American Multi-Cinema, Inc.	Open
01180N	Barry Woods 24	8101 Roanridge Road	Kansas City	MO	Lease	American Multi-Cinema, Inc.	Open
01270N	Arizona Center 24	565 North 3rd Street	Phoenix	AZ	Lease	American Multi-Cinema, Inc.	Open
01280N	Arrowhead 14	01280 Arrowhead Towne Center 14	Glendale	AZ	Lease	American Multi-Cinema, Inc.	Open
01330N	River East 21	322 E Illinois St	Chicago	IL	Lease	American Multi-Cinema, Inc.	Open
01430N	Southroads 20	4923 E 41st Street	Tulsa	OK	Lease	American Multi-Cinema, Inc.	Open
01440N	Quail Springs Mall 24	2501 West Memorial Suite E	Oklahoma City	OK	Lease	American Multi-Cinema, Inc.	Open
01450N	Crossroads Mall 16	1211 East I 240 Service Rd	Oklahoma City	OK	Lease	American Multi-Cinema, Inc.	Open
01480N	Katy Mills 20	5000 Katy Mills Circle Suite 131	Katy	TX	Lease	American Multi-Cinema, Inc.	Open
01500N	Valley View 16	13331 Preston Rd Ste 2300	Dallas	TX	Lease	American Multi-Cinema, Inc.	Open
01580N	Parks at Arlington 18	3861 S Cooper St	Arlington	TX	Lease	American Multi-Cinema, Inc.	Open
01590N	NorthPark 15	8687 N Central Expy Ste 3000	Dallas	TX	Lease	American Multi-Cinema, Inc.	Open
01600N	Highland Village 12	4090 Barton Creek	Highland Village	TX	Lease	American Multi-Cinema, Inc.	Open
01620N	Willowbrook 24	17145 Tomball Parkway	Houston	TX	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
01750N	Grapevine 30	3150 Grapevine Mills Parkway	Grapevine	TX	Lease	American Multi-Cinema, Inc.	Open
01790N	Deerbrook 24	20131 Highway 59 N Suite 8000	Humble	TX	Lease	American Multi-Cinema, Inc.	Open
01900N	Desert Ridge 18	21001 N Tatum Blvd Ste 32	Phoenix	AZ	Lease	American Multi-Cinema, Inc.	Open
02020N	Promenade @ Woodland Hills 16	21801 Oxnard Street	Woodland Hills	CA	Lease	American Multi-Cinema, Inc.	Open
02030N	Santa Monica 7	1310 3rd Street	Santa Monica	CA	Lease	American Multi-Cinema, Inc.	Open
02060N	Santa Anita 16	400 S Baldwin Ave Ste 940-U	Arcadia	CA	Lease	American Multi-Cinema, Inc.	Open
02090N	Burbank Town Center 8	201 E Magnolia Blvd Suite 345	Burbank	CA	Lease	American Multi-Cinema, Inc.	Open
02120N	Disneyland 12	1565 Disneyland Drive	Anaheim	CA	Lease	American Multi-Cinema, Inc.	Open
02150N	Bay Street 16	5614 Bay Street Ste 220	Emeryville	CA	Lease	American Multi-Cinema, Inc.	Open
02180N	Burbank 16	125 East Palm Avenue	Burbank	CA	Lease	American Multi-Cinema, Inc.	Open
02190N	Eastridge 15	2190 Eastridge Loop	San Jose	CA	Lease	American Multi-Cinema, Inc.	Open
02320N	Montebello 10	1475 N Montebello Blvd	Montebello	CA	Lease	American Multi-Cinema, Inc.	Open
02340N	Marina Pacifica 12	6346 E Pacific Coast Hwy	Long Beach	CA	Lease	American Multi-Cinema, Inc.	Open
02350N	Palm Promenade 24	770 Dennery Road	San Diego	CA	Lease	American Multi-Cinema, Inc.	Open
02370N	Victoria Gardens 12	12600 North Mainstreet	Rancho Cucamonga	CA	Lease	American Multi-Cinema, Inc.	Open
02390N	Covina 30	1414 North Azusa Avenue	Covina	CA	Lease	American Multi-Cinema, Inc.	Open
02420N	Rolling Hills 20	2591 Airport Drive	Torrance	CA	Lease	American Multi-Cinema, Inc.	Open
02450N	Century City 15	10250 Santa Monica Blvd	Los Angeles	CA	Lease	American Multi-Cinema, Inc.	Open
02460N	Mission Valley 20	1640 Camino Del Rio North	San Diego	CA	Lease	American Multi-Cinema, Inc.	Open
02460GN	Mission Valley Ground Lease	1640 Camino Del Rio North	San Diego	CA	Lease	American Multi-Cinema, Inc.	Open
02480N	Fullerton Town Center 20	1001 S Lemon St	Fullerton	CA	Lease	American Multi-Cinema, Inc.	Open
27980N	Shirlington 7	2772 S Randolph St	Arlington	VA	Lease	American Multi-Cinema, Inc.	Open
08050N	Security Square 8	1717 N Rolling Rd	Baltimore	MD	Lease	American Multi-Cinema, Inc.	Open
05380N	Livonia 20	19500 Haggerty Road	Livonia	MI	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
05400N	Forum (Sterling Heights) 30	44681 Mound Road	Sterling Heights	MI	Lease	American Multi-Cinema, Inc.	Open
05520N	Empire (42nd St.) 25	234 West 42nd Street	New York	NY	Lease	American Multi-Cinema, Inc.	Open
05640N	Woodhaven 10	1336 Bristol Pike	Bensalem	PA	Lease	American Multi-Cinema, Inc.	Open
05710N	Celebration 2	651 Front Street	Celebration	FL	Lease	American Multi-Cinema, Inc.	Closed
05810N	Tallahassee 20	2415 N Monroe Street	Tallahassee	FL	Lease	American Multi-Cinema, Inc.	Open
05820N	West Oaks 14	9415 West Colonial Drive	Ocoee	FL	Lease	American Multi-Cinema, Inc.	Open
05860N	Indian River 24	6200 20th St, Room 600	Vero Beach	FL	Lease	American Multi-Cinema, Inc.	Open
05870N	Orange Park 24	1910 Wells Road	Orange Park	FL	Lease	American Multi-Cinema, Inc.	Open
05880N	Aventura Mall 24	19501 Biscayne Blvd., Suite 3001	Aventura	FL	Lease	American Multi-Cinema, Inc.	Open
05940N	Tilghman 8	4608 Broadway	Allentown	PA	Lease	American Multi-Cinema, Inc.	Open
05960N	Marple Springfield 10	400 South State Road	Springfield	PA	Lease	American Multi-Cinema, Inc.	Open
05980N	Painters Crossing 9	112 Wilmington Pike	Chadds Ford	PA	Lease	American Multi-Cinema, Inc.	Open
06030N	River Park Square 20	808 West Main Avenue	Spokane	WA	Lease	American Multi-Cinema, Inc.	Open
21120N	19th Street East 6	890 Broadway	New York	NY	Lease	American Multi-Cinema, Inc.	Open
21160N	Lincoln Square 13	1998 Broadway	New York	NY	Lease	American Multi-Cinema, Inc.	Open
21200N	34th Street 14	312 W 34th St	New York	NY	Lease	American Multi-Cinema, Inc.	Open
21300N	Bay Terrace 6	21101 26th Ave	Bayside	NY	Lease	American Multi-Cinema, Inc.	Open
21400N	Stony Brook 17	2196 Nesconset Hwy	Stony Brook	NY	Lease	American Multi-Cinema, Inc.	Open
21440N	Roosevelt Field 8	630 Old Country Rd	Garden City	NY	Lease	American Multi-Cinema, Inc.	Open
24380N	Oak Tree 6	10006 Aurora Ave N	Seattle	WA	Lease	American Multi-Cinema, Inc.	Open
24440N	Uptown 3	511 Queen Anne Ave N	Seattle	WA	Lease	American Multi-Cinema, Inc.	Open
24470N	Lakewood Mall 12	5721 Main St SW	Lakewood	WA	Lease	American Multi-Cinema, Inc.	Open
24480N	Cascade Mall 14	200 Cascade Mall Dr	Burlington	WA	Lease	American Multi-Cinema, Inc.	Open
24490N	Woodinville 12	17640 Garden Way NE	Woodinville	WA	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
25200N	Crestwood 18	13221 Rivercrest Dr	Crestwood	IL	Lease	American Multi-Cinema, Inc.	Open
25390N	Chicago Ridge 6	500 Chicago Ridge Mall	Chicago Ridge	IL	Lease	American Multi-Cinema, Inc.	Open
25650N	600 North Michigan 9	600 N Michigan Ave	Chicago	IL	Lease	American Multi-Cinema, Inc.	Open
25710N	Quarry 14	9201 W 63rd St	Hodgkins	IL	Lease	American Multi-Cinema, Inc.	Open
25850N	Woodridge 18	10000 Woodward Ave	Woodridge	IL	Lease	American Multi-Cinema, Inc.	Open
25870N	Waterfront 22	300 Waterfront Dr W	West Homestead	PA	Lease	American Multi-Cinema, Inc.	Open
25910N	Streets of Woodfield 20	601 N Martingale Rd Ste 105	Schaumburg	IL	Lease	American Multi-Cinema, Inc.	Open
26200N	Danbury 16	61 Eagle Rd	Danbury	CT	Lease	American Multi-Cinema, Inc.	Open
26280N	Plainville 20	220 New Britain Ave	Plainville	CT	Lease	American Multi-Cinema, Inc.	Open
26290N	Alderwood 16	18733 33rd Ave W	Lynnwood	WA	Lease	American Multi-Cinema, Inc.	Open
26540N	Georgetown 14	3111 K St NW	Washington	DC	Lease	American Multi-Cinema, Inc.	Open
26570N	Boston Common 19	175 Tremont St	Boston	MA	Lease	American Multi-Cinema, Inc.	Open
26600N	Methuen 20	90 Pleasant Valley St	Methuen	MA	Lease	American Multi-Cinema, Inc.	Open
26790N	Westgate 20	9400 West Hanna Lane	Glendale	AZ	Lease	American Multi-Cinema, Inc.	Open
26980N	Foothills 15	7401 N La Cholla Blvd Ste 144	Tucson	AZ	Lease	American Multi-Cinema, Inc.	Open
27080N	Vestal Towne Square 9	2425 Vestal Pkwy	Vestal	NY	Lease	American Multi-Cinema, Inc.	Open
27290N	Palisades Center 21	4403 Palisades Center Dr	West Nyack	NY	Lease	American Multi-Cinema, Inc.	Open
27440N	Crystal Run 16	1 Galleria Drive	Middletown	NY	Lease	American Multi-Cinema, Inc.	Open
27670N	Uptown 1	3426 Connecticut Ave NW	Washington	DC	Lease	American Multi-Cinema, Inc.	Open
27770N	Rio Cinemas 18	9811 Washingtonian Blvd	Gaithersburg	MD	Lease	American Multi-Cinema, Inc.	Open
27900N	Liberty Tree Mall 20	100 Independence Way	Danvers	MA	Lease	American Multi-Cinema, Inc.	Open
27940N	St. Charles Towne Center 9	11115 Mall Cir	Waldorf	MD	Lease	American Multi-Cinema, Inc.	Open
28160N	Center Park 8	4001 Powder Mill Rd	Beltsville	MD	Lease	American Multi-Cinema, Inc.	Open
28170N	White Marsh 16	8141 Honeygo Blvd	Baltimore	MD	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
28300N	Lexington Park 6	21882 FDR Blvd	Lexington Park	MD	Lease	American Multi-Cinema, Inc.	Open
29040N	John R 15	32289 John R Rd	Madison Heights	MI	Lease	American Multi-Cinema, Inc.	Open
29050N	Gratiot 21	35705 S Gratiot Ave	Clinton Township	MI	Lease	American Multi-Cinema, Inc.	Open
02490N	Puente Hills 20	1560 South Azusa Avenue	City Of Industry	CA	Lease	American Multi-Cinema, Inc.	Open
02520N	Palace 9	220 East Third Street	Fort Worth	TX	Lease	American Multi-Cinema, Inc.	Open
02550N	Studio 30 Houston	2949 Dunvale	Houston	TX	Lease	American Multi-Cinema, Inc.	Open
02600N	Stonebriar 24	Suite 300	Frisco	TX	Lease	American Multi-Cinema, Inc.	Open
02620N	First Colony 24	3301 Town Center Blvd South	Sugar Land	TX	Lease	American Multi-Cinema, Inc.	Open
02620GN	First Colony Ground Lease	3301 Town Center Blvd South	Sugar Land	TX	Lease	American Multi-Cinema, Inc.	Open
02650N	Rivercenter 9	Suite 800	San Antonio	TX	Lease	American Multi-Cinema, Inc.	Open
02660N	Firewheel 18	100 Coneflower Dr	Garland	TX	Lease	American Multi-Cinema, Inc.	Open
02680N	Gulf Pointe 30	11801 South Sam Houston Pkwy E	Houston	TX	Lease	American Multi-Cinema, Inc.	Open
02690N	Mesquite 30	19919 Lyndon B Johnson Fwy	Mesquite	TX	Lease	American Multi-Cinema, Inc.	Open
02700N	Coral Ridge 10	3401 NE 26th Avenue	Fort Lauderdale	FL	Lease	American Multi-Cinema, Inc.	Open
02820N	Regency 20 Brandon	2496 W Brandon Blvd	Brandon	FL	Lease	American Multi-Cinema, Inc.	Open
02830N	Altamonte Mall 18	433 E Altamonte Dr	Altamonte Springs	FL	Lease	American Multi-Cinema, Inc.	Open
02880N	Sunset Place 24	5701 Sunset Drive, Suite 300	South Miami	FL	Lease	American Multi-Cinema, Inc.	Open
02930N	Sarasota Mall 12	8201 S Tamiami Trl	Sarasota	FL	Lease	American Multi-Cinema, Inc.	Open
02960N	Lake Square 12	10401-015 US Highway 441 South	Leesburg	FL	Lease	American Multi-Cinema, Inc.	Open
03090N	Regency 24 Jacksonville	9451 Regency Square Blvd.	Jacksonville	FL	Lease	American Multi-Cinema, Inc.	Open
03340N	Lynnhaven 18	1001 Lynnhaven Mall Loop	Virginia Beach	VA	Lease	American Multi-Cinema, Inc.	Open
03370N	Hoffman Center 22	206 Swamp Fox Road	Alexandria	VA	Lease	American Multi-Cinema, Inc.	Open
03370GN	Hoffman Center Ground Lease	206 Swamp Fox Road	Alexandria	VA	Ground Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
03490N	Columbia Mall 14	10300 Little Patuxent Pkwy	Columbia	MD	Lease	American Multi-Cinema, Inc.	Open
03490GN	Columbia Mall Ground Lease	10300 Little Patuxent Pkwy	Columbia	MD	Ground Lease	American Multi-Cinema, Inc.	Open
03540N	Granite Run 8	1067 West Baltimore Pike	Media	PA	Lease	American Multi-Cinema, Inc.	Open
03570N	Neshaminy 24	660 Neshaminy Mall	Bensalem	PA	Lease	American Multi-Cinema, Inc.	Open
03640N	Potomac Mills 18	2700 Potomac Mills Circle STE 886	Woodbridge	VA	Lease	American Multi-Cinema, Inc.	Open
03660N	Tysons Corner 16	7850E Tysons Corner Ctr	Mclean	VA	Lease	American Multi-Cinema, Inc.	Open
03690N	Hampton Towne Centre 24	1 Town Center Way	Hampton	VA	Lease	American Multi-Cinema, Inc.	Open
03830N	Lennox 24	777 Kinnear Road	Columbus	OH	Lease	American Multi-Cinema, Inc.	Open
03830GN	Lennox Ground Lease	777 Kinnear Road	Columbus	OH	Lease	American Multi-Cinema, Inc.	Open
03850N	Easton 30	275 Easton Town Center	Columbus	OH	Lease	American Multi-Cinema, Inc.	Open
04010N	Buckhead Fork & Screen	3340 Peachtree Road NE	Atlanta	GA	Lease	American Multi-Cinema, Inc.	Open
04020N	North DeKalb 16	Suite F-22	Decatur	GA	Lease	American Multi-Cinema, Inc.	Open
04030N	Sugarloaf Mills 18 (fka Discover Mills)	5900 Sugarloaf Parkway Ste 415	Lawrenceville	GA	Lease	American Multi-Cinema, Inc.	Open
04040N	Avenue Forsyth 12	350 Peachtree Parkway Suite 500	Cumming	GA	Lease	American Multi-Cinema, Inc.	Open
04090N	Mansell Crossing	7730 North Point Pkwy	Alpharetta	GA	Lease	American Multi-Cinema, Inc.	Open
04100N	Phipps Plaza 14	3500 Peachtree Road NE	Atlanta	GA	Lease	American Multi-Cinema, Inc.	Open
04110N	Colonial 18	825 Lawrenceville Suwanee Rd	Lawrenceville	GA	Lease	American Multi-Cinema, Inc.	Open
04160N	Southlake Pavilion 24	7065 Mount Zion Circle	Morrow	GA	Lease	American Multi-Cinema, Inc.	Open
04170N	Barrett Commons 24	2600 Cobb Place Lane NW	Kennesaw	GA	Lease	American Multi-Cinema, Inc.	Open
04180N	Deer Valley 16	4204 Lone Tree Way	Antioch	CA	Lease	American Multi-Cinema, Inc.	Open
04190GN	Rainbow Promenade 10	2321 N RAINBOW BLVD	Las Vegas	NV	Lease	American Multi-Cinema, Inc.	Open
04210N	Del Amo 18	3525 W Carson St Spc 73	Torrance	CA	Lease	American Multi-Cinema, Inc.	Open
04220N	Tyler 16	3775 Tyler St	Riverside	CA	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
04230N	La Jolla 12	8657 Villa La Jolla DR STE 129	La Jolla	CA	Lease	American Multi-Cinema, Inc.	Open
04270N	Tustin Legacy 14	2457 PARK AVE	Tustin	CA	Lease	American Multi-Cinema, Inc.	Open
04280N	Otay Ranch 12	2015 Birch Road Bldg 750	Chula Vista	CA	Lease	American Multi-Cinema, Inc.	Open
04290N	Plaza Bonita 14	3050 Plaza Bonita Rd	National City	CA	Lease	American Multi-Cinema, Inc.	Open
04300N	Glendora 12	1337 E GLADSTONE ST	Glendora	CA	Lease	American Multi-Cinema, Inc.	Open
04300GN	Glendora Ground Lease	1337 E GLADSTONE ST	Glendora	CA	Lease	American Multi-Cinema, Inc.	Open
04330N	Saratoga 14	700 El Paseo De Saratoga	San Jose	CA	Lease	American Multi-Cinema, Inc.	Open
04340N	Van Ness 14	1000 Van Ness Avenue	San Francisco	CA	Lease	American Multi-Cinema, Inc.	Open
04350N	Ontario Mills 30	4549 Mills Circle	Ontario	CA	Lease	American Multi-Cinema, Inc.	Open
04370N	Orange 30	20 City Blvd West Suite E	Orange	CA	Lease	American Multi-Cinema, Inc.	Open
04410N	Norwalk 20	12300 E Civic Center Drive	Norwalk	CA	Lease	American Multi-Cinema, Inc.	Open
04420N	Burbank Town Center 6	770 North 1st Street	Burbank	CA	Lease	American Multi-Cinema, Inc.	Open
04440N	Fashion Valley 18	7037 Friars Road	San Diego	CA	Lease	American Multi-Cinema, Inc.	Open
04470N	Mercado 20	3111 Mission College Blvd.	Santa Clara	CA	Lease	American Multi-Cinema, Inc.	Open
04600N	Fiesta Square 16	3033 North College	Fayetteville	AR	Lease	American Multi-Cinema, Inc.	Open
04710N	South Barrington 30	175 Studio Drive	South Barrington	IL	Lease	American Multi-Cinema, Inc.	Open
04840N	Elmwood Palace 20	1200 Elmwood Park Blvd	Harahan	LA	Lease	American Multi-Cinema, Inc.	Open
04850N	Westbank Palace 16	1151 Manhattan Blvd	Harvey	LA	Lease	American Multi-Cinema, Inc.	Open
04860N	Clearview Palace 12	4486 Veterans Memorial Blvd	Metairie	LA	Lease	American Multi-Cinema, Inc.	Open
04870N	Hammond Palace 10	801 C M Fagan Dr	Hammond	LA	Lease	American Multi-Cinema, Inc.	Open
04880N	Houma Palace 10	5737 W Park Ave	Houma	LA	Lease	American Multi-Cinema, Inc.	Open
68810N	South Bend 16	450 W Chippewa Ave	South Bend	IN	Lease	American Multi-Cinema, Inc.	Open
69060N	Springfield 12	3141 Mercantile Dr	Springfield	IL	Lease	American Multi-Cinema, Inc.	Open
69140N	Springfield 8	2945 S Dirksen Pkwy	Springfield	IL	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
69420N	Terre Haute 12	3153 S 3Rd Pl	Terre Haute	IN	Lease	American Multi-Cinema, Inc.	Open
79010N	Promenade @ Woodland Hills Retail	21801 Oxnard Street	Woodland Hills	CA	Lease	American Multi-Cinema, Inc.	Open
88050N	LA Film Office	2121 Avenue of the Stars Suite 2580	Los Angeles	CA	Office/Lease	American Multi-Cinema, Inc.	Open
93510N	Easton Rotunda/Rest. Space	275 Easton Town Center	Columbus	OH	Lease	American Multi-Cinema, Inc.	Open
22390N	Layton Hills 9	728 W 1425 N	Layton	UT	Lease	American Multi-Cinema, Inc.	Open
22480N	Rockaway 16	363 Mount Hope Ave	Rockaway	NJ	Lease	American Multi-Cinema, Inc.	Open
00060N	Esquire 7	6706 Clayton Road	Saint Louis	MO	Lease	American Multi-Cinema, Inc.	Open
08130N	Braintree 10	121 Grandview Rd	Braintree	MA	Lease	American Multi-Cinema, Inc.	Open
08140N	Burlington 10	20 South Ave	Burlington	MA	Lease	American Multi-Cinema, Inc.	Open
03770N	Dublin Village 18	6700 Village Parkway	Dublin	OH	Lease	American Multi-Cinema, Inc.	Open
03620N	Courthouse 8	2150 Clarendon Blvd	Arlington	VA	Lease	American Multi-Cinema, Inc.	Open
04240N	Cupertino Square 16	10123 N Wolfe Rd Suite 3000	Cupertino	CA	Lease	American Multi-Cinema, Inc.	Open
08250N	Yorktown 17	80 Yorktown Shopping Center	Lombard	IL	Lease	American Multi-Cinema, Inc.	Open
08270N	Ford City 14	7601 South Cicero Avenue	Chicago	IL	Lease	American Multi-Cinema, Inc.	Open
08290N	Northbrook Court 14	1525 Lake Cook Rd	Northbrook	IL	Lease	American Multi-Cinema, Inc.	Open
08350N	Ridge Park Square 8	4788 Ridge Rd	Brooklyn	OH	Lease	American Multi-Cinema, Inc.	Open
08390N	Westwood Town Center 6	21653 Center Ridge Rd	Rocky River	OH	Lease	American Multi-Cinema, Inc.	Open
08400N	Irving Mall 14	2433 Irving Mall	Irving	TX	Lease	American Multi-Cinema, Inc.	Open
08490N	Castleton 14	6020 E 82nd Sreet	Indianapolis	IN	Lease	American Multi-Cinema, Inc.	Open
08500N	Southbay Galleria 16	1815 Hawthorne Blvd Ste 368	Redondo Beach	CA	Lease	American Multi-Cinema, Inc.	Open
08580N	Mayfair 18	2500 N Mayfair Rd Ste M186	Wauwatosa	WI	Lease	American Multi-Cinema, Inc.	Open
08650N	Clifton Commons 16	405 Route 3	Clifton	NJ	Lease	American Multi-Cinema, Inc.	Open
08660N	Bay Plaza 13	2210 Bartow Ave	Bronx	NY	Lease	American Multi-Cinema, Inc.	Open
08670N	Essex Green 9	495 Prospect Avenue	West Orange	NJ	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
08680N	Bridgewater Commons 7	400 Commons Way Ste 380	Bridgewater	NJ	Lease	American Multi-Cinema, Inc.	Open
08700N	Philadelphia Mills 14	1149 Franklin Mills Cir	Philadelphia	PA	Lease	American Multi-Cinema, Inc.	Open
08710N	Plymouth Meeting 12	494 W Germantown Pike	Plymouth Meeting	PA	Lease	American Multi-Cinema, Inc.	Open
08760N	Dartmouth Mall 12	140 N Dartmouth Mall	North Dartmouth	MA	Lease	American Multi-Cinema, Inc.	Open
08800N	Pacific Place 11	600 Pine St Ste 400	Seattle	WA	Lease	American Multi-Cinema, Inc.	Open
08820N	Kitsap 8	10055 Kitsap Mall Blvd NW	Silverdale	WA	Lease	American Multi-Cinema, Inc.	Open
21460N	Raceway 10	1025 Corporate Dr	Westbury	NY	Lease	American Multi-Cinema, Inc.	Open
21510N	Fresh Meadows 7	19002 Horace Harding Expy	Fresh Meadows	NY	Lease	American Multi-Cinema, Inc.	Open
21620N	Shore 8	37 Wall St	Huntington	NY	Lease	American Multi-Cinema, Inc.	Open
21810N	East Hanover 12	145 State Route 10	East Hanover	NJ	Lease	American Multi-Cinema, Inc.	Open
21830N	Mountainside 10	1021 Route 22	Mountainside	NJ	Lease	American Multi-Cinema, Inc.	Open
21840N	Newport Centre 11	30300 Mall Dr W	Jersey City	NJ	Lease	American Multi-Cinema, Inc.	Open
21940N	Cherry Hill 24	2121 Route 38	Cherry Hill	NJ	Lease	American Multi-Cinema, Inc.	Open
21950N	Kips Bay 15	570 2nd Ave	New York	NY	Lease	American Multi-Cinema, Inc.	Open
21980N	Jersey Gardens 20	651 Kapkowski Rd	Elizabeth	NJ	Lease	American Multi-Cinema, Inc.	Open
22190N	Brick Plaza 10	3 Brick Plz	Bricktown	NJ	Lease	American Multi-Cinema, Inc.	Open
22200N	New Brunswick 18	17 US Highway 1	New Brunswick	NJ	Lease	American Multi-Cinema, Inc.	Open
22330N	Freehold 14	101 Trotters Way	Freehold	NJ	Lease	American Multi-Cinema, Inc.	Open
22340N	Monmouth Mall 15	180 State Route 35 S	Eatontown	NJ	Lease	American Multi-Cinema, Inc.	Open
22350N	Menlo Park 12	55 PARSONAGE RD UNIT 390	Edison	NJ	Lease	American Multi-Cinema, Inc.	Open
22490N	Aviation 12	1200 S Stiles Street	Linden	NJ	Lease	American Multi-Cinema, Inc.	Open
22500N	Universal Cineplex 20	6000 Universal Blvd Ste 740	Orlando	FL	Lease	American Multi-Cinema, Inc.	Open
22530N	Garden State 16	Garden State Plaza	Paramus	NJ	Lease	American Multi-Cinema, Inc.	Open
23040N	MJ Harlem 9	2309 Frederick Douglass Blvd	New York	NY	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
23070N	MJ Capital Center 12	800 Shoppers Way	Largo	MD	Lease	American Multi-Cinema, Inc.	Open
23250N	Metreon 16	101 4th St	San Francisco	CA	Lease	American Multi-Cinema, Inc.	Open
24070N	City View 8	4728 Bryant Irvin Rd	Fort Worth	TX	Lease	American Multi-Cinema, Inc.	Closed
24170N	Broadway 4	1441 3rd Street Promenade	Santa Monica	CA	Lease	American Multi-Cinema, Inc.	Open
24180N	Marina 6	13455 Maxella Avenue	Marina Del Rey	CA	Lease	American Multi-Cinema, Inc.	Open
24260N	Spring 10	20115 Holzwarth Rd	Spring	TX	Lease	American Multi-Cinema, Inc.	Open
24300N	Fountains 18	11225 Fountain Lake Dr	Stafford	TX	Lease	American Multi-Cinema, Inc.	Open
24340N	Factoria 8	3505 Factoria Blvd SE	Bellevue	WA	Lease	American Multi-Cinema, Inc.	Open
08860N	Mazza Gallerie 7	5300 Wisconsin Ave NW	Washington	DC	Lease	American Multi-Cinema, Inc.	Open
20180N	Citywalk Stadium IMAX	100 Universal City Plz	Universal City	CA	Lease	American Multi-Cinema, Inc.	Open
21040N	Orpheum 7	1538 3rd Ave	New York	NY	Lease	American Multi-Cinema, Inc.	Open
21100N	Village 7	66 3rd Ave	New York	NY	Lease	American Multi-Cinema, Inc.	Open
22320N	Seacourt 10	635 Bay Ave	Toms River	NJ	Lease	American Multi-Cinema, Inc.	Open
04610N	Festival Plaza 16	7925 Vaughn Road	Montgomery	AL	Lease	American Multi-Cinema, Inc.	Open
04630N	Baton Rouge 16	16040 Hatters Ave	Baton Rouge	LA	Lease	American Multi-Cinema, Inc.	Open
99500N	Park Place Office	11500 Ash Street	Leawood	KS	Office Lease	American Multi-Cinema, Inc.	Open
04660N	Grove City 14	4218 Buckeye Parkway	Grove City	OH	Lease	American Multi-Cinema, Inc.	Open
04640N	Mall of Louisiana 15	9168 Mall of Louisiana Boulevard	Baton Rouge	LA	Lease	American Multi-Cinema, Inc.	Open
04620N	Destin Commons 14	4600 Legendary Drive	Destin	FL	Lease	American Multi-Cinema, Inc.	Open
04450N	Fallbrook 7	6731 Fallbrook Avenue	West Hills	CA	Lease	American Multi-Cinema, Inc.	Open
04700N	Town Square 18	6587 Las Vegas Blvd South	Las Vegas	NV	Lease	American Multi-Cinema, Inc.	Open
04670N	West Chester 18	9415 Civic Center Blvd.	West Chester	OH	Lease	American Multi-Cinema, Inc.	Open
04690N	Brentwood 14	2525 Sand Creek Road	Brentwood	CA	Lease	American Multi-Cinema, Inc.	Open
04680N	Westroads 14	10000 California Street	Omaha	NE	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
04460N	Marina Marketplace 6	4335 Glencoe Avenue	Marina Del Rey	CA	Lease	American Multi-Cinema, Inc.	Open
04650N	Southpoint 17	8030 Renaissance Parkway	Durham	NC	Lease	American Multi-Cinema, Inc.	Open
01340N	Hawthorn 12	900 Hawthorn Center	Vernon Hills	IL	Lease	American Multi-Cinema, Inc.	Open
03670N	Worldgate 9	13025 Worldgate Drive	Herndon	VA	Lease	American Multi-Cinema, Inc.	Open
00980N	Centerpoint 11	730 South Mill Avenue	Tempe	AZ	Lease	American Multi-Cinema, Inc.	Open
01650N	Eastchase 9	8301 Ederville Road	Fort Worth	TX	Lease	American Multi-Cinema, Inc.	Open
00680N	Marketfair 10	3521 Route 1	Princeton	NJ	Lease	American Multi-Cinema, Inc.	Open
00630N	Headquarters 10	72 Headquarters Plaza	Morristown	NJ	Lease	American Multi-Cinema, Inc.	Open
01640N	Village on the Parkway 9	5100 Belt Line Road	Addison	TX	Lease	American Multi-Cinema, Inc.	Open
00240N	Streets of St. Charles 8	311 Lombard Street	St. Charles	MO	Lease	American Multi-Cinema, Inc.	Open
04540N	Chula Vista 10	555 Broadway, Ste 2050	Chula Vista	CA	Lease	American Multi-Cinema, Inc.	Open
02650IAN	Rivercenter Alamo IMAX	849 E. Commerce Street	San Antonio	TX	IMAX Lease	American Multi-Cinema, Inc.	Open
05040N	Assembly Row 12	395 Artisan Way	Somerville	MA	Lease	American Multi-Cinema, Inc.	Open
27290IN	Palisades IMAX	4403 Palisades Ctr. Drive	West Nyack	NY	IMAX Lease	American Multi-Cinema, Inc.	Open
04560N	NewPark 12	400 Newpark Mall	Newark	CA	Lease	American Multi-Cinema, Inc.	Open
05830N	Sunrise 8	4321 N.W. 88th Avenue	Sunrise	FL	Lease	American Multi-Cinema, Inc.	Open
03390N	Rivertowne 12	6075 Oxon Hill Road	Oxon Hill	MD	Lease	American Multi-Cinema, Inc.	Open
01370N	Block 37	108 N. State #434	Chicago	IL	Lease	American Multi-Cinema, Inc.	Open
04730N	Oak Brook Center 4	300 Oakbrook Center	Oak Brook	IL	Lease	American Multi-Cinema, Inc.	Open
05750N	Weston 8	1338 SW 160th Avenue	Sunrise	FL	Lease	American Multi-Cinema, Inc.	Open
02780N	Tamiami 18	11865 SW 26th Street	Miami	FL	Lease	American Multi-Cinema, Inc.	Open
00590N	West Jordan 12	9180 S Redwood Road	West Jordan	UT	Lease	American Multi-Cinema, Inc.	Open
01150N	Legends 14	1841 Village West Parkway	Kansas City	KS	Lease	AMC ITD, Inc.	Open
07500N	Brazos 14	100 Highway 332 West	Lake Jackson	TX	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
07520N	Galaxy 16	333 South Valley Mills Drive	Waco	TX	Lease	American Multi-Cinema, Inc.	Open
07460N	Forney 12	600 N FM 548	Forney	TX	Lease	American Multi-Cinema, Inc.	Open
07550N	Bakersfield 6	4200 California Ave	Bakersfield	CA	Lease	American Multi-Cinema, Inc.	Open
07370N	Grand Island 7	3404 West 13th Street	Grand Island	NE	Lease	Showplex Cinemas, Inc.	Open
07330N	Hays 8	2918 Vine	Hays	KS	Lease	Showplex Cinemas, Inc.	Open
07450N	Corpus 16	5218 Silverberry	Corpus Christi	TX	Lease	American Multi-Cinema, Inc.	Open
07600N	Woodbridge 5	4626 Barranca Parkway	Irvine	CA	Lease	American Multi-Cinema, Inc.	Open
07380N	Brunswick Square 13	755 Route 18	East Brunswick	NY	Lease	American Multi-Cinema, Inc.	Open
07410N	Columbus 10	5275 Westpointe Plaza Drive	Columbus	OH	Lease	American Multi-Cinema, Inc.	Open
07590N	La Mirada 7	15296 Rosecrans Avenue	La Mirada	CA	Lease	American Multi-Cinema, Inc.	Open
07580N	East Pointe 12	8300 Gateway East	El Paso	TX	Lease	American Multi-Cinema, Inc.	Open
07320N	Normal 14	201 McKnight	Normal	IL	Lease	Showplex Cinemas, Inc.	Open
07350N	Pittsburg 8	202 Centennial Drive	Pittsburg	KS	Lease	Showplex Cinemas, Inc.	Open
07560N	Irving 10	4205 W Pioneer Dr	Irving	TX	Lease	American Multi-Cinema, Inc.	Open
07470N	Hulen 10	6330 Hulen Bend Boulevard	Fort Worth	TX	Lease	American Multi-Cinema, Inc.	Open
07360N	Springfield 11	3200 E. Montclair	Springfield	MO	Lease	Showplex Cinemas, Inc.	Open
07390N	Ridgefield Park 12 (new)	75 Challenger Road	Ridgefield Park	NJ	Lease	American Multi-Cinema, Inc.	Open
07440N	Owasso 12	12601 E. 86th North	Owasso	OK	Lease	Showplex Cinemas, Inc.	Open
07510N	Boerne 11	145 Old San Antonio Road	Boerne	TX	Lease	American Multi-Cinema, Inc.	Open
07620N	Gateway 8	2501 S Gateway Center	Federal Way	WA	Lease	American Multi-Cinema, Inc.	Open
07530N	Lawton 12	200 Southwest C Avenue	Lawton	OK	Lease	Showplex Cinemas, Inc.	Open
07340N	Salina 10	2259 South 9th Street	Salina	KS	Lease	Showplex Cinemas, Inc.	Open
07610N	Northpark 7	12100 N May Ave	Oklahoma City	OK	Lease	American Multi-Cinema, Inc.	Open
07420N	Oakwood Mall 8	4125 Owen K Garriott Road	Enid	OK	Lease	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
07430N	West End Pointe 8	12825 NW 10th Street	Yukon	OK	Lease	Showplex Cinemas, Inc.	Open
07480N	Lake Worth 14	6600 NW Loop 820	Fort Worth	TX	Lease	Showplex Cinemas, Inc.	Open
07490N	Rio Grande 10	4586 E US Highway 83	Rio Grande City	TX	Lease	American Multi-Cinema, Inc.	Open
07540N	Loudoun 11	43751 Central Station Drive	Ashburn	VA	Lease	American Multi-Cinema, Inc.	Open
92080N	Starplex Office @ Central Park	12750 Merit Drive	Dallas	TX	Office Lease	American Multi-Cinema, Inc.	Open
07390GN	Ridgefield Park Ground Lease	75 Challenger Road	Ridgefield Park	NJ	Ground Lease	American Multi-Cinema, Inc.	Open
03820N	Indian Mound Mall 11	771 South 30th Street	Heath	OH	Lease	American Multi-Cinema, Inc.	Open
05970N	North Broad Street 7	1600 North Broad Street	Philadelphia	PA	Lease	American Multi-Cinema, Inc.	Open
03650N	Academy 8	6198 Greenbelt Road	Greenbelt	MD	Lease	American Multi-Cinema, Inc.	Open
00720N	Deptford 8	1740 Clements Bridge Road	Deptford	NJ	Owned	AMC Theatres of New Jersey, Inc.	Open
00730N	Marlton 8	800 North Route 73	Marlton	NJ	Owned	AMC Theatres of New Jersey, Inc.	Open
05540N	Maple Ridge 8	4276 Maple Road Suite C	Amherst	NY	Owned	American Multi-Cinema, Inc.	Open
21020N	84th Street 6	2310 Broadway	New York	NY	Owned	American Multi-Cinema, Inc.	Open
21410N	Nassau Metroplex 10	3585 Hempstead Tpke	Levittown	NY	Owned	American Multi-Cinema, Inc.	Open
21580N	Fantasy 5	18 N Park Ave	Rockville Centre	NY	Owned	American Multi-Cinema, Inc.	Open
21760N	Wayne 14	67 Willowbrook Blvd	Wayne	NJ	Owned	AMC Theatres of New Jersey, Inc.	Open
24950N	Webster 12	2190 Empire Blvd.	Webster	NY	Owned	American Multi-Cinema, Inc.	Open
29070N	Holland 8	12270 James	Holland	MI	Owned	American Multi-Cinema, Inc.	Open
29110N	Great Lakes 25	4300 Baldwin	Auburn Hills	MI	Owned	American Multi-Cinema, Inc.	Open
60710N	Toler 2	911 W Washington St	Benton	IL	Owned	American Multi-Cinema, Inc.	Vacant
61550N	Collinsville (vacant land)	Collinsville Vacant Land	Collinsville	IL	Owned	American Multi-Cinema, Inc.	Vacant
62010N	Danville 2 (vacant land)	Danville Vacant Land	Danville	IL	Owned	American Multi-Cinema, Inc.	Vacant
62850N	Cinema Saver 6	2525 Worthington Ave	Fort Collins	CO	Owned	American Multi-Cinema, Inc.	Open

Unit#	Theatre	Theatre Address	Theatre City	State	Owned/ Lease	Lessee	Status
63230N	Galesburg West S. Prairie	12 South Prairie Street	Galesburg	IL	Owned	American Multi-Cinema, Inc.	Closed
63510N	Hamilton 10	877 Washington Blvd., NW	Hamilton	OH	Owned	American Multi-Cinema, Inc.	Closed
63520N	Hamilton 8	1453 Main St	Hamilton	OH	Owned	American Multi-Cinema, Inc.	Open
67510N	Eastwood 2	663 E Main St	Peru	IN	Owned	American Multi-Cinema, Inc.	Closed
64970N	Lake Delton	Vacant Land	Fitchberg	WI	Owned	American Multi-Cinema, Inc.	Vacant
68720N	Schereville 12	1400 Eagle Ridge Dr	Schererville	IN	Owned	American Multi-Cinema, Inc.	Open
69030N	Parkway 8	3024 Lindbergh Blvd	Springfield	IL	Owned	American Multi-Cinema, Inc.	Open
69410N	Honey Creek 8	3131 S 3Rd Place	Terre Haute	IN	Owned	American Multi-Cinema, Inc.	Open
69510N	Vernon Hills 8	555 Lakeview Pkwy	Vernon Hills	IL	Owned	American Multi-Cinema, Inc.	Open
69630N	Vincennes 8	1496 S Hart Street Rd	Vincennes	IN	Owned	American Multi-Cinema, Inc.	Open
96600SN	South Barrington Land	40 acres (approximately)	South Barrington	IL	Owned	American Multi-Cinema, Inc.	Open
79980N	Maple Ridge Retail	4276 Maple Road Suite C	Amherst	NY	Owned	American Multi-Cinema, Inc.	Open
60010N	Vacant Land	Less than 12 acre	Malden	MO	Owned	American Multi-Cinema, Inc.	Vacant
66830N	Vacant Land	4 Acres	New Castle	IN	Owned	American Multi-Cinema, Inc.	Vacant
02690AN	Vacant Land	7 Acres	Mesquite	TX	Owned	American Multi-Cinema, Inc.	Vacant
	Mesquite 10	227 US Highway 80 East	Mesquite	TX	Owned
	Narrows	2208 Mildred Street West	University Place	WA	Owned

Schedule 7.14

Post-Closing Matters

1.                                      As soon as reasonably practicable, but in no event later than May 31, 2013 (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that each of the following Subsidiaries shall have either (i) been dissolved or merged into a Loan Party or (ii) become Loan Parties by delivering all documents and other items required pursuant to Section 7.11 (Additional Collateral and Guaranties): (a) Rave Digital Media, LLC, (b) Brentwood General, Inc., (c) RDM-Brentwood, LTD., (d) RDM-Durham, LLC, (e) RDM-Grove City, LLC, (f) Rave Motion Pictures Baton Rouge, L.L.C., (g) Rave Motion Pictures Montgomery L.L.C., (h) RDM-Vegas, LLC, (i) RDM-West Chester, LLC, (j) Rave Motion Pictures Baton Rouge II, L.L.C. and (k) Rave Motion Pictures Destin, L.L.C.

2.                                      As soon as reasonably practicable, but in no event later than thirty (30) days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver customary “Lender’s Loss Payable Endorsement” with respect to its property insurance.

3.                                      As soon as reasonably practicable, but in no event later than ninety (90) days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Borrower shall, or shall cause the applicable Loan Parties to, deliver to the Administrative Agent:

a.                                      Mortgages; Fixture Filings. A Mortgage encumbering each Mortgaged Real Property, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements and other instruments as may be necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Administrative Agent;

b.                                      Mortgage Supporting Documents. Mortgage Supporting Documents for each Mortgaged Real Property; and

c.                                       Consents and Approvals. With respect to each Mortgaged Real Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments, if any, as may reasonably be deemed necessary by the Administrative Agent in order for the owner or holder of such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect thereto.

Schedule 8.1

Existing Indebtedness

Capital Lease Obligations

Theatre Name	Balance
Baton Rouge 16	$8,299,000
Quary 14	$7,637,000
MJ Capital Center 12	$5,555,000
Santa Monica 7	$3,519,000
Weston 8	$240,000
$25,250,000

Financing Lease Obligations

Theatre Name	Balance
Garden State 16	$14,073,000
Town Square 18	$15,319,000
Manteca 16	$10,300,000
Mall of Louisiana 15	$9,320,000
West Chester 18	$3,668,000
Del Amo 18	$3,750,000
Southpoint 17	$4,131,000
Festival 16	$2,839,000
Destin 14	$3,382,000
Tysons Corner 16	$3,462,000
$70,244,000

Schedule 8.2

Existing Liens

None.

Schedule 8.3

Existing Investments

Investment	Investor	Type of Investment	Ownership Percentage
Citywalk Big Screen Theatres Joint Venture	Loews Citywalk Theatre Corporation	Partnership Interests	50%
DCDC, LLC	American Multi-Cinema, Inc.	LLC Interest	15.45%
Digital Cinema Implementation Partners, LLC	American Multi-Cinema, Inc.	LLC Interest	33.3%
Loews Kaplan Cinema Associates Partnership	American Multi-Cinema, Inc.	Partnership Interest	50%
National Cinemedia, LLC	American Multi-Cinema, Inc.	LLC Interest	17.4%
Open Road Releasing, LLC (f/k/a Regamc, LLC)	American Multi-Cinema, Inc.	LLC Interest	50%
Universal Cineplex Odeon Joint Venture	American Multi-Cinema, Inc.	Joint Venture	50%
AC JV, LLC	American Multi-Cinema, Inc.	LLC Interest	32%

Schedule 8.4(g)

Asset Sales

All of the stock of, and/or property and assets owned by, the following entities:

National Cinemedia, LLC
Digital Cinema Implemenation Partners, LLC AMC Theatres of Canda, Inc
AMC Theatres of UK Limited Club Cinema of Mazza, Inc.
Loews Citywalk Theatre Corporation Universal Cineplex Odeon Joint Venture Citywalk Big Screen Theatres Joint Venture RealD Inc.
Open Road Releasing, LLC
AC JV, LLC
AMC Interchange Ventures ULC

The following theatres:

Theatre Name	Entity	City	County	State
Deptford 8	American Multi-Cinema, Inc.	Deptford	Gloucester	NJ
Marlton 8	American Multi-Cinema, Inc.	Marlton	Burlington	NJ
Maple Ridge 8	American Multi-Cinema, Inc.	Amherst	Erie	NY
84th Street 6	American Multi-Cinema, Inc.	New York	New York	NY
Nassau Metroplex 10	American Multi-Cinema, Inc.	Levittown	Nassau	NY
Fantasy 5	American Multi-Cinema, Inc.	Rockville Center	Nassau	NY
Wayne 14	American Multi-Cinema, Inc.	Wayne	Passaic	NJ
Webster 12	American Multi-Cinema, Inc.	Webster	Monroe	NY
Holland 8	American Multi-Cinema, Inc.	Holland	Ottawa	MI
Great Lakes 25	American Multi-Cinema, Inc.	Auburn Hills	Oakland	MI
Cinema Savers 6	American Multi-Cinema, Inc.	Fort Collins	Larimer	CO
Hamilton 8	American Multi-Cinema, Inc.	Hamilton	Butler	OH
Muncie 7 (closed)	American Multi-Cinema, Inc.	Muncie	Delaware	IN
Schererville 12	American Multi-Cinema, Inc.	Schererville	Lake	IN
Parkway Pt 8	American Multi-Cinema, Inc.	Springfield	Sangamon	IL
Honey Creek 8	American Multi-Cinema, Inc.	Terre Haute	Vigo	IN
Vernon Hills 8	American Multi-Cinema, Inc.	Vernon Hils	Lake	IL
Vincennes 8	American Multi-Cinema, Inc.	Vincennes	Knox	IN
Galesburg (closed)	American Multi-Cinema, Inc.	Galesburg	Knox	IL
Toler 2 (closed)	American Multi-Cinema, Inc.	Benton	Franklin	IL
Eastwood 2 (closed)	American Multi-Cinema, Inc.	Peru	Miami	IN
Flat River 2 (closed)	American Multi-Cinema, Inc.	Park Hills	St. Francois	MO
Hamilton 10 (closed)	American Multi-Cinema, Inc.	Hamilton	Butler	OH
Mesquite (land)	American Multi-Cinema, Inc.	Mesquite	Dallas	TX
Lake Delton (land)	American Multi-Cinema, Inc.	Lake Delton	Sauk	WI
Collinsville (land)	American Multi-Cinema, Inc.	Collinsville	Madison	IL
Danville 2 (land)	American Multi-Cinema, Inc.	Danville	Vermilion	IL

Theatre Name	Entity	City	County	State
South Barrington (land)	American Multi-Cinema, Inc.	South Barrington	Lake	IL
707 N 6th Street	American Multi-Cinema, Inc.	Springfield	Sangamon	IL
1512 & 1516 S Macarthur	American Multi-Cinema, Inc.	Springfield	Sangamon	IL

Other:

Theatre Name	Entity	City	County
Interchange	American Multi-Cinema, Inc.	Concord	Canada
Great Northern	AMC Theatres of UK Limited	Manchester	UK

any new Internet ticketing venture/company
any new film distribution venture/company

Schedule 8.8

Transactions with Affiliates

None.

Schedule 8.9

Limitations on Restrictions on Subsidiary Distributions

None.

EXHIBIT B-1

AMC ENTERTAINMENT HOLDINGS, INC.

SOLVENCY CERTIFICATE

[DATE]

This Solvency Certificate (this “Certificate”) is furnished to the Administrative Agent and the Lenders pursuant to Section [    ] of the Credit Agreement, dated as of [          ], among [                    ] (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, the [          ] of the Borrower (after giving effect to the Transactions), in that capacity only and not in my individual capacity (and without personal liability), DO HEREBY CERTIFY on behalf of the Borrower that, as of the date hereof, after giving effect to the consummation of the Transactions (including the execution and delivery of the Acquisition Documents and the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof):

1.                                      The fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis will exceed their consolidated debts and liabilities, contingent or otherwise.

2.                                      The present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, contingent or otherwise, as such debts and other liabilities become absolute and matured.

3.                                      The Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

4.                                      The Borrower and its Subsidiaries on a consolidated basis will not have incurred and do not intend to incur, or believe that they will incur, any debts and liabilities, contingent or otherwise, including current obligations, that they do not believe that they will be able to pay (based on their assets and cash flow) as such debts and liabilities become due (whether at maturity or otherwise).

5.                                      In reaching the conclusions set forth in this Certificate, the undersigned has (i) reviewed the Credit Agreement, (ii) reviewed the financial statements (including the pro forma financial statements) referred to in Section [    ] of the Credit Agreement (the “Financial Statements”) and (iii) made such other investigations and inquiries as the undersigned has deemed appropriate. The undersigned is familiar with the financial performance and business of the Borrower and its Subsidiaries.

IN WITNESS WHEREOF, I have executed this Certificate this as of the date first written above.

AMC Entertainment Holdings, Inc.

By:
Name:
Title: